   As filed with the Securities and Exchange Commission on September 19, 2003



                                                 SEC Registration No. 333-107178


================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           DELAWARE                     ADVANCED VIRAL RESEARCH CORP.                    59-2646820
(State or other jurisdiction of        (Name of issuer in its charter)                (I.R.S. Employer
incorporation or organization)                                                       Identification No.)


200 CORPORATE BOULEVARD SOUTH                            5129                                   ELI WILNER
  YONKERS, NEW YORK 10701                    (Primary Standard Industrial              200 CORPORATE BOULEVARD SOUTH
        (914) 376-7383                       CLASSIFICATION Code Number)                 YONKERS, NEW YORK 10701
 (Address and telephone number of                                                             (914) 376-7383
  Registrant's principal executive                                                    (Name, address, and telephone
          offices)                                                                     number of agent for service)


                                 WITH COPIES TO:
                             Clayton E. Parker, Esq.
                             Harris C. Siskind, Esq.
                           Kirkpatrick & Lockhart LLP
                        201 S. Biscayne Blvd., Suite 2000
                                 Miami, FL 33131
                          Telephone No. (305) 539-3305
                         Telecopier No.: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


                                                                                                  PROPOSED
                                                                                   PROPOSED       MAXIMUM
                                                                                   MAXIMUM        AGGREGATE        AMOUNT OF
         TITLE OF EACH CLASS OF                            AMOUNT TO BE         OFFERING PRICE    OFFERING        REGISTRATION
      SECURITIES TO BE REGISTERED                          REGISTERED (1)       PER SHARE (2)     PRICE (2)           FEE
      ---------------------------                          --------------       --------------    ---------       ------------
Common stock, par value $0.00001 per share              22,757,527  shares(3)      $0.075       $  1,706,815       $  138
Common stock, par value $0.00001 per share issued
under Equity Line of Credit                             95,712,595  shares         $0.075          7,178,445       $  581
Common stock, par value $0.00001 per share issued
upon conversion of convertible debentures              287,207,133  shares         $0.075         21,540,535       $1,743
Common stock, par value $0.00001 per share issued
upon exercise of stock options                          62,081,602  shares         $0.075          4,656,120       $  377
Common stock, par value $0.00001 per share issued
upon exercise of warrants                               29,758,375  shares         $0.075          2,231,878       $  181
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                  497,517,232  shares         $0.075        $37,313,792       $3,019(4)
==============================================================================================================================


---------------------


(1) This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization, exercise of anti-dilution rights or any similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of common stock.

(2) In accordance with Rule 457(c), the price represents the average of the high and low sale prices of the registrant's common stock on September 12, 2003, on the Over-the-Counter Bulletin Board.

(3) Includes 107,527 shares of common stock issued to Katalyst Securities LLC as placement agent.

(4)      A fee of $2,397 has already been paid.



The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, dated September 19, 2003.


                                   PROSPECTUS
                          ADVANCED VIRAL RESEARCH CORP.

                       497,517,232 SHARES OF COMMON STOCK



         This prospectus may be used only in connection with the resale of up to 497,517,232 shares of common stock of Advanced Viral Research Corp. by the selling stockholders listed on pages 18-19 of this prospectus.



         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over the Counter Bulletin Board. The prices will fluctuate based on the demand for the shares of common stock. Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On September 12, 2003, the high and low bid prices for the common stock on the Bulletin Board were $0.08 and $0.066 per share, respectively.


         The selling stockholders consist of:


      - Cornell Capital Partners, L.P., which intends to sell up to 378,892,473 shares of our common stock, of which (i) 95,712,595 shares are issuable pursuant to Equity Line of Credit Agreement between Advanced Viral and Cornell Capital,
                  (ii) 15,000,000 are issuable upon the exercise of certain warrants; and (iii) the remainder of which are issuable in connection with the conversion of certain convertible debentures.


      - Katalyst Securities LLC, which intends to sell up to 107,527 shares of common stock.


      - Certain investors in a private placement as more fully set forth on page 21, who intend to sell 56,435,630 shares of common stock, of which 14,758,375 shares are issuable upon the exercise of certain warrants and 19,027,255 shares are issuable upon the conversion of certain convertible debentures.



      - Certain officers and employees of Advanced Viral as more fully set forth on page 22, who intend to sell up to 62,081,602 shares of common stock issuable upon the exercise of certain stock options.



         Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital will pay Advanced Viral 100% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following an advance notice date. Of each advance notice, Cornell Capital will retain a fee in the amount of 5% as an underwriting discount. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price we set on the advance notice date, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to an advance date. In connection with a Securities Purchase Agreement entered into on April 28, 2003, Cornell Capital has purchased $1,500,000 of convertible debentures, shall purchase an additional $1,000,000 in convertible debentures, and has received warrants to Cornell Capital to purchase up to 15,000,000 shares of common stock exercisable for 5 years at an exercise price of $0.091. The warrants are not exercisable prior to October 28, 2003. In connection with a Securities Purchase Agreement entered July 18, 2003, Cornell Capital has purchased an additional $1,000,000 in secured convertible debentures from Advanced Viral.



         Advanced Viral engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. Katalyst Securities LLC was paid a fee of 107,527 shares of our common stock.


         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEGINNING ON PAGE 9, WE HAVE LISTED SEVERAL RISK FACTORS WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         With the exception of Cornell Capital, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission, or 36 months after the effective date if we file either an amendment hereto or a new registration statement has been declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   The date of this prospectus is _______, 2003.

                                TABLE OF CONTENTS


                                                                                                                       PAGE NO.
PROSPECTUS SUMMARY.............................................................................................           1
THE OFFERING...................................................................................................           3
SUMMARY FINANCIAL DATA.........................................................................................           4
SELECTED CONSOLIDATED FINANCIAL DATA...........................................................................           5
SUPPLEMENTARY FINANCIAL INFORMATION............................................................................           7
CAPITALIZATION.................................................................................................           8
RISK FACTORS...................................................................................................           9
FORWARD-LOOKING STATEMENTS.....................................................................................          15
USE OF PROCEEDS................................................................................................          16
DETERMINATION OF OFFERING PRICE................................................................................          16
DILUTION.......................................................................................................          17
SELLING STOCKHOLDERS...........................................................................................          18
PLAN OF DISTRIBUTION...........................................................................................          22
DESCRIPTION OF SECURITIES TO BE REGISTERED.....................................................................          23
INTERESTS OF NAMED EXPERT AND COUNSEL LEGAL MATTERS............................................................          26
DESCRIPTION OF BUSINESS........................................................................................          26
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS..................          38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDIDTION AND RESULTS OF OPERATIONS.........................          39
CHANGES OR DISAGREEMENTS WITH ACCOUNTANTS......................................................................          55
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.....................................................          55
MANAGEMENT.....................................................................................................          55
AUDIT COMMITTEE REPORT.........................................................................................          57
EXECUTIVE COMPENSATION.........................................................................................          59
COMPARATIVE STOCK PERFORMANCE..................................................................................          62
PRINCIPAL STOCKHOLDERS.........................................................................................          63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................................          64
DESCRIPTION OF SECURITIES......................................................................................          65
HOW TO GET MORE INFORMATION....................................................................................          66
FINANCIAL STATEMENTS...........................................................................................         F-1

                               PROSPECTUS SUMMARY

         Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose(R). The current formulation of Reticulose is currently known as "Product R." We believe Product R may be employed in the treatment of certain viral and autoimmune diseases such as:

         - Human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

         - Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer;

         - Cachexia (body wasting) in patients with solid cancers, leukemias and lymphomas; and

         -        Rheumatoid arthritis.

         Since 1962, when Reticulose(R) was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose(R) to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose(R), and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of Product R until a new drug application, or NDA, is approved by the FDA. FDA approval of an NDA first requires clinical testing of Product R in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial pre-approval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND.


            Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of June 30, 2003 we had incurred a cumulative net loss of $54,872,452. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R. All of our research and development efforts have been devoted to the development of Product R.


            Our operations over the last five years have been limited principally to research, testing and analysis of Product R in the United States, and since November 2002, primarily in Israel, either in vitro (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of Product R on human patients both inside and outside the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that Product R was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we do not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

         In November 2002 we began testing injectable Product R in the following clinical trials in Israel:

         - PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

         - PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         -        PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS.
                  Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using Product R for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain due to financing constraints.



         Because of our limited personnel, we believe it to be in our best interests to focus our clinical efforts on our one ongoing Phase I/II study in Israel of Product R for cachectic patients with AIDS. Out of 30 total patients required under the protocol for this study, 15 patients are enrolled, five of whom have completed the first dose of Product R required under the study. We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,400,000. The cost to complete the Phase I/II study in Israel of Product R for cachectic patients with AIDS with 30 patients is approximately $300,000.


         Our objective for the Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.


         In November 2002, we reduced our staff by from 43 to 10 employees. Of the 33 terminated employees, 28 were directly involved in our research and development efforts and 5 were performing administrative functions. We currently have 9 employees which we feel can sustain the reduced operations, none of whom are engaged on a full-time basis in research and development activities. Our only current research and development activity is our Phase I/II study in Israel for cachectic patients needing salvage therapy for AIDS.



         Whether we will be able to proceed with clinical trials in Israel for injectable Product R or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to materially limit our operations by, among other things, limiting our clinical trials for Product R. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable Product R in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.



         Conducting the clinical trials of Product R will require significant cash expenditures. Product R may never be approved for commercial distribution by any country . Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.



GOING CONCERN



         The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are currently seeking additional financing and do not have cash available to meet our anticipated expenditures. We anticipate that we can continue operations through September 30, 2003 with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold. However, there can be no assurance that these actions will result in sufficient funds to finance operations. If we do not raise sufficient cash from external sources to satisfy our on-going expenditures, we will be required to materially limit our operations. Failure to raise additional capital and materially limit our operations could have a material adverse effect on our operations. This raises substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                    ABOUT US

         Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this report.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or who are beneficially deemed to be, our stockholders. The selling stockholders consist of:

         - Cornell Capital, who intends to sell up to 378,892,473 shares of common stock.


         - Other selling stockholders, who intend to sell up to 118,517,232 shares of common stock.


         - Katalyst Securities, LLC, who intends to sell up to 107,527 shares of common stock.


         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $50 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 100% of the lowest closing bid price of our common stock on the Over the Counter Bulletin Board for the five trading days immediately following the notice date. The amount of each advance is subject to a maximum of $500,000 per advance, with a minimum of seven trading days between advances. In addition, Cornell Capital shall retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. For each day during the five days after the notice date that the closing bid price for our common stock is below a minimum acceptable price, the amount of the advance shall decrease by twenty percent (20%) of the amount requested. Cornell Capital intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the resale of shares of our common stock to be issued under the Equity Line of Credit, the shares which may be issued upon conversion of up to $3,500,000 of convertible debentures issued or to be issued pursuant to a securities purchase agreements and shares of common stock underlying warrants issued to Cornell Capital to purchase 15,000,000 shares of our common stock.



         We have not registered the resale of a sufficient number of shares of common stock in this offering to fully draw down the $50 million available under the Equity Line of Credit. At an assumed offering price of $0.08 per share, we would only be able to draw a total gross amount of $7,657,008 under the Equity Line of Credit using all of the 95,712,595 shares being registered in this offering. Based on an assumed offering price of $0.08 per share, we would need to issue 625,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. If the price of our common stock decreased to $0.04 per shares, we would need 1,250,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. Based on the 483,484,636 shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of either $0.08 or $0.04 per share. To increase the number of authorized shares of our common stock, we would need to obtain shareholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit. Additionally, we would need to file another registration statement to cover any shares under the Equity Line of Credit other than the 95,712,595 being registered in this registration statement.


         We have engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. Katalyst Securities LLC was paid a fee of 107,527 shares of our common stock, which were valued at $10,000.


COMMON STOCK OFFERED                                    497,517,232 shares

OFFERING PRICE                                          Market Price

COMMON STOCK OUTSTANDING PRIOR TO THIS OFFERING(1)      487,147,136 shares

USE OF PROCEEDS                                         The shares of common
                                                        stock offered pursuant
                                                        to this prospectus are
                                                        offered by the Selling
                                                        Stockholders listed on
                                                        page 21. Other than
                                                        proceeds received from
                                                        the sale of common stock
                                                        to Cornell Capital under
                                                        the Equity Line of
                                                        Credit, which will be
                                                        used for general working
                                                        capital, we will not
                                                        receive any proceeds
                                                        from the sale of common
                                                        stock by the selling
                                                        stockholders. We will
                                                        receive the cash
                                                        proceeds, if any, from
                                                        the exercise of warrants
                                                        and options held by the
                                                        selling stockholders.
                                                        See "Use of Proceeds."


RISK FACTORS                                            an investment in our
                                                        common stock is highly
                                                        speculative and involves
                                                        a high degree of risk
                                                        and immediate
                                                        substantial dilution.
                                                        You should read the
                                                        "Risk Factors" and
                                                        "Dilution" sections.

OTC BULLETIN BOARD SYMBOL                               ADVR.OB

---------------


(1) This represents the number of shares of common stock outstanding on September 16, 2003, but excludes: (i) outstanding stock options to purchase an aggregate of approximately 87.7 million shares of common stock at an exercise prices ranging from $0.052 to $0.36, of which approximately 81.7 million are currently exercisable; (ii) outstanding warrants to purchase an aggregate of approximately 58.9 million shares of common stock at prices ranging from $0.091 to $1.00, all of which warrants are currently exercisable; (iii) approximately 40.3 million shares of common stock underlying certain outstanding convertible debentures; and (iv) up to 95,712,595 shares of common stock to be issued under the Equity Line of Credit. Some of these equity equivalents include shares of common stock being registered in this offering.



                             SUMMARY FINANCIAL DATA


         The following selected historical financial data as of and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 has been derived from our audited financial statements. The financial data as of and for the six months ended June 30, months ended June 30, 2003 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.


SUMMARY STATEMENT OF OPERATIONS DATA


                                  SIX MONTHS
                                     ENDED                                    YEAR ENDED DECEMBER 31,
                                 -------------    ---------------------------------------------------------------------------------
                                 JUNE 30, 2003         2002             2001            2000             1999               1998
Net revenues                     $           0    $           0    $      17,601   $       8,363    $      10,953     $         656
Net loss                            (3,734,647)     (10,342,335)     (11,715,568)     (9,354,664)      (6,174,262)       (4,557,710)
Net loss per common share                (0.01)           (0.02)           (0.03)          (0.03)           (0.02)            (0.02)
Weighted average # of shares       477,552,231      439,009,322      389,435,324     362,549,690      302,361,109       294,809,073


SUMMARY BALANCE SHEET DATA


                                           AS OF                              AS OF DECEMBER 31,
                                       -------------   --------------------------------------------------------------------
                                       JUNE 30, 2003       2002          2001          2000          1999          1998
Total assets                            $  3,313,277   $  4,946,029  $  5,448,791  $  8,808,714  $  2,861,574  $  3,304,953
Total current liabilities                  1,220,216        684,591     1,932,149       983,168       798,282       317,359
Long-term liabilities                      2,038,248      1,668,944        74,568       163,013     4,676,652     1,625,299
Capital lease obligations - long-term
  portion                                         --          5,834        42,370       106,567       152,059       167,380
Notes payable-long-term portion                   --          4,879        32,198        56,446        77,964            --
Stockholders' (deficit) equity               (70,187)     1,708,594     3,442,074     7,662,533    (2,613,360)      762,295
Shares outstanding at period end         483,484,636    455,523,990   403,296,863   380,214,618   303,472,035   296,422,907
Cash dividends                                    --             --            --            --            --            --

                      SELECTED CONSOLIDATED FINANCIAL DATA

SELECTED CONSOLIDATED FINANCIAL DATA


         The following selected historical financial data as of and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 have been derived from our audited financial statements. The financial data as of and for the six months ended June 30, 2003 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.


                      SELECTED STATEMENT OF OPERATIONS DATA



                                          SIX MONTHS
                                            ENDED                                 YEAR ENDED DECEMBER 31,
                                           JUNE 30,       --------------------------------------------------------------------------
                                             2003            2002           2001            2000           1999           1998
                                         -------------------------------------------------------------------------------------------
Revenues                                 $          0    $          0   $     17,601    $      8,363   $      10,953   $        656
  Costs and Expenses:
  Research and development                    847,010       4,439,592      5,150,869       3,192,551       1,948,937      1,659,456
  General and administrative                1,668,216       2,654,296      4,063,022       2,413,601       1,831,061      1,420,427
  Compensation and other expense for
    options and warrants                        4,250         755,397        691,404       1,901,927         210,144            ---
  Depreciation                                475,024         977,746        511,216         346,227         230,785        110,120
                                         ------------------------------------------------------------------------------------------
                                            2,994,500       8,827,031     10,416,511       7,854,306       4,220,927      3,190,003
                                         ------------------------------------------------------------------------------------------

Loss from Operations                       (2,994,500)     (8,827,031)   (10,398,910)     (7,845,943)     (4,209,974)    (3,189,347)
                                         ------------------------------------------------------------------------------------------
Other Income (Expense):

  Interest income                               7,850          27,659        113,812         161,832          42,744        102,043
  Other income                                    ---             ---            ---             ---             ---            293
  Interest expense                           (731,646)     (1,341,809)      (868,856)     (1,446,692)     (2,007,032)    (1,470,699)
  Severance expense - former directors            ---             ---       (302,500)            ---             ---            ---
                                         ------------------------------------------------------------------------------------------
                                             (723,796)     (1,314,150)    (1,057,544)     (1,284,860)    (1, 964,288)    (1,368,363)
                                         ------------------------------------------------------------------------------------------

Loss from continuing operations            (3,718,296)    (10,141,181)   (11,456,454)     (9,130,803)     (6,174,262)    (4,557,710)
Loss from discontinued operations             (16,351)       (201,154)      (259,114)       (223,861)            n/a            n/a
                                         ------------------------------------------------------------------------------------------

Net Loss                                 $ (3,734,647)   $(10,342,335)  $(11,715,568)   $ (9,354,664)  $  (6,174,262)  $ (4,557,710)
                                         ==========================================================================================

Net Loss Per Share of Common
  Stock - Basic and Diluted
    Continuing operations                $      (0.01)   $      (0.02)  $      (0.03)   $      (0.03)  $       (0.02)  $      (0.02)
                                         ==========================================================================================
    Discontinued operations              $      (0.00)   $      (0.00)  $      (0.00)   $      (0.00)            n/a            n/a
                                         ==========================================================================================


---------------
See notes to consolidated financial statements.

                           SELECTED BALANCE SHEET DATA


                                                    AS OF                                AS OF DECEMBER 31,
                                                   JUNE 30    ---------------------------------------------------------------------
                                                     2003          2002         2001           2000          1999          1998
                                                ------------  ------------  ------------  ------------  -------------  ------------
ASSETS
Current Assets:
  Cash and cash equivalents                     $    115,045  $  1,475,755  $  1,499,809  $  5,962,633  $     836,876  $    924,420
  Investments                                         98,742            --            --            --             --       821,047
  Assets held for sale                               157,406       172,601       188,999            --             --            --
  Inventory                                               --            --            --        19,729         19,729        19,729
  Other current assets                                14,106       121,895        63,162        34,804         59,734        29,818
                                                ------------  ------------  ------------  ------------  -------------  ------------
    Total current assets                             385,299     1,770,251     1,751,970     6,017,166        916,339     1,795,014
                                                ------------  ------------  ------------  ------------  -------------  ------------

Property and Equipment, Net                        1,769,254     2,244,118     2,818,045     1,944,199      1,375,923     1,049,593
Other Assets                                       1,158,724       931,660       878,776       847,349        569,312       460,346
                                                ------------  ------------  ------------  ------------  -------------  ------------
  Total assets                                  $  3,313,277  $  4,946,029  $  5,448,791  $  8,808,714  $   2,861,574  $  3,304,953
                                                ============  ============  ============  ============  =============  ============

LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIENCY)
  Current Liabilities:
  Litigation settlement                                   --            --            --            --             --            --
  Accounts payable and accrued liabilities      $  1,160,819  $    554,707  $  1,843,706  $    902,961  $     728,872  $    279,024
  Current portion of capital lease obligation         42,738       104,719        64,197        58,690         50,315  $     38,335
  Current portion of note payable                     16,659        25,165        24,246        21,517         19,095            --
                                                ------------  ------------  ------------  ------------  -------------  ------------
    Total current liabilities                      1,220,216       684,591     1,932,149       983,168        798,282       317,359
                                                ------------  ------------  ------------  ------------  -------------  ------------

Long-Term Debt:
  Convertible debentures, net                      2,038,248     1,658,231            --            --      4,446,629     1,457,919
  Capital lease obligation - long term
    portion                                               --         5,834        42,370       106,567        152,059       167,380
  Note payable - long term portion                        --         4,879        32,198        56,446         77,964            --
                                                ------------  ------------  ------------  ------------  -------------  ------------
    Total long-term debt                           2,038,248     1,668,944        74,568       163,013      4,676,652     1,625,299
                                                ------------  ------------  ------------  ------------  -------------  ------------
  Deposit on Securities Purchase Agreement                --            --            --            --             --       600,000
  Common Stock Subscribed but not Issued             125,000       883,900            --            --             --            --
Stockholders' Equity (Deficiency):
  Common stock: 1,000,000,000 shares of $.00001
    par value authorized, 483,484,363 and
    455,523,990 shares issued and
    outstanding                                        4,834         4,555         4,033         3,802          3,034         2,964
  Additional paid-in capital                      58,589,787    57,530,605    47,666,141    39,969,373     17,537,333    14,325,076
  Deficit accumulated during development
    stage                                        (54,872,452)  (51,137,805)  (40,795,470)  (29,079,902)   (19,725,238)  (13,550,976)
  Deferred compensation cost                              --            --            --            --             --       (14,769)
  Discount on warrants                            (3,792,356)   (4,688,761)   (3,432,630)   (3,230,740)      (428,489)           --
                                                ------------  ------------  ------------  ------------  -------------  ------------
    Total stockholders' equity (deficiency)          (70,187)    1,708,594     3,442,074     7,662,533     (2,613,360)      762,295
                                                ------------  ------------  ------------  ------------  -------------  ------------
    Total liabilities and stockholders'
      equity (deficiency)                       $  3,313,277  $  4,946,029  $  5,448,791  $  8,808,714  $   2,861,574  $  3,304,953
                                                ============  ============  ============  ============  =============  ============

    Shares outstanding at period end             483,484,636   455,523,990   403,296,863   380,214,618    303,472,035   296,422,907
                                                ============  ============  ============  ============  =============  ============


----------------

See notes to consolidated financial statements.

                       SUPPLEMENTARY FINANCIAL INFORMATION


         The following supplementary financial information has been derived from our unaudited financial statements for quarterly periods beginning with the three month period ended March 31, 2001 through the three month period ended June 30, 2003.



QUARTERLY INFORMATION FOR FISCAL YEARS 2002 AND 2001 AND FOR THE FIRST AND SECOND QUARTER OF 2003



QUARTERLY INFORMATION       Q2               Q1              Q4                Q3               Q2              Q1
  FOR 2002 AND 2001        2003             2003            2002              2002             2002            2002
-----------------------------------------------------------------------------------------------------------------------
Net Sales              $         0      $         0      $         0      $         0      $         0      $         0
Costs and Expenses       1,435,648        1,558,852        1,891,395        1,971,298        2,383,997        2,580,341
Income (Loss)           (1,985,193)      (1,749,454)      (2,375,110)      (2,397,744)      (2,695,973)      (2,873,508)
Income Per Share             (0.00)           (0.00)           (0.00)           (0.01)           (0.01)           (0.01)

QUARTERLY INFORMATION          Q4               Q3                Q2              Q1
  FOR 2002 AND 2001           2001             2001              2001            2001
----------------------------------------------------------------------------------------
Net Sales                 $     3,664      $     2,454      $     9,118      $     2,365
Costs and Expenses          3,575,691        2,530,095        1,963,897        2,606,187
Income (Loss)              (3,964,015)      (2,810,856)      (2,198,950)      (2,741,747)
Income Per Share                (0.01)           (0.01)           (0.01)           (0.01)

                                 CAPITALIZATION


         The following table sets forth as of June 30, 2003, Advanced Viral's actual capitalization and pro forma capitalization as of September 15, 2003 after giving effect to the issuance of (i) 95,712,595 shares of common stock under the Equity Line of Credit; (ii) the issuance of 62,081,602 shares of common stock upon the exercise of certain stock options; (iii) the issuance of 29,758,375 shares of common stock upon the exercise of certain warrants; and
(iv) the issuance of up to 40,250,000 shares of common stock upon the conversion of outstanding convertible debentures. This information assumes a purchase price under the Equity Line of Credit of $0.08 per share resulting in gross proceeds of $7,657,008, less estimated offering expenses of $85,000 and a retention of $382,850, for net proceeds of $7,189,157. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.



                                                                                                     JUNE 30, 2003
                                                                                         -----------------------------------
                                                                                           ACTUAL                  PROFORMA
                                                                                           ------                  --------
Long-term debt, net of current portion                                                   $  2,038,248             $  2,038,248
                                                                                         ------------             ------------
Stockholders' equity:

   Common stock, $0.00001 par value, 1,000,000,000 authorized, 483,484,636 shares issued and outstanding as of June 30, 2003, 487,147,136 shares issued and outstanding as of September 16, 2003; 714,949,708 shares
     outstanding Pro Forma as Adjusted                                                   $      4,834             $      7,149
Additional paid-in capital:                                                              $ 58,589,787             $ 75,076,758

Discount on Warrants                                                                     $ (3,792,356)            $ (3,792,356)

Accumulated deficit                                                                      $(54,872,452)            $(54,872,452)
                                                                                         ------------             ------------
Total stockholders' (deficit) equity                                                     $    (70,187)            $ 16,419,099
                                                                                         ------------             ------------



------------

* Does not include: (i) outstanding stock options to purchase an aggregate of approximately 25.6 million shares of common stock at exercise prices ranging from $0.052 to $0.36; and (ii) outstanding warrants to purchase an aggregate of approximately 29.1 million shares of common stock at prices ranging from $0.091 to $1.00.

                                  RISK FACTORS

         We are subject to various risks which may materially harm our business, financial condition and results of operations. Before purchasing our shares of common stock, you should carefully consider the risks described below in addition to the other information in this prospectus. If any of these risks or uncertainties actually occur, our business, prospects, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                        RISKS SPECIFIC TO ADVANCED VIRAL


1. WE HAVE INCURRED LOSSES SINCE OUR INCEPTION, HAVE NO PRODUCT REVENUE, AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FUTURE



         We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred a net loss of $3,734,647 for the six months ended June 30, 2003, $10,342,335 for the year ended December 31, 2002, $11,715,568 for the year ended December 31, 2001 and $9,354,664 for the year ended December 31, 2000. Our accumulated deficits were $54,872,452 as of June 30, 2003, $51,137,805 as of December 31, 2002 and
$40,795,470 as of December 31, 2001. We had stockholders' equity (deficit) of $(70,187), $1,708,594 and $3,442,074 at June 30, 2003, December 31, 2002 and
December 31, 2001, respectively. The only product revenues we have ever had are insignificant amounts related to our distribution of Product R for testing purposes. We do not currently have any source of product revenue. At this time, there is substantial risk that we will never generate operating revenues from the sale of Product R. To succeed, Product R must be approved for sale in the United States or another industrially developed country. To the extent we have available financing, we intend to expend substantial resources to continue clinical trials in Israel for injectable Product R. These research and development expenses must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.



2. OUR INDEPENDENT ACCOUNTANTS HAVE ADDED GOING CONCERN LANGUAGE TO THEIR REPORT ON OUR FINANCIAL STATEMENTS WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS



         The report of our independent auditors, with respect to our financial statements and the related notes for the year ended December 31, 2002, indicate that, at the date of their report, we had suffered recurring losses from operations and our current cash position raised substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The notes to our financial statements state that our cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials of Product R required by the FDA, and, unless and until Product R is approved for sale in the United States or another industrially developed country, we may be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements.



Our current cash position is as follows:
      Current Assets as of June 30, 2003:                               $385,299
      Cash at June 30, 2003:                                            $115,045

      Our past, current and projected cash expenditures are as follows:

      12 months ended December 31, 2002:                                $9,342,616
      3 months ended June 30, 2003:                                     $2,428,388
      3 months ended September 30, 2003:                                $1,600,000 (estimated)
      3 months ended December 31, 2003:                                 $1,100,000 (estimated)
      3 months ended March 31, 2004:                                    $1,100,000 (estimated)
      3 months ended June 30, 2004:                                     $1,100,000 (estimated)






         During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for Product R. We currently do not have cash availability to meet our anticipated expenditures other than the convertible debentures and the Equity Line of Credit. We have not secured any other financing as of the date of this filing to fund operations. Our cash balance as of June 30, 2003, is $115,045. Based on current cash balances and operating budgets, we believe we only have enough operating capital to last through September 2003.

Since inception we have relied on external financing to fund the costs of maintaining a public listing and other aspects of our operations. Such financing has historically come from a combination of borrowings and the sale of common stock to third parties. We currently do not have the funds needed to begin or continue the planned Phase 2 clinical trials for our current IND for the topical therapy of genital warts in the United States. There can be no assurances that we will continue or complete such clinical trials or maintain operations at current levels, and we may be required to curtail certain of our operations, including the testing and clinical trials of Product R. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital from either the equity market or from debt sources to fund our current and anticipated future research costs.


         If capital raised from financing efforts and our financial resources are insufficient we may require additional financing in order to execute on our operating plan and continue as a going concern. In the event that any future financing should take the form of a sale of equity securities, the holders of the common stock may experience additional dilution. However, we may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans to repay our debt obligations as they become due or respond to competitive pressures, any of which circumstances could force us to reduce or cease operations or to seek protection from our creditors under the United States Bankruptcy Code or analogous state statutes.


3. OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS


         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      -           With a price of less than $5.00 per share;

      -           That are not traded on a "recognized" national exchange;

      - Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.


4. OUR COMMON STOCK TRADES SPORADICALLY; THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE


         Our common stock currently trades sporadically on the OTC Bulletin Board. The market for our common stock may continue to be an inactive market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock at a price that is attractive to you.

         From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.


5.       WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL


         Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other pharmaceutical companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Our failure to attract and retain qualified personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations will be materially adversely affected.








6. WE WILL NOT PAY CASH DIVIDENDS AND INVESTORS MAY HAVE TO SELL THEIR SHARES IN ORDER TO REALIZE THEIR INVESTMENT


         We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. As a result, investors may have to sell their shares of common stock to realize their investment.

                         RISKS RELATING TO OUR INDUSTRY

7. IF WE DO NOT RAISE ADDITIONAL FUNDS, WE WILL NOT BE ABLE TO COMPLETE THE NECESSARY CLINICAL TRIALS TO COMPLETE DEVELOPMENT OF PRODUCT R AND WILL NOT BE ABLE TO SELL IT ANYWHERE



         Product R is the only product we are developing, we will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, or NDA. We must conduct clinical trials of Product R in humans before we submit an NDA. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that Product R was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we do not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.



         Because of our limited resources we currently believe it to be in our best interests to focus our clinical efforts on the Phase I/Phase II Study in cachectic patients needing salvage therapy for AIDS. In August 2003, we decided to defer the continuation of, and re-examine the procedures, protocol and objectives of, the two Phase I studies in cachectic patients with solid tumors, leukemia and lymphoma. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.



         Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we may never be able to sell Product R commercially. In addition, whether we will be able to proceed with clinical trials in Israel for injectable Product R or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to materially limit our operations by, among other things, limiting our clinical trials for Product R. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable Product R in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.












8. WE DO NOT HAVE A "FREE SALE" CERTIFICATE LIMITING OUR ABILITY TO REGISTER PRODUCT R IN OTHER COUNTRIES


         We haven't been able to sell Product R outside the United States because we don't have a free sales certificate for Product R. A free sales certificate is a document issued by the country in which a pharmaceutical product is manufactured, certifying that the country permits the "free sale" of the product in that country. The Bahamas, where one of our manufacturing facilities is located, has no procedure in place to issue a free sales certificate for any therapeutic drug, including Product R. Most countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured before allowing the registration of the product in that country. Because we are unable to obtain a certificate from the Bahamas, we are not able to meet registration requirements in the countries that require the certificate, and will be unable to sell Product R in those countries. Product R, produced at our Yonkers, New York facility has not been approved for sale in the U.S. by the FDA.

9. WE DEPEND ON PATENTS AND PROPRIETARY RIGHTS, WHICH MAY OFFER ONLY LIMITED PROTECTION AGAINST POTENTIAL INFRINGEMENT; IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY RIGHTS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE HARMED


         Patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial costs and diversion of our efforts.

         We have ten issued U.S. patents, some covering the composition of Product R and others covering various uses of the Product R. We have eight pending U.S. patent applications and seventeen pending foreign patent applications. In addition, we have two issued Australian patents covering a use of Product R and one patent granted in China. During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, we were assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose(R) technology.

         As patent applications in the United States are maintained in secrecy until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

         In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.


10. CLAIMS BY OTHER COMPANIES THAT WE INFRINGE THEIR PROPRIETARY TECHNOLOGY MAY RESULT IN LIABILITY FOR DAMAGES OR STOP OUR DEVELOPMENT AND
COMMERCIALIZATION EFFORTS.


         The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with Product R. Therefore, Product R and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties.

         We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

                         RISKS SPECIFIC TO THIS OFFERING

11. THE EXERCISE OF OUR OUTSTANDING CONVERTIBLE SECURITIES OR DRAW DOWNS UNDER OUR EQUITY LINE OF CREDIT COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.



         On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay Advanced Viral 100% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital is entitled to a retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. We are registering 95,712,595 shares in this offering that may be issued under the Equity Line of Credit. No shares of common stock have been issued under the Equity Line of Credit to date.



         The sale of shares pursuant to the Equity Line of Credit and the issuance of shares of common stock pursuant to the exercise or conversion of outstanding warrants, stock options and convertible debentures will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the convertible debentures and under the Equity Line of Credit to draw down the full amount available. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that, in addition to the 487,147,136 shares of our common stock currently outstanding, we will issue 95,712,595 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.08 (a recent closing bid price), then new shareholders would experience dilution of $0.0690 per share. Dilution per share at prices of $0.06, $0.04 and $0.02 per share would be $0.0523, $0.0356 and $0.0189, respectively. Additionally, Cornell Capital has the right to convert the convertible debentures at a discount of 20% to the lowest closing bid price for the four trading prior to a conversion, or $0.08, whichever is lower. This could also cause dilution for our existing shareholders.








12. YOU MAY SUFFER SIGNIFICANT ADDITIONAL DILUTION IF OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED



         As of the date of this prospectus, we had outstanding stock options to purchase approximately 87.7 million shares of common stock, warrants to purchase approximately 58.9 million shares of common stock, and approximately 40.3 million shares of common stock underlying certain outstanding convertible debentures. Some of these equity equivalents include shares of common stock being registered in this offering. To the extent such options, warrants or debentures are exercised or converted, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.



13. THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING


         The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.


14. THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE



         The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 497,517,232 shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.



15.      FUTURE SALES OF COMMON STOCK BY OUR STOCKHOLDERS COULD ADVERSELY AFFECT
OUR

STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS



         The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market as a result of this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of the date of this prospectus, we have 487,147,136 shares of common stock outstanding. Up to 95,712,595 of the shares being registered in this offering underlie our Equity Line of Credit Agreement with Cornell Capital. Under the terms of the agreement, at our discretion, Cornell Capital is obligated to buy up to $500,000 worth of our common stock every seven days at a price equal to 100% of the lowest closing bid price during the five-day period subsequent to delivery by us of an advance notice. Assuming such lowest closing bid price is $.08 on the day this registration statement becomes effective, and that we deliver an advance notice of purchase of $500,000 worth of our common stock, we would issue 6,250,000 shares of our common stock. Remaining shares would become outstanding as we continue to sell them under the Equity Line of Credit, with the number of shares dependent on the market price of our common stock at the time of the put. The number of shares to be issued upon each put is dependent on the stock price and cannot be determined exactly at this time.



         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 487,147,136 shares of common stock outstanding as of the date of this prospectus, approximately 370 million shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 113 million shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.









16.      POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES



         There is a possibility that Advanced Viral may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Equity Line of Credit and a proposal may be required to be placed before the shareholders to facilitate an increase in the number of authorized shares within the next several years. Based on an assumed offering price of $0.08 per share, we would need to issue 625,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. If the price of our common stock decreased to $0.04 per shares, we would need 1,250,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. Based on the 483,484,636 shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of either $0.08 or $0.04 per share. To increase the number of authorized shares of our common stock, we would need to obtain shareholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit. Additionally, we would need to file another registration statement to cover any shares under the Equity Line of Credit other than the 95,712,595 being registered in this registration statement.






17. THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE


         In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Advanced Viral has not performed in such a manner to show that the equity funds raised will be used to grow Advanced Viral. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Line of Credit, Advanced Viral may request numerous draw downs. Even if Advanced Viral uses the equity line to increase its business or invest in assets which are materially beneficial to Advanced Viral the opportunity exists for short sellers and others to contribute to the future decline of Advanced Viral's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Advanced Viral.


18. WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Line of Credit and the convertible debentures. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $500,000 during any seven trading day period. In addition, based on an assumed offering price of $0.08, we will only be able to draw a total net amount of $7,189,157 under the Equity Line of Credit. This net amount will utilize all of the 95,712,595 shares of our common stock registered for the Equity Line of Credit under this Registration Statement.



19. WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE EQUITY LINE OF CREDIT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK



         In the event Cornell Capital holds more than 9.9% of our then-outstanding common stock, we will be unable to draw down on the Equity Line of Credit. Currently, Cornell Capital has beneficial ownership of 3.11% of our common stock and therefore we would be able to draw down on the Equity Line of Credit so long as Cornell Capital's beneficial ownership remains below 10%. If Cornell Capital's beneficial ownership increases above 10%, we would be unable to draw down on the Equity Line of Credit. Because Cornell Capital is not limited by a percentage ownership limitation with respect to converting the convertible debentures, a possibility exists that Cornell Capital Partners may own more than 9.9% of Advanced Viral's outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit. In that event, if we are unable to obtain additional external funding or have not generated revenue, we could be forced to curtail or cease our operations.


                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS


         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds from the sale of additional convertible debentures to Cornell Capital and the sale of shares of common stock to Cornell Capital under the Equity Line of Credit. The purchase price for the additional debentures is $1,000,000 less a ten percent discount. The purchase price of the shares purchased by Cornell Capital under the Equity Line of Credit will be equal to 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the 5 trading days immediately following the notice date.


         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received from both additional convertible debentures and under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and 5% retainage of the gross proceeds raised under the Equity Line of Credit and a 10% discount to the gross proceeds under the convertible debentures.

GROSS PROCEEDS(1)                    $ 3,500,000                 $ 10,500,000

NET PROCEEDS                         $ 3,115,000                 $  9,765,000

USE OF PROCEEDS:
Accounts payable                         953,000                      953,000
General Working Capital                2,162,000                    8,832,000
                                     -----------                 ------------
TOTAL                                $ 3,115,000                 $  9,765,000
                                     ===========                 ============

(1) Includes $2,500,000 from the sale of additional convertible debentures to Cornell Capital. At an assumed price of $0.08, Advanced Viral would receive gross proceeds of $7,657,008 under the Equity Line of Credit if all of the 95,712,595 shares being registered in this offering were issued by Advanced Viral.

         Any proceeds received upon exercise of outstanding options and warrants will be used for general working capital purposes.

                         DETERMINATION OF OFFERING PRICE

         As this registration statement relates to shares of common stock that may be sold from time to time by certain shareholders, and not by Advanced Viral, we cannot determine the actual price at which shares of our common stock will be sold pursuant to this registration statement. As discussed more fully in the "Description of Securities to be Registered" section, Cornell Capital will obtain shares of our common stock under: (1) the convertible debentures, at a conversion price equal to the lower of $0.08 or 80% of the lowest bid price during the four trading days immediately preceding a conversion date; (2) under the Equity Line of Credit, at a price equal to 100% of the lowest closing bid price during the five consecutive trading days immediately following an advanced notice date; and (3) under the warrants at a price of $0.091. While not determined by Advanced Viral, Advanced Viral believes that Cornell Capital, and the other selling stockholders, will sell shares of our common stock at the prevailing market price at the time of sale and that the market price will fluctuate during the time period in which the selling stockholders sell their shares of our common stock.

                                    DILUTION


         The net tangible book value of our company as of June 30, 2003 was $(1,103,911) or $(0.0024) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Advanced Viral (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Advanced Viral, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.08 per share.



         If we assume that Advanced Viral had issued 95,712,595 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.08 per share (i.e., the maximum number of shares registered in this offering under the Equity Line of Credit), less retention fees of $382,850 and offering expenses of $85,000, our net tangible book value as of June 30, 2003 would have been $6,085,246 or $0.0110 per share. Note that at an offering price of $0.08 per share, Advanced Viral would receive gross proceeds of $7,657,008 or $42,342,992 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0135 per share and an immediate dilution to new stockholders of $0.0690 per share. The following table illustrates the per share dilution:



Assumed public offering price per share                                  $0.0800
Net tangible book value per share before this offering     $(0.0024)
Increase attributable to new investors                     $ 0.0135
Net tangible book value per share after this offering                    $0.0110
                                                                         -------
Dilution per share to new stockholders                                   $0.0690
                                                                         =======


         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


                                                DILUTION PER
    ASSUMED              NO. OF SHARES          SHARE TO NEW
OFFERING PRICE          TO BE ISSUED (1)         INVESTORS
--------------          ---------------         ------------
     $0.08                 95,712,595              $0.0690
     $0.06                 95,712,595              $0.0523
     $0.04                 95,712,595              $0.0356
     $0.02                 95,712,595              $0.0189


---------------------


(1) This represents the maximum number of shares of common stock that are currently being registered under the Equity Line of Credit in this offering.

                              SELLING STOCKHOLDERS


         The following table presents information regarding the beneficial ownership of the common stock as of the date hereof by each of the selling stockholders. The selling stockholders are categorized in groups based on their relationship to Advanced Viral. A description of each selling stockholder's relationship to Advanced Viral and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table. Unless otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to the shares of common stock beneficially owned, except to the extent authority is shared by spouses under applicable law. The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.



                                                                            PERCENTAGE
                                          PERCENTAGE                            OF
                                              OF                            OUTSTANDING                       PERCENTAGE
                                          OUTSTANDING     SHARES TO BE      SHARES TO BE                       OF SHARES
                           SHARES           SHARES          ACQUIRED         ACQUIRED                         BENEFICIALLY
                        BENEFICIALLY     BENEFICIALLY       UNDER THE        UNDER THE       SHARES TO BE        OWNED
                        OWNED BEFORE     OWNED BEFORE      EQUITY LINE      EQUITY LINE      SOLD IN THE         AFTER
SELLING STOCKHOLDER       OFFERING       OFFERING (1)       OF CREDIT        OF CREDIT         OFFERING       OFFERING(1)
-------------------     ------------     ------------     ------------      -----------      ------------     -----------
                              SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CORNELL CAPITAL
Cornell Capital
  Partners, L.P.          39,062,500(2)          7.42%       95,712,595           16.42%      378,892,473(3)           0%
Katalyst Securities
  LLC.*                      107,527                 *               --               --            107,527            0%
                          ----------             ----        ----------           ------      -------------        -----

TOTAL                     39,170,027             7.44%       95,712,595            16.42%        379,000000            0%
                          ==========             ====        ==========           ------      -------------        -----



* Katalyst Securities LLC is an unaffiliated registered broker-dealer. To our knowledge, no other selling stockholder is a broker-dealer or an affiliate of a broker-dealer.



                    SHARES ACQUIRED IN FINANCING TRANSACTIONS
        THROUGH PRIVATE PLACEMENTS OR PURSUANT TO THE EXERCISE OF OPTIONS




                                                     PERCENTAGE OF
                                                      OUTSTANDING                                              PERCENTAGE OF
                                                         SHARES                                    SHARES         SHARES
                                                      BENEFICIALLY                              BENEFICIALLY    BENEFICIALLY
                               BENEFICIAL SHARES      OWNED BEFORE     SHARES TO BE SOLD IN      OWNED AFTER    OWNED AFTER
     INVESTOR NAMES          OWNED BEFORE OFFERING    OFFERING(1)          THE OFFERING           OFFERING      OFFERING(1)
-------------------------    ---------------------   -------------     --------------------     -------------  -------------
AVIX, Inc.                            468,750              *                 468,750    (4)                 -        *
Elliot Bauer                        2,800,000              *               2,320,000    (4)           480,000        *
Michael Berman                      2,160,773              *               1,000,000    (4)         1,160,773        *
Phillip Brennan                       500,000              *                 500,000    (4)                 -        *
Gene Cartwright                     1,200,000              *               1,200,000    (4)                 -        *
Henry E. Cartwright                   800,000              *                 800,000    (4)                 -        *
Dorothy Christofides                  880,000              *                 640,000    (4)           240,000        *
Frederick Cohen                       160,000              *                 160,000    (4)                 -        *
Leonard Cohen                       3,480,000              *               1,120,000    (4)         2,360,000        *
Todd Cohen                          1,025,000              *                 800,000    (4)           225,000        *
CSP, Inc.                             500,000              *                 500,000    (4)                 -        *
Gerald Director                       480,000              *                 160,000    (4)           320,000        *
Charles Ernst                         500,000              *                 500,000    (4)                 -        *
Eric Goldstein                        250,000              *                 250,000    (4)                 -        *
Edward Gorkes                       5,300,000            1.1%              5,000,000    (4)           300,000        *
Alan Halpert                          320,000              *                 320,000    (4)                 -        *
Harbor View Group                  11,251,855            2.3%              1,184,000    (4)        10,067,855      2.0%
Barry L. Johnston TR                  630,000              *                 480,000    (4)           150,000        *
Ira Kent                              160,000              *                 160,000    (4)                 -        *
Benjamin H. Kirsch                  3,360,000              *               3,000,000    (4)           360,000        *
Russell Kuhn                        5,525,226            1.1%              3,500,000    (4)         2,025,226        *
Keith Leonard                       1,000,000              *               1,000,000    (4)                 -        *
Frederick Lutz                      1,876,363              *                 500,000    (4)         1,376,363        *
Lawrence Pomerantz                  2,650,000              *               2,600,000    (4)            50,000        *

David Provence                        500,000         *              500,000       (4)                 -        *
Michael Rapf                          250,000         *              250,000       (4)                 -        *
Allen Ross                            160,000         *              160,000       (4)                 -        *
David Sass                          1,000,000         *            1,000,000       (4)                 -        *
Dean Skillman                       1,050,000         *            1,000,000       (4)            50,000        *
Gerald Smallberg                      320,000         *              320,000       (4)                 -        *
Diego Vallone                          15,625         *               15,625       (4)                 -        *
Frank Vigliarolo                    1,000,000         *            1,000,000       (4)                 -        *

Eli Wilner                         21,562,500       4.5%           4,150,000      (5a)        17,412,500      3.5%
Shalom Z. Hirschman, MD            39,100,000       7.4%          39,100,000      (5a)                 -        *
Alan Gallanter                      4,547,880         *            4,547,880      (5a)                 -        *
David Seligman                      6,450,000       1.3%           3,950,000      (5a)         2,500,000        *
Nancy J. Van Sant                   4,450,000         *            1,950,000      (5a)         2,500,000        *
Roy S. Walzer                       5,078,800       1.0%           2,578,800      (5a)         2,500,000        *
Paul R. Bishop                        123,151         *              123,151      (5a)                 -        *
Richard S. Kent, MD                   431,271         *              431,271      (5a)                 -        *
Christopher Forbes                    150,000         *              150,000      (5a)                 -        *
George P. Canellos, MD                500,000         *              500,000      (5a)                 -        *
Michael Harris, MD                    500,000         *              500,000      (5a)                 -        *
James D'Olimpio, MD                   500,000         *              500,000      (5a)                 -        *
Ms. Carol Armenti                     500,000         *              500,000      (5a)                 -        *
Howard Young, MD                      500,000         *              500,000      (5a)                 -        *
Sidney Pestka                         500,000         *              500,000      (5a)                 -        *
Albert Reichmann                      250,000         *              250,000      (5a)                 -        *
Peter Lunder                          250,000         *              250,000      (5a)                 -        *
Jozef Straus, Ph.D., D.Sc.(Hon.)      187,500         *              187,500      (5a)                 -        *
Bookman, Martin                        25,000         *               25,000      (5a)                 -        *
Dediego, Maria                        100,000         *              100,000      (5a)                 -        *
Fioriti, Paul                           1,000         *                1,000      (5a)                 -        *
Fisher, John                          150,000         *              150,000      (5a)                 -        *
Gallace, Maria                         30,000         *               30,000      (5a)                 -        *
Garcia, Maritza                         2,000         *                2,000      (5a)                 -        *
Santer, Malcom                        100,000         *              100,000      (5a)                 -        *
Szalkiewicz, Andrew                   155,000         *              155,000      (5a)                 -        *
Taraporewala, Irach                   150,000         *              150,000      (5a)                 -        *

Peter Lunder                        4,587,797         *            4,587,797      (5b)                 -        *
O. Frank Rushing & Justine Simoni   4,989,502       1.0%           4,989,502      (5b)                 -        *
James Dicke II                     15,149,956       3.1%          15,149,956      (4,5a,b)             -        *
                                  ===========      ====          ===========                  ==========      ====
TOTAL                             541,594,949      54.9%         497,517,232                  44,077,717      4.5%
                                  ===========      ====          ===========                  ==========      ====


---------------
*        Less than 1%.


(1) Applicable percentage of ownership is based on 487,147,136 shares of common stock outstanding as of September 16, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of September 16, 2003, for each stockholder, but excluding: (i) outstanding stock options to purchase an aggregate of approximately 25.6 million shares of common stock at an exercise prices ranging from $0.052 to $0.36; and (ii) outstanding warrants to purchase an aggregate of approximately 29.1 million shares of common stock at prices ranging from $0.091 to $1.00. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 16, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.



(2) Consists of shares of common stock underlying the $2,500,000 of convertible debentures owned by Cornell Capital prior as of September 16, 2003 statement, at an assumed conversion price of 80% of $0.08.



(3) Represents the number of shares being registered under the Equity Line of Credit, plus a good-faith estimate of the shares needed to convert the $2,500,000 of convertible debentures already sold to Cornell Capital, and the $1,000,000 of convertible debentures Cornell Capital is obligated to purchase within twenty (20) business days after this registration statement is declared effective by the Securities and Exchange Commission. Of the 268,179,878 shares being registered under the convertible debenture, 190,054,878 shares were agreed to by Advanced Viral in the investor registration rights agreement dated April 28, 2003 and 78,125,000 shares were agreed to in the investor registration rights agreement dated July 18, 2003. Also includes 15,000,000 underlying warrants issued to Cornell Capital, but not exercisable until six months from the issuance date.



(4) Includes warrants to purchase an aggregate of 14,758,375 shares of common stock at an exercise price of $0.12 per share commencing six months after date of issuance and expiring five years from the date of issuance.



(5) Includes an aggregate of (a) 62,081,602 shares of common stock underlying stock options issued to certain directors, advisory board members, employees and others which have exercise prices ranging from $.12 to $.36 per share; and (b) up to 19,027,255 shares issued or issuable upon the conversion of our 5% convertible debentures held by certain selling stockholders. See "Prospectus Summary--The Offering". Assumes the full exercise or conversion of such options and debentures held by selling stockholders.


         The following information contains a description of each selling stockholder's relationship to Advanced Viral and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Advanced Viral, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CORNELL CAPITAL

         CORNELL CAPITAL PARTNERS, L.P. Cornell Capital is the investor under the Equity Line of Credit Agreement and a holder of convertible debentures and warrants. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital acquired all shares being registered in this offering in financing transactions with Advanced Viral. Those transactions are explained below:

         -        EQUITY LINE OF CREDIT.

                  On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay Advanced Viral 100% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital is entitled to a retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. We are registering 95,712,595 shares in this offering that may be issued under the Equity Line of Credit.

         -        CONVERTIBLE DEBENTURES.


                  On April 28, 2003, we entered into a securities purchase agreement with Cornell Capital, whereby Cornell Capital shall purchase up to $2,500,000 of convertible debentures. On April 28, 2003, Cornell Capital purchased $1,000,000 of convertible debentures. On July 18, 2003, Cornell Capital purchased an additional $500,000 of convertible debentures under the April 28, 2003 securities purchase agreement. Cornell Capital is obligated to purchase an additional $1,000,000 of convertible debentures upon the effectiveness of this registration statement. The debentures accrued interest at a rate of 5% per year and have a five-year term. Cornell Capital will receive a 10% discount to the purchase price of the convertible debentures purchased under the securities purchase agreement dated April 28, 2003. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) an amount equal to eight cents ($0.08) or (ii) 80% of the lowest closing bid price of the common stock for the four trading days immediately preceding the conversion date. At maturity, Advanced Viral has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) an amount equal to eight cents ($0.08) or (ii) 80% of the lowest closing bid price of the common stock for the four trading days immediately preceding the conversion date. Cornell Capital may only convert $600,000 of all convertible debentures it holds within any thirty (30) day period. Advanced Viral has redemption rights relating to debentures. If Advanced Viral exercises certain of these redemption rights, Advanced Viral shall pay Cornell Capital 115% of the face amount redeemed plus accrued interest and Cornell Capital shall receive warrants to purchase 1,000,000 shares of common stock for each $100,000 of such convertible debentures redeemed. Advanced Viral is registering 190,054,878 shares of common stock in this offering underlying the convertible debentures purchased pursuant to the securities purchase agreement dated April 28, 2003.



                  On July 18, 2003, we entered into an additional securities purchase agreement with Cornell Capital, whereby Cornell Capital purchased $1,000,000 of secured convertible debentures. Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased under the securities purchase agreement dated July 18, 2003. The debentures accrued interest at a rate of 5% per year and have a five-year term. The convertible debentures are secured by the assets of Advanced Viral until 50 days after the effectiveness of the registration statement of which this prospectus is a part. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) an amount equal to eight cents ($0.08) or (ii) 80% of the lowest closing bid price of the common stock for the four trading days immediately preceding the conversion date. Cornell Capital may only convert $600,000 of all convertible debentures it holds within any thirty (30) day period. At maturity, Advanced Viral has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) an amount equal to eight cents ($0.08) or (ii) 80% of the lowest closing bid price of the common stock for the four trading days immediately preceding the conversion date. Advanced Viral has redemption rights relating to debentures. If Advanced Viral elects to redeem all or part of these convertible debentures, Advanced Viral shall pay Cornell Capital 115% of the face amount redeemed plus accrued interest and Cornell Capital shall receive warrants to purchase 1,000,000 shares of common stock for each $100,000 of convertible debentures redeemed. Advanced Viral is registering 78,125,000 shares of common stock in this offering underlying the convertible debentures purchased pursuant to the securities purchase agreement dated July 18, 2003.


         -        WARRANTS.


                  In connection with the securities purchase agreement dated April 28, 2003, Cornell Capital received warrants to purchase 15,000,000 shares of common stock as a commitment fee on April 28, 2003. The exercise price of the warrants is $0.091 per share. The warrants may not be exercised prior to October 28, 2003 and expire five years after their issuance. Cornell Capital may not exercise the warrants if such an exercise would cause Cornell Capital to beneficially own more than 9.99% of the outstanding shares of Advance Viral's common stock, except within sixty days of the expiration of the warrants.


         THERE ARE CERTAIN RISKS RELATED TO SALES BY CORNELL CAPITAL, INCLUDING:

         - Some of the shares issued to Cornell Capital will be issued at a discount to the market rate. As a result, the lower the stock price around the time Cornell Capital is issued shares, the greater chance that Cornell Capital gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

         - To the extent Cornell Capital sells shares of our common stock, the common stock price may decrease due to the additional shares in the market. Because Cornell Capital receives more shares of our common stock upon conversion of the convertible debentures or upon an advance under the Equity Line of Credit, as the price of our common stock decreases, a decrease in the price of our common stock could allow Cornell Capital to sell greater amounts of common stock. This could further depress the stock price.

         - The significant downward pressure on the price of the common stock as Cornell Capital sells material amounts of common stocks could encourage short sales by Cornell Capital or others. This could place further downward pressure on the price of the common stock.


         KATALYST SECURITIES LLC. Katalyst Securities LLC is an unaffiliated registered broker-dealer that has been retained by us. John Fitzpatrick, Katalyst Securities LLC's President, makes the investment decisions on behalf of Katalyst Securities LLC. For its services in connection with the Equity Line of Credit, Katalyst Securities LLC received a fee of 107,527 shares of common stock, which were valued at $10,000. These shares are being registered in this offering.



SHARES ISSUED OR ISSUABLE IN FINANCING TRANSACTIONS WITH CERTAIN INVESTORS, UPON THE EXERCISE OF CERTAIN STOCK OPTIONS OR WARRANTS, OR UPON THE CONVERSION OF CERTAIN CONVERTIBLE DEBENTURES.



         From December 2002 through June 2003, pursuant to securities purchase agreements with various purchasers, we authorized the issuance of and sold 22,650,000 shares of our common stock and warrants to purchase up to 13,590,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,812,000. In connection with the agreement, we paid finders' fees to Harbor View Group and AVIX, Inc consisting of (i) approximately $92,000 and (ii) warrants to purchase 1,168,375 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share commencing six months after the closing date of the agreement, for a period of five years.



         During the second quarter of 2002, we issued to certain investors an aggregate of $2,000,000 principal amount of our 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20%
of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the $500,000 of the debentures which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date; or
(ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. As of June 30, 2003, principal and interest on the debentures in the amount of $917,904 had been converted into 7,927,255 shares of our common stock.



         During 2001 and 2002, we granted to certain directors, employees and advisory board members options to purchase an aggregate of 62,081,602 shares of common stock to at exercise prices ranging from $0.12 to $0.36 per share for a period of eight years from the date of issuance, in consideration for their service to Advanced Viral.





                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the five trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds from each advance received by us under the Equity Line of Credit. This 5% retainage is an underwriting discount. In addition, we engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000.

         Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make or market in Advanced Viral's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Advanced Viral's common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. In addition, we engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. The offering expenses consist of: a SEC registration fee of $3,232.12 printing expenses of $10,000, accounting fees of $4,000, legal fees of $50,000 and miscellaneous expenses of $17,767.88 We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit, the issuance of additional convertible debentures and from the issuance of shares upon the exercise of warrants.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

         The securities being registered are shares of Advanced Viral's common stock. The holders of common stock:

         - have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

         - entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

         - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

         - are entitled to one noncumulative vote per share on all matters which shareholders may vote on at all meeting of shareholders.


         Cornell Capital and Katalyst Securities acquired, or will be acquiring, their shares of Advanced Viral's common stock as a result of financing transactions with Advanced Viral consummated on April 28, 2003 and July 18, 2003. Pursuant to a securities purchase agreement dated April 28, 2003, Cornell Capital has agreed to purchase $2,500,000 in convertible debentures and has received warrants to purchase 15,000,000 shares of Advanced Viral's common stock. Cornell Capital also entered into an Equity Line of Credit with Advanced Viral, dated April 28, 2003, pursuant to which Cornell Capital agreed to purchase $50 million of Advanced Viral's common stock. Pursuant to a securities purchase agreement dated July 18, 2003, Cornell Capital has agreed to purchase $1,000,000 in additional convertible debentures. The convertible debentures, warrants and Equity Line of Credit are more fully explained below.


                                   DEBENTURES


            On April 28, 2003 we entered into a securities purchase agreement with Cornell Capital to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, of which $1,000,000 was purchased on April 28, 2003; $500,000 of convertible debentures was purchased on July 18, 2003; and $1,000,000 of convertible debentures will be purchased within twenty business days from the date the registration statement is declared effective by the SEC. Pursuant to the agreement, Cornell Capital will receive a 10% discount to the purchase price of the convertible debentures purchased, along with warrants to purchase an aggregate of 15,000,000 shares of our common stock at an exercise price of $0.091 commencing on October 28, 2003 through April 28, 2008. Pursuant to the terms of the agreement, commencing July 27, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at Cornell Capital's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period for all debentures held by Cornell Capital. Advanced Viral has redemption rights. If Advanced Viral exercises certain of these redemption rights, Advanced Viral may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell Capital will receive warrants to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.



         On July 18, 2003 we entered into an additional securities purchase agreement, pursuant to which Cornell Capital purchased $1,000,000 of our 5% secured convertible debentures, due July 17, 2008. Pursuant to the agreement, Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased. The convertible debentures are secured by the assets of Advanced Viral until fifty (50) days after the effectiveness of the registration statement of which this prospectus is apart. Pursuant to the terms of the agreement, commencing October 18, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at Cornell Capital's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period. Subject to certain exceptions, at our option, we may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest [and Cornell Capital will receive warrants to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date].

                                    WARRANTS


         The warrants to purchase 15,000,000 shares of our common stock have an exercise price of $0.091 per share. The warrants may not be exercised prior to October 28, 2003 and expire five years after their issuance. Cornell Capital may not exercise the warrants if such an exercise would cause Cornell Capital to beneficially own more than 9.99% of the outstanding shares of Advance Viral's common stock, except within sixty days of the expiration of the warrants.


                              EQUITY LINE OF CREDIT

         SUMMARY. On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. For each day during the five days after the notice date that the closing bid price for our common stock is below the Minimum Acceptable Price, the amount of the advance shall decrease by twenty percent (20%) of the amount requested.

         In addition, we engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration statement will be borne by us.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven days. A closing will be held not less than six days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount, less the 5% Retainage.


         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced

$50.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first. However, pursuant to the terms of the Equity Line of Credit, Advanced Viral may request advances for thirty-six
(36) months if Advanced Viral files an amendment to an effective registration statement or files a new registration statement.


         The amount of each advance is subject to a maximum of $500,000 with a minimum of seven trading days between advances. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Cornell Capital may not own more than 9.9% of our outstanding common stock at any time.


         Based on a stock price of $0.08, Cornell Capital's beneficial ownership of shares of our common stock is 3.11%, and, therefore, we would be permitted to make draws under the Equity Line of Credit as long as Cornell Capital's beneficial ownership of our common stock was not more than 9.9%. However, Cornell Capital is not limited by a percentage ownership limitation with respect to converting the convertible debentures, and therefore a possibility exists that Cornell Capital may own more than 9.9% of Advanced Viral's outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit.



         There is a possibility that Advanced Viral may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Equity Line of Credit and a proposal may be required to be placed before the shareholders to facilitate an increase in the number of authorized shares within the next several years. Based on an assumed offering price of $0.08 per share, we would need to issue 625,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. If the price of our common stock decreased to $0.04 per shares, we would need 1,250,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. Based on the 487,147,136 shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of either $0.08 or $0.04 per share. To increase the number of authorized shares of our common stock, we would need to obtain shareholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit. Additionally, we would need to file another registration statement to cover any shares under the Equity Line of Credit other than the 95,712,595 being registered in this registration statement.




         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued 95,712,595 shares to Cornell Capital, based on a recent price of $0.08 per share under the Equity Line of Credit, we would receive gross proceeds of $7,657,008 less estimated offering expenses of $85,000 and a retention of $382,850. These shares would represent 16.42% of our outstanding common stock upon issuance.


         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In addition, Cornell Capital will retain 5% from each advance. In addition, we issued 107,527 shares of common stock to Katalyst Securities LLC, an unaffiliated registered broker-dealer, as a placement agent fee, valued at $10,000.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued and the net proceeds under the Equity Line of Credit at a recent price of $0.08 per share and 25%, 50% and 75% discounts to the recent price.


Purchase Price                 $       0.08     $       0.06     $       0.04       $      0.02
No. of Shares(1):                95,712,595       95,712,595       95,712,595        95,712,595
Total Outstanding (2):          582,859,731      582,859,731      582,859,731       582,859,731
Percent Outstanding (3):              16.42%           16.42%           16.42%            16.42%
Net Cash to Advanced Viral     $  7,189,157     $  5,370,618     $  3,552,079       $ 1,733,539

(1) Represents the number of shares of common stock to be issued to Cornell Capital under the Equity Line of Credit at the prices set forth in the table and are being registered hereunder.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital under the Equity Line of Credit, not including shares issued under the convertible debentures, warrants or options.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

                      INTERESTS OF NAMED EXPERT AND COUNSEL
                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Kirkpatrick and Lockhart LLP, Miami, Florida. Kirkpatrick & Lockhart LLP does not have any interests in Advanced Viral and has never been employed by Advanced Viral on a contingent basis.

         The audited consolidated financial statements of Advanced Viral Research Corp. and its subsidiaries for the year ended December 31, 2002, December 31, 2001, and December 31, 2000, included in this prospectus and elsewhere in the registration statement have been audited by Rachlin Cohen & Holtz, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding Advanced Viral's ability to continue as a going concern, as discussed in Note 2 to the financial statements. Rachlin Cohen & Holtz, LLP, does not have any interests in Advanced Viral and has never been employed by Advanced Viral on a contingent basis.

                             DESCRIPTION OF BUSINESS

         Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose(R). The current formulation of Reticulose is currently known as "Product R." We believe Product R may be employed in the treatment of certain viral and autoimmune diseases such as:

         - Human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

         - Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer;

         - Cachexia (body wasting) in patients with solid cancers, leukemias and lymphomas; and

         -        Rheumatoid arthritis.

         Since 1962, when Reticulose(R) was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose(R) to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose(R), and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of Product R until a new drug application, or NDA, is approved by the FDA. FDA approval of an NDA first requires clinical testing of Product R in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial pre-approval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND.


         Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of June 30, 2003 we had incurred a cumulative net loss of $54,872,452. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R. All of our research and development efforts have been devoted to the development of Product R.


         Our operations over the last five years have been limited principally to research, testing and analysis of Product R in the United States, and since November 2002, primarily in Israel, either in vitro (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of Product R on human patients both inside and outside the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that Product R was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we do not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

         In November 2002 we began testing injectable Product R in the following clinical trials in Israel:

         - PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

         - PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         -        PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS.
                  Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.


         Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.



         In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using Product R for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain because of financing constraints.



         Because of our limited personnel, we believe it to be in our best interests to focus our clinical efforts on our one ongoing Phase I/II study in Israel of Product R for cachectic patients with AIDS. Out of 30 total patients required under the protocol for this study, 15 patients are enrolled, five of whom have completed the first dose of Product R required under the study. We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,400,000. The cost to complete the Phase I/II study in Israel of Product R for cachectic patients with AIDS with 30 patients is approximately $300,000.



         Whether we will be able to proceed with clinical trials in Israel for injectable Product R or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to curtail our operations by, among other things, limiting our clinical trials for Product R. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable Product R in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.



         Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this report.


GOVERNMENT REGULATION

         The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as Product R, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which approval is sought. After testing in animals, an Investigational New Drug, or IND, application must be filed with the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit a new drug application, or NDA, to the FDA. No action can be taken to market Product R, or any therapeutic drug product, in the United States until an NDA has been approved by the FDA.

         The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

         In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase 1 clinical trials, which involve the administration of the drug to a small number of healthy subjects to determine safety, tolerance, absorption and metabolism characteristics; Phase 2 clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and Phase 3 clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients.

         An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience as a substitute for other pre-clinical work.

         After the FDA approves the IND, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

         When all clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

         Another section of the NDA describes the data concerning the action of a drug in the human body over a period of time and data concerning the extent of drug absorption in the human body or information supporting a waiver of the submission of such data. Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the availability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

         The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

         In February 1998, we contracted with GloboMax LLC to advise and assist us in our preparation of the IND that was filed with the FDA in July 2001 and cleared for Phase 1 trials in September 2001, and to otherwise guide us through the FDA process. During 2001 and 2002, GloboMax continued its project management services for the pre-clinical development and IND submission of Product R to the FDA, the development of standard operating procedures and validation protocol for the preparation and manufacture of Product R. Expenses paid during 2001 and 2002 relating to the GloboMax agreement were approximately $3,587,000. Pursuant to the agreement with GloboMax, we were obligated to pay for services on an hourly basis, at prescribed rates. GloboMax LLC is no longer providing services to, or representing, Advanced Viral.

         It is possible that the clinical tests of Product R on humans will not be approved by the FDA for human clinical trials on HPV or other diseases, and that any tests previously conducted or to be conducted will not satisfy FDA requirements. It is also possible that the results of such human clinical trials, if performed, will not prove that Product R is safe or effective in the treatment of HPV or other diseases, or that the FDA will not approve the sale of Product R in the United States if we submitted a proper NDA. It is not known at this time how extensive the Phase 2 and Phase 3 clinical trials will be, if they are conducted. The data generated may not show that the drug Product R is safe and effective, and even if the data shows that Product R is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.

         In connection with our activities outside the United States, we are also subject to regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products, which requirements vary from country to country. Government regulation in certain countries may delay marketing of Product R for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. Clinical studies conducted outside of any country may not be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenue.

RESEARCH, DEVELOPMENT AND TESTING

         For the period from inception (February 20, 1984) through December 31, 2002 we expended approximately $18,315,000 on testing and research and development activities either in our laboratories or pursuant to various testing agreements with both domestic and foreign companies. We currently are funding research and testing at several institutes and medical centers in Israel to:

         - determine the safety and efficacy of Product R on animals and cultured human cells;

         - determine the effectiveness of Product R in the treatment of cachexia (body wasting) in patients with AIDS taking a multi-drug cocktail (highly active anti-retroviral therapy (HAART));

         - determine the effectiveness of Product R in the treatment of cachexia in patients with solid cancers;

         - determine the effectiveness of Product R in the treatment of cachexia in patients with leukemias and lymphomas;

         - study the effects of Product R in mitigating the toxic effects of other drugs used to treat HIV infections, such as nucleoside analogues, protease inhibitors and non-nucleoside reverse transcriptase inhibitors;

         - study the effects of Product R in mitigating the toxic effects of drugs used in the chemotherapy of cancers; and

         - assess the direct inhibitory and therapeutic effects of Product R on neoplasias, including lymphomas and lymphocytic leukemia.

         In November 2002 we began testing injectable Product R in the following clinical trials in Israel:

         - PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

         - PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         -        PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS.
                  Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.


         In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using Product R for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain.



         Because of our limited personnel, we believe it to be in our best interests to focus our clinical efforts on our one ongoing Phase I/II study in Israel of Product R for cachectic patients with AIDS. Out of 30 total patients required under the protocol for this study, 15 patients are enrolled, five of whom have completed the first dose of Product R required under the study. We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,400,000. The cost to complete the Phase I/II study in Israel of Product R for cachectic patients with AIDS with 30 patients is approximately $300,000.



MATERIAL AGREEMENTS



         In September 2002 we entered into an agreement with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. The agreement terminates upon receipt and approval of the final report required under the Agreement, and upon such termination we retain all rights to the research performed under the agreement. Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000, of which approximately $1,223,000 has been expensed and approximately $598,000 was recorded and $249,000 of which has been paid during the six months ended June 30, 2003. Approximately $299,000 was recorded and $50,000 was paid during the three months ended June 30, 2003. If all three clinical studies in Israel were concluded, the additional cost under this contract should be $327,266. We cannot at this time determine the financial impact of reducing the number of trials under this contract.



         In October 2002 we entered into an agreement with Quintiles Israel Ltd. to act as the auditor and monitor of the clinical studies. The agreement terminates upon completion of the services unless terminated earlier by either party upon prior written notice or upon a material breach and a failure to cure, and upon such termination we retain all rights to the research performed under the agreement. We have expensed $112,164 since inception of the contract through June 30, 2003. If all three clinical studies in Israel were concluded, the additional cost under this contract would be $140,836. We cannot at this time determine the financial impact of reducing the number of trials under this contract.



         In November 2002 we entered into an agreement with Kaplan Medical Center in Israel to act as the center for the Phase I/ Phase II study using Product R for cachectic patients with AIDS. The agreement terminates upon conclusion of the study, or upon prior written notice, and upon such termination we retain all rights to the research performed under the agreement. To date, 15 patients have been enrolled in the study out of 30 patients required under the study protocol, and the estimated completion date for the study with 30 patients is the second quarter of 2004. We have expensed $25,875 since inception of the contract through June 30, 2003. The additional cost for the 30 patients is $146,625.



         In July 2003 our agreement entered in July 2002 with the Weizmann Institute of Science and Yeda, its developmental arm in Israel, to conduct research on the effects of Product R on the immune system expired in accordance with its terms, and upon such termination we retained all rights to the research performed under the agreement. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in each of July 2002 and November 2002. Final payment has not been made pending review and approval of the final report. We have expensed $120,000 since inception of the contract through June 30, 2003.


         Our 12-month agreement formalized in April 2001 with the Selikoff Center in Israel to develop clinical trials in Israel using Product R has concluded. The amount paid under the agreement was $242,000.













         Whether we will be able to proceed with Phase 2 clinical trials of Product R for topical therapy of genital warts and clinical trials in Israel for injectable Product R is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to curtail our operations by, among other things, limiting our clinical trials for Product R. We may not be able to raise the funds we currently need to begin or complete the topical Phase 2 for Product R or to continue the clinical trials for injectable Product R in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.

         The studies being conducted in Israel are subject to risks associated with the political, economic and military conditions affecting Israel and the Middle East, and recent world events, including terrorism and war, have made it difficult to predict whether or in what manner these problems will be resolved.

         Our studies detailing the results of the research and testing being conducted in Israel may not positively impact the FDA's decision to approve a new IND for injectable Product R or approve the marketing, sales or distribution of Product R within the United States, and as a result may not improve our chances of gaining approval for the marketing, sales or distribution of Product R anywhere in the world. We currently do not have the resources to engage in further testing, and we cannot provide assurances that we will acquire such financial resources to continue or complete the studies, or, if we acquire such resources, that we will do so on favorable terms.

SCIENTIFIC ADVISORY BOARD

         In January 2002, we formed a Scientific Advisory Board currently consisting of six people with experience in oncology, hematology, women's health and related fields for the purpose of having access to additional expertise and counsel to support the development of Product R in connection with the rigorous clinical trials required by the FDA's regulatory approval process. The current members of the Scientific Advisory Board are:

         DR. GEORGE P. CANELLOS is the William Rosenberg Professor of Medicine at Harvard Medical School where he served as Chief of the Division of Medical Oncology for 20 years at the Dana-Farber Cancer Institute, and was Acting Clinical Director of the National Cancer Institute (NCI) and a member of the FDA's Oncologic Drugs Advisory Committee. Dr. Canellos was also a past president of the American Society for Clinical Oncology and a former Editor-in-Chief of the Journal of Clinical Oncology. Dr. Canellos currently serves as Medical Director for Network Development, Dana-Farber/Partners CancerCare and is on the senior staff at the Brigham and Women's Hospital, Dana-Farber Cancer Institute and Massachusetts General Hospital.

         DR. MICHAEL HARRIS is Director of the Tomorrows Children's Institute for Cancer and Blood Disorders, Chief of Pediatric Hematology-Oncology at the Hackensack University Medical Center and Professor of Pediatrics at the UMDNJ-New Jersey Medical School. Additionally, Dr. Harris is a member of the National Cancer Institute's Special Review Committee where he is responsible for the review of Community Clinical Oncology Programs, and Associate Editor for Pediatric Oncology for the scientific journal Cancer Investigation. Dr. Harris previously served as Chief of Pediatric Hematology-Oncology at The Mt. Sinai Medical Center in New York City.

         DR. JAMES D'OLIMPIO is Director of the North Shore University Hospital's Supportive Oncology and Palliative Care Service and is also Associate Professor of Medical Oncology at New York University's School of Medicine. His research has focused on improving the quality of life of cancer patients, especially by reversing the wasting process (cachexia) associated with cancer, and in cancer treatment related fatigue syndrome.

         MS. CAROL ARMENTI is the founder and Executive Director of the Center for Cervical Health, a patient advocacy organization primarily devoted to cervical health issues in the U.S. Ms. Armenti serves on the FDA advisory board and other governmental consulting boards, and is a lecturer on women's health issues.

         DR. HOWARD YOUNG currently serves on the staff of a cancer research institute. He has been elected to serve as the Vice President of the International Society for Interferon and Cytokine Research in 2002 and 2003 and as President in 2004 and 2005. During 2001, Dr. Young was elected a fellow to the American Academy of Microbiology. Dr. Young served as Chair of the Immunology Division of the American Society for Microbiology from 1996-1997. Dr. Young has authored/co-authored over 200 research papers in the field of cellular and molecular immunology. Dr. Young is a member of the editorial boards of the "Journal of Interferon and Cytokine Research," "The Journal of Biological Chemistry, "Genes and Immunity," and served on the editorial board of "The Journal of Immunology" from 1997-2001. Dr. Young is Editor-in-Chief of the "Newsletter of the International Society of Interferon and Cytokine Research."

         DR. SIDNEY PESTKA, a recipient of the National Medal of Technology for 2001, is currently Professor and Chairman of the Department of Molecular Genetics, Microbiology and Immunology at New Jersey's Robert Wood Johnson Medical School of the University of Medicine and Dentistry. Previously he was Associate Director of the Roche Institute of Molecular Biology. His work in the development of interferons, which are used clinically for treating a range of diseases, including hepatitis B, multiple sclerosis and hairy cell leukemia, is the basis of several U.S. and more than 100 foreign patents. Dr. Pestka was inducted into the New Jersey Inventor's Hall of Fame in 1993. He has also received the Selman Waksman Award in Microbiology and the Milstein Award from the International Society for Interferon and Cytokine Research. He has served on the National Cancer Institute's Breast Cancer Task Force, the Basic Pharmacology Advisory Committee of the Pharmaceutical Manufacturers Association Foundation and is secretary, and former President, of the International Society of Interferon Research. Dr. Pestka received his undergraduate degree in chemistry from Princeton University in 1957 and his medical degree from the University of Pennsylvania School of Medicine in 1961. Over the past 30 years, he has published several books and written more than 400 research articles for prestigious peer-reviewed scientific journals.

PATENTS

         We believe that patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. We have ten issued U.S. patents, some covering the composition of Product R and others covering various uses of the Product R. We have eight pending U.S. patent applications and seventeen pending foreign patent applications. In addition, we have two issued Australian patents covering a use of Product R and one patent granted in China. During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, we were assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose(R) technology. As patent applications in the United States are maintained in secrecy until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

         In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of twenty years from the date of such filing, irrespective of the period of time it may take for such patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Patent Act"), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application ("ANDA") or a "505(b)(2)" New Drug Application. The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law.

         In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

         The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with Product R. Therefore, Product R and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. There are extensions available under the Patent Act if the delay in prosecution of the patent application results from a delay in the PTO's handling of any interference or appeal involving the application. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

MARKETING AND SALES

         Except for limited sales of Product R for testing and other purposes, Product R is not sold commercially anywhere in the world. To date, our efforts or the efforts of our representatives have produced no material benefits to us regarding our ability to have Product R sold commercially anywhere in the world. We have entered into exclusive distribution agreements with four separate entities granting exclusive rights to distribute Product R in the countries of Canada, China, Japan, Hong Kong, Macao, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors are obligated to cause Product R to be approved for commercial sale in such countries and upon such approval, to purchase from us certain minimum quantities of Product R to maintain the exclusive distribution rights. Our marketing plans for Product R are still dependent upon registration of Product R for sale in various jurisdictions. We have made no sales under the distribution agreements other than for testing purposes.

         To date we have received no information that would lead us to believe that we will be positioned to sell Product R commercially anywhere in the world. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. In March 2002, Advanced Viral completed a Phase 1 trial and submitted to the FDA the results, which indicated that Product R was safe and well tolerated dermatologically in all the doses applied in the study Due to limited financial resources, we currently are unable to pursue the Phase 2 clinical trials.

         Initially we targeted our sales and marketing efforts to those countries where Reticulose was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian influenza, viral pneumonia, viral infectious hepatitis, mumps, encephalitis, herpes simplex and herpes zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of Product R will be required in such countries as well as in the other countries comprising the distributors' territories before any significant sales may begin. The registration of Product R for sale in these countries has been frustrated due to our inability to obtain the registration and approval to sell Product R in the Bahamas, the country of origin, and a general lack of published data on the effectiveness of Product R. Until Product R is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, we will not generate any material sales of Product R. For the years ended December 31, 2002, 2001 and 2000 and for the six months ended June 30, 2003, we reported no commercial sales except limited sales for testing purposes. Product R is not legally available for commercial sale anywhere in the world, except for testing purposes. See "--Research, Development and Testing."


         We currently produce bulk clinical trial batches for Product R in our facility in Yonkers, New York under current Good Manufacturing Procedures (cGMP) as set forth by the FDA. The FDA has not approved Product R for distribution or sale in the United States, nor has it approved our Yonkers, New York facility.

COMPETITION

         The pharmaceutical drug industry is highly competitive and rapidly changing. If we ever successfully develop Product R, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with Product R. We believe that a significant number of drugs are currently under development and will become available in the future for the treatment of HIV, HPV, other viruses, cachexia (body wasting) and rheumatoid arthritis. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors' products may be more effective, or more effectively marketed and sold, than Product R. Competitive products may render Product R obsolete or noncompetitive before we can recover the expenses of developing and commercializing Product R. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render Product R noncompetitive, obsolete or uneconomical. Many of our competitors:

         - have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products;

         - have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products; and

         - have products that have been approved or are in late stage development and operate large, well-funded research and development programs.

         A number of therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HIV infection and AIDS, including several products currently marketed as part of a "cocktail" in the United States. We believe Product R should be added to such cocktails in order to enhance their effectiveness and mitigate the toxic effects of other drugs used to treat HIV infections. Among the companies with significant commercial presence in the AIDS market are Glaxo SmithKline, Bristol-Myers Squibb, Hoffmann-La Roche, Agouron Pharmaceuticals, Merck & Co. and DuPont Pharma.

         Several products are currently marketed for the treatment of cachexia (body wasting) included Megace(R) oral suspension manufactured by Bristol-Myers Squibb and Serostim(R) (injectable human growth hormone) marketed by Serono Laboratories Inc.

         Several therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HPV. Schering Plough Corp. manufactures Intron A, an injectable interferon product approved by the FDA for the treatment of HPV. 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of HPV. Product R, if approved for commercial sale by the FDA, would also compete with surgical, chemical, and other methods of treating HPV. Products developed by our competitors or advances in other methods of the treatment of HPV may have a negative impact on the commercial viability of Product R.

         Several products are currently marketed or are in advanced stages of clinical development for the treatment of rheumatoid arthritis. Immunex Corp.'s product Enbrel, a biologic response modifier, was approved by the FDA in November

1998 for the treatment of moderate to severe rheumatoid arthritis. Centocor Inc. is developing a monoclonal antibody known as Remicade, an anti-inflammatory agent that has completed Phase 3 trials in rheumatoid arthritis. The FDA approved Remicade for treatment of Crohn's disease in August 1998. Centocor filed for FDA approval of an expanded indication for Remicade for rheumatoid arthritis in January 1999. These products represent significant competition for Product R as a treatment for rheumatoid arthritis.

         Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

         If we successfully develop and obtain approval for Product R, we will face competition based on the safety and effectiveness of Product R, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors. Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business. If and when we obtain FDA approval for Product R, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

EMPLOYEES


         We have nine full-time employees, consisting of our two executive officers, two employees involved in operations, one employees responsible for quality assurance and quality control, an assistant controller, a chief information officer and two administrative employees. Dr. Hirschman, our Chief Scientist, and Alan V. Gallantar, our Chief Financial Officer and Treasurer, each devote all of their business time to our day-to-day business operations. Eli Wilner, interim President, Chief Executive Officer, Secretary and Chairman of the Board of Directors, devotes as much time to his duties as is reasonably necessary. Additionally, we may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "Management --Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

DESCRIPTION OF PROPERTY

         We lease approximately 16,650 square feet for executive offices, including research laboratory space and production area at 200 Corporate Boulevard South, Yonkers, New York from an unaffiliated third party (the "Yonkers Lease"). The term of the Yonkers Lease is five years through April 2005 and our annual rental obligation under the Yonkers Lease is approximately $290,000.

         The Bahamian manufacturing facility, which was acquired on December 16, 1987, is located in Freeport, Bahamas and consists of an approximate 29,000 square foot site containing a one-story concrete building of approximately 7,300 square feet and is equipped for all topical phases of the testing, production, and packaging of bulk Product R. We are currently negotiating the sale of the Bahamian facility, after which sale we intend to manufacture Product R exclusively at our facility in Yonkers, New York.

LEGAL PROCEEDINGS






         We are not currently a party to any material litigation, nor, to the knowledge of management, is any such litigation currently threatened.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

COMMON STOCK


         The principal United States market in which our common stock is traded is the over-the-counter market electronic Bulletin Board. The following table shows the range of reported low bid and high bid per share quotations for our common stock for each full quarterly period during the two recent years ended December 31, 2001 and 2002, and for the first, second and third quarter of 2003. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.



                                                         LOW BID    HIGH BID
                                                         -------    --------
First Quarter 2001                                       $0.285      $0.410
Second Quarter 2001                                       0.265       0.495
Third Quarter 2001                                        0.171       0.395
Fourth Quarter 2001                                       0.179       0.400

First Quarter 2002                                        0.158       0.285
Second Quarter 2002                                       0.096       0.300
Third Quarter 2002                                        0.112       0.220
Fourth Quarter 2002                                       0.065       0.119

First Quarter 2003                                        0.054       0.085

Second Quarter 2003                                       0.064       0.105

Third Quarter 2003 through September 12, 2003             0.051       0.076


STOCKHOLDERS


         The approximate number of holders of record of our common stock as of September 15, 2003 is 3,304, inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).


DIVIDEND POLICY

         We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDIDTION AND RESULTS OF
                                   OPERATIONS



         The following information should be read in conjunction with the consolidated financial statements of Advanced Viral and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."


OVERVIEW


         Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of June 30, 2003 we had incurred a cumulative net loss of $54,872,452. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R. All of our research and development efforts have been devoted to the development of Product R.


         Conducting the clinical trials of Product R will require significant cash expenditures. Product R may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to continue our testing of Product R. We are attempting to secure funds through the sale of our securities.


         During 2002, the Board of Directors approved a plan to sell Advance Viral Research Ltd. (LTD), our Bahamian subsidiary whose substantial asset is our Bahamian manufacturing facility. The facility being sold produced topical Product R which is no longer being produced by Advanced Viral. The assets of LTD have been classified on our Balance Sheet at June 30, 2003, December 31, 2002 and 2001 as Assets held for Sale. LTD had no liabilities as of June 30, 2003 and December 31, 2002, except inter-company payables which have been eliminated in consolidation. The operations for LTD have been classified in the Consolidated Statements of Operations for the six months ended June 30, 2003 and for the years ended December 31, 2002, 2001 and 2000 as Loss from Discontinued Operations.



         The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are currently seeking additional financing. We anticipate that we can continue operations through September 2003 with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold. However, there can be no assurance that these actions will result in sufficient funds to finance operations. If we do not raise sufficient cash from external sources to satisfy our on-going expenditures, we will be required to reduce certain discretionary spending. Failure to raise additional capital and reduce certain discretionary spending could have a material adverse effect on our operations. This raises substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



         We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred a net loss of $3,734,647 for the six months ended June 30, 2003, $10,342,335 for the year ended December 31, 2002, $11,715,568 for the year ended December 31, 2001 and $9,354,664 for the year ended December 31, 2000. Our accumulated deficits were $54,872,452 as of June 30, 2003, $51,137,805 as of December 31, 2002 and
$40,795,470 as of December 31, 2001. We had stockholders' equity (deficit) of $(70,187), $1,708,594 and $3,442,074 at June 30, 2003, December 31, 2002 and
December 31, 2001, respectively.



         In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using Product R for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain.



         Because of our limited personnel, we believe it to be in our best interests to focus our clinical efforts on our one ongoing Phase I/II study in Israel of Product R for cachectic patients with AIDS. Out of 30 total patients required under the protocol for this study, 15 patients are enrolled, five of whom have completed the first dose of Product R required under the study. We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,400,000. The cost to complete the Phase I/II study in Israel of Product R for cachectic patients with AIDS with 30 patients is approximately $300,000.



         The costs relating to the three Israeli clinical studies incurred during 2003 and to date, as well as the estimated costs for completion, are presented below:



                                                       2ND
                   COSTS THROUGH     1ST QUARTER     QUARTER                        COST TO
                     12/31/02         2003 COSTS    2003 COSTS      TO DATE        COMPLETE
                   -------------    -------------   ----------     ----------     ----------
Envirogene          $  625,840       $  298,809     $  298,809     $1,223,458     $  327,266
Quintiles           $   52,226       $   44,061     $   15,877     $  112,164     $  140,836
Insurance           $   22,307       $   10,076     $   10,076     $   42,459     $        0
Lab Costs           $      359       $    9,229     $   12,261     $   21,849     $   78,151
Yeda Research       $   80,000       $   40,000     $        0     $  120,000     $   18,000
Kaplan AIDS         $        0       $        0     $   25,875     $   25,875     $  146,625
Phase I  L/L        $        0       $        0     $        0     $        0     $  210,000
Phase I Solid       $        0       $        0     $        0     $        0     $  219,000



RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 2003 AS COMPARED TO THE QUARTER ENDED JUNE 30, 2002



         For the three and six months ended June 30, 2003, we incurred losses of approximately $1,985,000 and $3,735,000 vs. approximately $2,696,000 and $5,569,000 for the three and six months ended June 30, 2002. Our losses were attributable primarily to:



         RESEARCH AND DEVELOPMENT EXPENSE. Research and development expenses decreased in the three and six months ended June 30, 2003 to approximately $389,000 and $847,000 vs. approximately $878,000 and $2,539,000 during the three and six months ended June 30, 2002. We have reduced our research and development activities to include only research performed in Israel. As such, allocations for research and development related expenses for salaries, benefits, rent and utilities at our headquarters in Yonkers, New York, which were included in research and development for the three and six months ended June 30, 2002, are recorded in general and administrative expense for the three and six months ended June 30, 2003, with the exception that in 2003, Dr. Hirschman, who was our Chief Scientific Officer and our Chief Executive Officer until August 2003, allocated approximately 30% of his time to research and development vs. 50% for the three and six months ended June 30, 2002. Therefore, approximately $25,000 and $56,000 for the three and six months ended June 30, 2003 vs. approximately $46,000 and $93,000 for the three and six months ended June 30, 2002 of his compensation has been allocated to research and development expense. The balance is allocated to general and administrative expense for the three and six months ended June 30, 2003 and 2002.



         The decrease in research and development expenses primarily resulted from:



         - allocation of research and development expenditures relating to salaries and benefits excluding Dr. Hirschman were approximately $442,000 and $887,000 for the three and six months ended June 30, 2002 with no corresponding amounts for the three and six months ended June 30, 2003. Approximately $89,000 and $162,000 for rent and utilities were allocated to research and development expense during the three and six months ended June 30, 2002 with no corresponding amounts allocated to research and development expense for the three and six months ended June 30, 2003;



         - expenditures in connection with Product R research in Israel were approximately $363,000 and $765,000 for the three and six months ended June 30, 2003 vs. approximately $88,000 and $128,000 for the three months and six months ended June 30, 2002. The increase was attributable to expenses for the three and six months ended June 30, 2003 of approximately $299,000 and $598,000 relating to EnviroGene (consultant), approximately $16,000 and $60,000 relating to Quintiles Israel Ltd. (consultant) and approximately $40,000 and $0 relating to the Weizmann Institute of Science (consultant). This compares to expenses for the three and six months ended June 30, 2002 of approximately $87,000 and $127,000 relating to EnviroGene;



         - consulting expenses payable in connection with the preparation and filing with the FDA of the IND for topical Product R were approximately $85,000 and $994,000 for the three and six months ended June 30, 2002, compared to $0 in 2003. As of January 2003, GloboMax LLC is no longer providing services to or on behalf of Advanced Viral; and



         - expenditures for laboratory supplies were approximately $76,000 and $211,000 for the three and six months ended June 30, 2002. Expenditures for lab supplies of approximately $5,000 and $15,000 for the three and six months ended June 30, 2003 were allocated to General and Administrative expense. Research and Development expenses before allocations were approximately $364,000 and $791,000 for the three and six months ended June 30, 2003 vs. approximately $301,000 and $1,397,000 for the three and six months ended June 30, 2002.



Research and development expenses before allocations increased approximately $364,000 for the three months ended June 30, 2003 compared to approximately $301,000 for the three months ended June 30, 2002. Expenses for the Israeli studies increased by approximately $275,000 offset by lower costs for consultants of approximately $141,000 and lab supplies of approximately $71,000. Research and development expenses before allocations decreased approximately $791,000 for the six months ended June 30, 2003 compared to approximately $1,397,000 for the six months ended June 30, 2002. The decrease was due primarily to lower consulting costs of approximately $1,061,000 and laboratory supplies of approximately $182,000 offset by increased expenditures relating to the Israeli studies.



         GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense increased for the three and six months ended June 30, 2003 to approximately $805,000 and $1,668,000 vs. approximately $659,000 and $1,350,000 during the three and six months ended June 30, 2002. The increase in general and administrative expenses primarily resulted from:



         - increased professional fees of approximately $193,000 and $505,000 for the three and six months ended June 30, 2003 vs. approximately $103,000 and $293,000 for the three and six months June 30, 2002, which increase was primarily attributable to certain legal fees for litigation (See Note 3) which were approximately $106,000 and $299,000 for the three and six months ended June 30, 2003 vs. approximately $6,000 and $82,000 for the three and six months June 30, 2002;



         - increased payroll and related expenses of approximately $270,000 and $537,000 for the three and six months ended June 30, 2003 vs. approximately $226,000 and $450,000 for the three and six months ended June 30, 2002, which increase is attributable to the allocation of staff expenses from research and development functions. For the three and six months ended June 30, 2003, salaries and benefits were recorded as general and administrative expense with the exception of Dr. Hirschman, who was our Chief Scientific Officer and our Chief Executive Officer until August 2003, who allocated approximately 30% of his time to research and development of our clinical trials vs. 50% for the three and six months ended June 30, 2002. Approximately $59,000 and $130,000 for the three and six months ended June 30, 2003 vs. approximately $45,000 and $93,000 for the three and six months ended June 30, 2002 of his compensation has been allocated to general and administrative expense. Payroll and related expenses for the three and six months ended June 30, 2002 before allocation to research and development expense was approximately $715,000 and $1,429,000. Before allocation to general and administrative expense, payroll and related expenses were approximately $295,000 and $593,000 for the three and six months ended June 30, 2003 due to a reduction of personnel during November 2002 from 35 to 10 employees;



         - increased rent and utility expenses of approximately $107,000 and $211,000 for the three and six months ended June 30, 2003 vs. $19,000 and $37,000 for the three and six months ended June 30, 2002, which increase is attributable to the allocation of rent and utilities from research and development expense to general and administrative expense. For the three and six months ended June 30, 2003, all rent and utilities expenses were recorded as general and administrative expense. Rent and utility expenses for the three and six months ended June 30, 2002 before allocation to research and development expense was approximately $108,000 and $199,000, respectively.

General and administrative expenses before allocations decreased to approximately $830,000 and $1,724,000 for the three and six months ended June 30, 2003 vs. approximately $1,236,000 and $2,492,000 for the three and six months ended June 30, 2002. The decrease is primarily attributable to a reduction in staff from 33 to 10 employees during November 2002.



         COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $4,000 for the three and six months ended June 30, 2003 vs. $616,000 for the three and six months ended June 30, 2002. These amounts resulted from the calculation of the fair value of options, using the Black-Scholes Pricing Model. During May 2003, we issued of an option to an non-employee for services of approximately ($4,000) For the three and six months ended June 30, 2002 we extended the exercise date of a non-employee's option ($177,000), granted options to members of our advisory board ($247,000) and issued warrants to an outside consultant, Harbor View Group, Inc. ($191,000).



         DEPRECIATION EXPENSE. Depreciation expense increased to approximately $237,000 and $475,000 for the three months and six months ended June 30, 2003 vs. $231,000 and $459,000 for the three and six months ended June 30, 2002, for assets acquired during 2002 which are depreciated over a full year in 2003.



         INTEREST INCOME (EXPENSE). Interest income decreased approximately $2,000 and increased approximately $8,000 for the three and six months ended June 30, 2003 vs. approximately $3,000 and $5,000 for the three months six months ended June 30, 2002 due to fluctuating cash balances invested in money market accounts.



         Our losses during the three and six months ended June 30, 2003 are also due to increased interest expense of approximately $545,000 and $732,000 vs. approximately $270,000 and $523,000 for the three and six months ended June 30, 2002. Included in the interest expense are:



         - the increase in the beneficial conversion feature on certain convertible debentures of approximately $186,000 and $210,000 for the three and six months ended June 30, 2003 vs. approximately $15,000 for the three and six months ended June 30, 2002. This increase was due to the issuance of a $1,000,000 convertible debenture during April 2003;



         - increase interest expense associated with certain convertible debentures of approximately $23,000 and $38,000 for the three and six months ended June 30, 2003 vs. approximately $2,000 for the three and six months ended June 30, 2002;



         - amortization of discount on certain warrants increased approximately $304,000 and decreased approximately $435,000 for the three and six months ended June 30, 2003 vs. approximately $242,000 and $484,000 for the three months and six months ended June 30, 2002; and



         - amortization of loan costs increased approximately $28,000 and $40,000 for the three and six months ended June 30, 2003 vs. $4,000 and $8,000 for the three and six months ended June 30, 2002.



         LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the three and six months ended June 30, 2003 were approximately $1,978,000 and $3,718,000 vs. approximately $2,651,000 and $5,483,000 for the three and six months ended June 30, 2002. The decrease resulted primarily from a reduction in expenses associated with a reduction of personnel during 2002 from 33 to 10 employees, conclusion of a consulting contract with GloboMax relating to research and development, and concentrating all research and development activities on clinical trials and research in Israel.



         LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the three and six ended June 30, 2003 were approximately $7,000 and $16,000 vs. approximately $45,000 and $87,000 for the three and six ended June 30, 2002, which losses resulted from our 99% owned Bahamian subsidiary, Advance Viral Research Ltd. held for sale. During 2002, our Board of Directors approved a plan to sell Advance Viral Research Ltd. ("AVR Ltd."), our Bahamian subsidiary. The facility being sold produced topical Product R which is no longer being produced by Advanced Viral. The assets of AVR Ltd. have been classified on our Consolidated Balance Sheet at June 30, 2003 and December 31, 2002 as Assets held for Sale. AVR Ltd. had no liabilities as of June 30, 2003 and December 31, 2002, except inter-company payables which have been eliminated in consolidation. The operations for AVR Ltd. have been classified in the Consolidated Statements of Operations for the three and six months ended June 30, 2003 and 2002 as Loss from Discontinued Operations.



         REVENUES. We had no revenues for the three months and six ended June 30, 2003 or June 30, 2002.

         In November 2002, we reduced our staff by from 43 to 10 employees. Of the 33 terminated employees, 28 were directly involved in our research and development efforts and 5 were performing administrative functions. Specifically, the following positions were eliminated:



POSITION ELIMINATED              CURRENT EMPLOYEE RESPONSIBILITY
-------------------         ------------------------------------------
VP drug development         Chief Executive Officer
VP QA, QC .Mfg              Manager of Research and Quality
QC Manager                  Manager of Research and Quality
Research Assistants (10)    Scientist
Group Leader                No longer necessary due to staff reduction
Scientists (4)              Scientist
UNIX administrator          Director of MIS
Purchasing agent            Asst. Controller
Secretaries (3)             No longer necessary due to staff reduction



         We believe we can sustain operations to carry out the research and development project in Israel with our current staff of 9 employees as follows:



                  Chief Executive Officer
                  Chief Financial Officer
                  Asst. Controller
                  Director of MIS
                  Manager of Research and Quality
                  Manager of Manufacturing
                  Receptionist
                  Office Manager
                  Scientist





RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

         During the years ended December 31, 2002 and 2001 we incurred losses from continuing operations of approximately $10,141,000 and $11,456,000, respectively. Our losses for the years ended December 31, 2002 and 2001 were attributable primarily to:

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $2,654,000 and $4,063,000 in 2002 and 2001, respectively. General and administrative expenses decreased by approximately $1,409,000 in 2002 compared to 2001, resulting primarily from:


         - decreased payroll and related expenses (approximately $866,000 in 2002 compared to increases of $1,039,000 in 2001). The decrease in 2002 was primarily attributable to a reduction in personnel from 35 to 10 employees as a cost cutting measure;


         - increased insurance costs (approximately $564,000 in 2002 compared to $412,000 in 2001) representing increased premiums for employee medical insurance and additional corporate liability insurance including directors and officers liability coverage; and

         - decreased professional fees (approximately $501,000 in 2002 compared to $1,431,000 in 2001); and

         - decreased consulting fees (approximately $34,000 in 2002 compared to $212,000 in 2001). This decrease is primarily due to lower outside computer consultant costs; and

         - decreased recruiting expenses (approximately $7,000 in 2002 compared to $135,000 in 2001). The 2001 expense was for the hiring of new employees.

         COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $755,000 in 2002, compared to $691,000 in 2001. These amounts are the result of the calculation of the fair value of options, using the Black-Scholes Pricing Model, resulting from extending the exercise date of various non-employee options outstanding.


         RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense was approximately $4,440,000 in 2002, compared to $5,151,000 in 2001. The decrease from 2001 to 2002 resulted primarily from research expenses (approximately $1,778,000) relating to the GloboMax agreement in connection with the preparation of our first IND filing and offset by an increase of approximately $749,000 for research expenditures relating to research and testing of Product R in Israel. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with research and development activities at the Yonkers facility for the years ended 2002 and 2001, which were charged to research and development expense, were $2,467,000 and $2,230,000, respectively.

         DEPRECIATION EXPENSE. Depreciation expense was approximately $978,000 in 2002 compared to $511,000 in 2001. In addition, leasehold improvements were made to the laboratory and production areas during 2002 and 2001. The increase in 2002 over 2001 resulted from equipment and leasehold improvements acquired during 2002 and full year's depreciation expense recorded in 2002 for 2001 additions.

         INTEREST EXPENSE. Interest expense for the years ended 2002 and 2001 was approximately $1,342,000, and $869,000, respectively. Included in interest expense for these periods was:

         - the beneficial conversion feature on certain convertible debentures of approximately $137,000 and $0 for the years ended 2002 and 2001, respectively;

         - interest expense associated with certain convertible debentures of approximately $43,000 and $0 for the years ended 2002 and 2001, respectively;

         - amortization of discount on certain warrants of approximately $1,102,000 and $989,000 for the years ended 2002 and 2001, respectively;

         - amortization of loan costs of approximately $34,000 and $15,000 for the years ended 2002 and 2001, respectively;

         - additional financing costs related to effective date of certain registration statements of approximately $286,000 in 1999 (of which approximately $156,000 was reversed in 2001).


         SEVERANCE EXPENSE. Severance expense for the year ended December 31, 2001 was approximately $303,000, paid under severance agreements entered into between the retiring directors and Advanced Viral.


         LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the years ended 2002 and 2001 was approximately $10,141,000 and $11,456,000, respectively. The decrease from 2002 to 2001 resulted primarily from a reduction in general and administrative expenses due to a reduction in legal fees due to the settlement of litigation during 2001 and a reduction of personnel during 2002 from 33 to 10 employees.

         LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the years ended 2002 and 2001 was approximately $201,000 and $259,000, respectively, relating to losses from our 99% owned subsidiary, Advance Viral Research Ltd.

         REVENUES. There were approximately $0 and $18,000 in sales revenue in 2002 and 2001, respectively. All sales revenue resulted from purchases of Product R for testing purposes. Interest income was approximately $28,000 and $114,000 in 2002 and 2001, respectively.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

         During the years ended December 31, 2001 and 2000 we incurred losses from continuing operations of approximately $11,456,000 and $9,131,000, respectively. Our losses for the years ended December 31, 2001 and 2000 were attributable primarily to:

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $4,063,000 and $2,414,000 in 2001 and 2000, respectively. General and administrative expenses increased by $1,649,000 in 2001 compared to 2000, resulting primarily from:

         - increased payroll and related expenses (increases of $1,039,000 in 2001 and $717,000 in 2000). The increase in 2001 and 2000 was primarily attributable to increased employee and officer salaries and the addition of two vice presidents for drug development and quality assurance in 2001;

         - increased insurance costs (approximately $412,000 in 2001 and $299,000 in 2000) representing increased premiums for employee medical insurance and additional corporate liability insurance including directors and officers liability coverage; and

         - increased professional fees (approximately $1,431,000 in 2001 and $385,000 in 2000). The increase in 2001 is primarily attributable to certain legal proceedings the cost of which was approximately $953,000 in 2001; and

         - decreased consulting fees (approximately $212,000 in 2001 and $305,000 in 2000). This decrease is primarily due to lower outside computer consultant costs; and

         - increased recruiting expenses (approximately $135,000 in 2001 compared to $12,000 in 2000). The 2001 expense was for the hiring of new employees.


         COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $691,000 and $1,902,000 in 2001 and 2000, respectively. These amounts are the result of the calculation of the fair value of options, using the Black-Scholes Pricing Model, resulting from extending the exercise date of various non-employee options outstanding.


         RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense was approximately $5,151,000 and $3,193,000 in 2001 and 2000, respectively. The increase from 2000 to 2001 resulted primarily from research expenses related to the GloboMax agreement of approximately $1,417,000. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with research and development activities at the Yonkers facility for the years ended 2001 and 2000, which were charged to research and development expense, were $2,230,000 and $1,696,000, respectively.

         DEPRECIATION EXPENSE. Depreciation expense was approximately $511,000 and $346,000 in 2001 and 2000, respectively. The increase from 2000 to 2001 resulted primarily from the acquisition of furniture, fixtures and equipment for the Yonkers office, laboratory and production facility. In addition, leasehold improvements were made to the laboratory and production areas during 2001 and 2000.

         INTEREST EXPENSE. Interest expense for the years ended 2001 and 2000 was approximately $869,000 and $1,447,000, respectively. Included in interest expense for these periods was:

         - the beneficial conversion feature on certain convertible debentures of approximately $0, and $387,000 for the years ended 2001 and 2000, respectively;

         - interest expense associated with certain convertible debentures of approximately $0 and $76,000 for the years ended 2001 and 2000, respectively;

         - amortization of discount on certain warrants of approximately $989,000 and $611,000 for the years ended 2001 and 2000, respectively;

         - amortization of loan costs of approximately $15,000 and $106,000 for the years ended 2001 and 2000, respectively;

         - fees of approximately $265,000 in connection with the November 2000 securities purchase agreement with various investors;

         - additional financing costs related to the effective date of certain registration statements of approximately $286,000 in 1999 (of which approximately $156,000 was reversed in 2001).


         SEVERANCE EXPENSE. Severance expense for the year ended December 31, 2001 was approximately $303,000, paid under severance agreements entered into between the retiring directors and Advanced Viral.


         LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the years ended 2001 and 2000 was approximately $11,456,000 and $9,131,000, respectively.

         LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the years ended 2001 and 2000 was approximately $259,000 and $224,000, respectively, relating to losses from our 99% owned subsidiary, Advance Viral Research Ltd.

         REVENUES. There were approximately $18,000 in sales revenue in 2001, compared to $8,000 in sales revenues for 2000. All sales revenue resulted from purchases of Product R for testing purposes. Interest income was approximately $114,000 in 2001, compared to approximately $162,000 in 2000.

LIQUIDITY


AS OF JUNE 30, 2003 AND JUNE 30, 2002



         As of June 30, 2003, we had current assets of approximately $385,000 compared to approximately $1,770,000 as of December 31, 2002. We had total assets of approximately $3,313,000 and $4,946,000 at June 30, 2003 and December 31, 2002, respectively. The decrease in current and total assets was primarily attributable to less cash on hand resulting from the use of cash for funding operating expenditures. As of June 30, 2003, we had current liabilities of approximately $1,220,000 compared to approximately $685,000 as of December 31, 2002. The increase in current liabilities was primarily attributable to limited funds available to pay our accounts payable.



         During the six months ended June 30, 2003, we used cash of approximately $2,032,000 for operating activities, as compared to approximately $4,985,000 during the six months ended June 30, 2002. During the six months ended June 30, 2003, our expenses included:



         - approximately $593,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;



         - approximately $548,000 for other professional and consulting fees, including $299,000 for legal fees relating to settled litigation. (See "Legal Proceedings");



         -        approximately $199,000 for insurance costs;



         - approximately $211,000 for rent and utilities for our Yonkers facility; and



         - approximately $477,00 for expenditures for Product R research in Israel.



         During the six months ended June 30, 2003, cash flows provided by financing activities was primarily due to the proceeds from the sale of common stock issued of approximately $901,000, the issuance of a convertible debenture of $868,000, offset by the payment under litigation settlement $1,022,000 and principal payments of $81,000 on equipment obligations. During the six months ended June 30, 2003, cash flow used by investing activities reflected the sale of an automobile located at our facility in the Bahamas.



         In May 2003 we issued options to purchase 100,000 shares of our Company's stock at an exercise price of $0.085 for outside services associated with the maintenance of our facility in the Bahamas. These options are compensation for services rendered and to be rendered from March 2003 to February 2004 the same as the one year exercise period.



                  On On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. For each day during the five days after the notice date that the closing bid price for our common stock is below the Minimum Acceptable Price, the amount of the advance shall decrease by twenty percent (20%) of the amount requested.



            In addition, we engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration statement will be borne by us.



            We adopted a (401k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $11,000 in 2002 and $11,000 in 2003. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. In May 2002 we funded our matching contribution of approximately $33,000 for the year ended December 31, 2001 by purchasing our common stock in open market transactions. At December 31, 2002 we accrued $40,675 to fund the 401(k) plan representing our match for the plan year 2002 which has been contributed to the 401(k) plan. In March 2003, we amended the terms of the 401(k) plan to terminate our obligation to make matching contributions.



            To reduce operating costs, in November 2002 we reduced our personnel from 33 to 10 employees. This will allow us to focus on our clinical studies and maintain the critical functions and scientific personnel to manage the clinical trials and continue operations. The severance cost for these employees was approximately $54,000 which was expensed during the fourth quarter of 2002.



         We have no off-balance sheet transactions.



         The following table shows total contractual payment obligations as of June 30, 2003.



                      TOTAL CONTRACTUAL OBLIGATIONS TABLE:



                                                                  PAYMENTS DUE BY PERIOD
                                                                  ----------------------
                                                       LESS THAN 1                                   MORE THAN 5
        CONTRACTUAL OBLIGATIONS             TOTAL         YEAR         1-3 YEARS     3-5 YEARS          YEARS
        -----------------------             -----         ----         ---------     ---------          -----
Long-Term Debt Obligations               $2,054,907    $    16,659     $1,116,980    $921,268        $         0
Capital Lease Obligations                $   42,738    $    42,738     $        0    $      0        $         0
Operating Lease Obligations              $  553,000    $   299,000     $  254,000    $      0        $         0
Purchase Obligations                     $        0    $         0     $        0    $      0        $         0
Other Long-Term Liabilities Reflected    $        0    $         0     $        0    $      0        $         0
on the Registrant's Balance Sheet
under GAAP
TOTAL                                    $2,650,645    $   358,397     $1,370,980    $ 921,268       $         0






AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001


         As of December 31, 2002, we had current assets of approximately $1,770,000, compared to approximately $1,752,000 at December 31, 2001. We had total assets of approximately $4,946,000 and $5,449,000 at December 31, 2002 and 2001, respectively. Total asset levels did not change materially but total assets declined due to the increase in fixed asset depreciation for property and equipment acquisitions.

         During 2002, we used cash of approximately $8,701,000 for operating activities, as compared to approximately $8,577,000 in 2001. During 2002, we incurred expenses of:

         - approximately $2,809,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

         - approximately $904,000 in consulting fees to GloboMax and its subcontractors;

         - approximately $395,000 for rent and utilities for our Yonkers facility;

         -        approximately $295,000 for laboratory supplies;

         - approximately $986,000 in expenditures on Product R research in Israel;

         - approximately $573,000 for insurance costs and approximately $501,000 for other professional fees.

         During the year ended December 31, 2002, cash flows provided by financing activities was primarily due to the proceeds from the sale of common stock of approximately $7,114,000 and $2,000,000 in convertible debentures, offset by principal payments of approximately $169,000 on equipment obligations. This compares to the year ended December 31, 2001 where funds of approximately $5,783,000 were provided by the sale of common stock offset by principal payments of approximately $80,000 on equipment obligations.

         During the year ended December 31, 2002, cash flow used by investing activities were used for expenditures of approximately $268,000 for leasehold improvements and research and laboratory equipment at our Yonkers, New York facility.


         The following table shows total contractual payment obligations as of December 31, 2002.



                      TOTAL CONTRACTUAL OBLIGATIONS TABLE:



                                                                 PAYMENTS DUE BY PERIOD
                                                                 ----------------------
                                                       LESS THAN 1                              MORE THAN 5
        CONTRACTUAL OBLIGATIONS             TOTAL         YEAR        1-3 YEARS    3-5 YEARS       YEARS
        -----------------------             -----         ----        ---------    ---------       -----
Long-Term Debt Obligations               $1,688,275    $    25,165   $1,663,110    $       0    $         0
Capital Lease Obligations                $  110,553    $   104,719   $    5,834    $       0    $         0
Operating Lease Obligations              $  703,000    $   299,000   $  404,000    $       0    $         0
Purchase Obligations                     $        0    $         0   $        0    $       0    $         0
Other Long-Term Liabilities Reflected    $        0    $         0   $        0    $       0    $         0
on the Registrant's Balance Sheet
under GAAP
TOTAL                                    $2,501,828    $   428,884   $2,072,944    $       0    $         0


CAPITAL RESOURCES

         We have and continue to be dependent upon the proceeds from the continued sale of securities for the funds required to continue operations at present levels and to fund further research and development activities. The following table summarizes sales of our securities over the last two years.

                                                                                          PURCHASE PRICE/
                  GROSS                                         CONVERTIBLE/             CONVERSION PRICE/    EXPIRATION
DATE ISSUED      PROCEEDS        SECURITY ISSUED              EXERCISABLE INTO            EXERCISE PRICE         DATE
------------    ----------      -----------------           --------------------        ------------------    ----------
Jul-2001        $1,000,000        common stock                3,125,000 shares          $   0.32 per share        n/a

Jul-2001        $  490,000        common stock                1,225,000 shares          $   0.40 per share        n/a
                                      warrants                  367,500 shares          $   0.48 per share    7/27/2006
                                                                367,500 shares          $   0.56 per share
Aug-2001        $  600,000        common stock                2,000,000 shares          $   0.30 per share       n/a

Sep-2001        $1,000,000        common stock                6,666,667 shares          $   0.15 per share       n/a

Dec-2001        $2,000,000        common stock                7,407,407 shares          $   0.27 per share       n/a

Dec-2001        $  410,000        common stock                1,518,519 shares          $   0.27 per share       n/a

                                                                                          PURCHASE PRICE/
                  GROSS                                         CONVERTIBLE/             CONVERSION PRICE/    EXPIRATION
DATE ISSUED      PROCEEDS        SECURITY ISSUED              EXERCISABLE INTO            EXERCISE PRICE         DATE
------------    ----------    ----------------------    ----------------------------    ------------------    ----------
 Dec-2001       $  200,000              common stock                  740,741 shares    $   0.27 per share       n/a

 Feb-2002       $  500,000              common stock                3,333,333 shares    $   0.15 per share       n/a

 Feb-2002       $  500,000              common stock                3,333,333 shares    $   0.15 per share       n/a

 Mar-2002       $  500,000              common stock                3,333,333 shares    $   0.15 per share       n/a

 Apr-2002       $1,939,000              common stock               17,486,491 shares    $0.11089 per share       n/a

 May-2002       $  500,000     convertible debenture     Approx. 4,412,000 shares (1)                         5/30/2004

 May-2002       consulting                  warrants                1,000,000 shares    $   0.18 per share    5/30/2008
                  services

 Jul-2002       $1,000,000     convertible debenture     Approx. 9,350,000 shares (2)                         7/3/2004

 Jul-2002       $  500,000     convertible debenture     Approx. 4,588,000 shares (3)                         7/15/2004

 Sep-2002       $3,010,000              common stock            21,500,000 shares (4)   $   0.14 per share       n/a

                                        common stock               947,000 shares (5)   $   0.08 per share       n/a

 Dec-2002 &     $1,100,000              common stock               13,750,000 shares    $   0.08 per share       n/a

 Mar-2003

                                            warrants                9,075,000 shares    $   0.12 per share    12/2007 -
                                                                                                              3/2008

Apr-May 2003    $  562,000              common stock                7,337,500 shares    $   0.08 per share       n/a

                                            warrants                4,652,125 shares    $   0.12 per share    4/2004 -
                                                                                                              4/2008

 Apr-2003       $1,000,000     convertible debenture    Approx. 15,625,000(6) shares                          4/2008

                                            warrants               15,000,000 shares    $  0.091 per share    4/2008(7)

 June 2003      $  125,000              common stock                1,562,500 shares    $   0.08 per share       n/a

                                            warrants              1,031,250 warrants    $   0.12 per share    6/2008

 July 2003      $1,500,000    Convertible debentures               18,750,000 shares           (8)            7/2008


---------------

(1) $0.11 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(2) $0.1539 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the Market Price; or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(3) $0.1818 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the Market Price; or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(4) Does not include an additional 1,032,000 shares of common stock issued to H.C. Wainwright & Co. as part of the finder's fee for the transaction.

(5) Represents shares issued in connection with certain settlement and mutual release agreements entered in May 2003, pursuant to which, among other things, warrants to purchase 16,125,000 shares of our common stock were cancelled, we will issue an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $790,748 has been paid to date, and of which $257,143 shall be paid in four equal monthly installments until September 2003. See "Legal Proceedings."

(6) The debentures are convertible commencing July 27, 2003 at a conversion price equal to the lesser of (i) $0.08 or (ii) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. The holder may not convert more than $600,000 in any thirty-day calendar period.

(7)      The warrants are exercisable commencing October 28, 2003.


(8) The debentures are convertible commencing October 13, 2002 at a conversion price equal to the lesser of (i) $.08 or (ii) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. The holder may not convert more than $600,000 in any thirty-day calendar period.



         On March 31, 2000, we filed a shelf registration statement on Form S-3 with the SEC relating to the offering of shares of our common stock to be used in connection with financings. As of June 30, 2003, we had issued and sold approximately 59 million shares of our common stock and received gross proceeds of approximately $11.2 million under the shelf registration statement. The shelf registration statement is no longer available for our use.



         On July 27, 2001, pursuant to a securities purchase agreement with unaffiliated accredited purchasers, we authorized the issuance of and sold 1,225,000 shares of our common stock and warrants to purchase an aggregate of 735,000 shares of common stock in a private offering transaction pursuant to
Section 4(2) of the Securities Act for a purchase price of $0.40 per share, for an aggregate purchase price of $490,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until July 27, 2006. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares. With certain exceptions, the warrant exercise price and the number of shares of common stock issuable upon exercise of such warrants shall be adjusted from time to time upon
(i) the issuance of common stock without consideration, (ii) a stock split, reverse stock split or a stock dividend; (iii) a reorganization or reclassification; or (iv) a liquidation, dissolution or distribution. As of the date hereof, none of the warrants had been exercised.


         On May 30, 2002 we entered into an agreement with Harbor View Group, Inc to terminate a consulting agreement effective as of December 31, 2001. The consultant continued to perform services after the termination date and as full compensation we granted warrants to purchase 1,000,000 shares of our common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008.


         During the second quarter of 2002, we issued to James Dicke II, a former director, Peter Lunder, a former advisory board member, and O. Frank Rushing and Justine Simonirs an aggregate of $2,000,000 principal amount of our 5% convertible debentures at par in several private placements pursuant to
Section 4(2) of the Securities Act. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the $500,000 of the debentures which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date; or
(ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. As of June 30, 2003, principal and interest on the debentures in the amount of $917,904 had been converted into 7,927,255 shares of our common stock.



         On September 10, 2002, we issued and sold an aggregate of 21,500,000 shares of our common stock pursuant to a securities purchase agreement with the investors listed below for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of our common stock at an exercise price of $0.25 per share, subject to adjustment, as described below, in a private offering transaction pursuant to Section 4(2) of the Securities Act.



           INVESTOR NAME              PURCHASE PRICE      SHARES       WARRANTS
           -------------              --------------      ------       --------
SDS Merchant Fund, LP                 $      900,000     6,428,571     4,821,429
Stonestreet Limited Partnership              750,000     5,357,143     4,017,857
01144 Ltd.                                   100,000       714,286       535,714
Bristol Investment Fund Ltd.                 400,000     2,857,143     2,142,857
Alpha Capital                                500,000     3,571,429     2,678,571
Xmark Fund, Ltd.                             154,000     1,100,000       825,000
Xmark Fund, L.P.                              56,000       400,000       300,000
RIG MicroCap Fund LP                         100,000       714,286       535,714
Richard Melnick                               50,000       357,143       267,857
                                      $    3,010,000    21,500,000    16,125,000


In addition, pursuant to a placement agent agreement with H.C. Wainwright & Co., Inc. ("HCW"), we paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of our common stock. An adjustment provision in the warrants provided that at 60 and 120 trading days following the original issue date of the warrants, a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of our common stock for the 60 trading days preceding the applicable determination date and (ii) 21,500,000, provided however, that no adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002 we filed suit against certain of the investors in connection with the warrant repricing provisions of the agreement, and during May 2003, we entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September 2002 financing of their right to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $790,748 has been paid to date, and of which $257,143 shall be paid in four equal monthly installments until September 2003. 680,000 of the shares issued are subject to a 145-day lock-up agreement. (See "Legal Proceedings").

         From December 2002 through June 2003, we authorized the issuance of and sold 22,650,000 shares of our common stock and warrants to purchase up to 13,590,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,812,000 pursuant to securities purchase agreements with the purchasers listed below and in the Selling Stockholder table on page 18, in the following amounts in a private offering transaction pursuant to Section 4(2) of the Securities Act. In connection with the agreements, we paid finders' fees to Harbor View Group and AVIX, Inc consisting in the aggregate of (i) approximately $92,220 and (ii) warrants to purchase 1,168,375 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share commencing six months after the issuance date, for a period of five years. As of the date of this report, none of such warrants had been exercised. As at June 30, 2003 1,562,500 shares and warrants to purchase 1,031,250 shares were not issued and are reflected on the Balance Sheet as Common Stock subscribed but not issued in the amount of $125,000.



           INVESTOR NAME              PURCHASE PRICE      SHARES       WARRANTS
           -------------              --------------      ------       --------
Frank Vigliarolo                      $       50,000       625,000       375,000
Keith Leonard                         $       50,000       625,000       375,000
Edward & Linda Gorkes                 $      200,000     2,500,000     1,500,000
Russell Kuhn (Parkside)               $      100,000     1,250,000       750,000
Larry Pomerantz                       $       50,000       625,000       375,000
Michael Berman                        $       50,000       625,000       375,000
Ira Kent                              $        8,000       100,000        60,000
Frederick Cohen                       $        8,000       100,000        60,000
Gerald Director                       $        8,000       100,000        60,000
Allen & Barbara Ross                  $        8,000       100,000        60,000
Alan Halpert                          $       16,000       200,000       120,000
Leonard Cohen                         $       24,000       300,000       180,000
Barry L. Johnston TR                  $       24,000       300,000       180,000
Todd & Lynda Cohen                    $       40,000       500,000       300,000
Henry E. & Dixie Cartwright           $       40,000       500,000       300,000
Benjamin H. Kirsch                    $      150,000     1,875,000     1,125,000
Gene Cartwright                       $       60,000       750,000       450,000
Beth & Elliot Bauer                   $       74,000       925,000       555,000
Gerald Smallberg                      $       16,000       200,000       120,000
Leonard Cohen                         $       32,000       400,000       240,000
David Sass                            $       50,000       625,000       375,000
Beth and Elliot Bauer                 $       42,000       525,000       315,000
Larry Pomerantz                       $       50,000       625,000       375,000
Frank Smith                           $       25,000       312,500       187,500
Russell & Jean Kuhn                   $       25,000       312,500       187,500
Charles & Janet Ernst                 $       25,000       312,500       187,500
Dorothy Christofides                  $       32,000       400,000       240,000
Edward & Linda Gorkes                 $       50,000       625,000       375,000
Pomerantz Trust                       $       30,000       375,000       225,000
Russell Kuhn                          $       50,000       625,000       375,000
Frederick Lutz                        $       25,000       312,500       187,500
Dean Skillman                         $       50,000       625,000       375,000
Harbor View Group                     $       25,000       312,500       187,500
Phillip Brennan                       $       25,000       312,500       187,500
Eric Goldstein                        $       12,500       156,250        93,750
Michael Rapf                          $       12,500       156,250        93,750
-------------------
TOTAL                                 $    1,812,000    22,650,000    13,590,000



            On April 11, 2003 pursuant to a securities purchase agreement with James F. Dicke II, a former member of our Board of Directors, we sold 3,125,000 shares of common stock and warrants to purchase 1,875,000 shares of common stock at an exercise price of $0.12 per share through April 2007, for an aggregate purchase price of $250,000 in a private offering transaction pursuant to Section 4(2) of the Securities Act.



            On April 28, 2003 pursuant to a securities purchase agreement with David Provence in a private offering transaction pursuant to Section 4(2) of the Securities Act, we sold 312,500 shares of common stock and warrants to purchase 187,500 shares of common stock at an exercise price of $0.12 per share through April 2007, for an aggregate purchase price of $25,000. In connection with the transaction, we paid a finders' fee to Harbor View Group consisting of warrants to purchase 15,625 shares of our common stock at an exercise price per share of $0.12 until April 2004.



            On April 28, 2003 we entered into a securities purchase agreement with Cornell Capital, in a private offering transaction pursuant to Section 4(2) of the Securities Act, to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, of which $1,000,000 was purchased on April 28, 2003; $500,000 of convertible debentures was purchased on July 18, 2003; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC. Interest is payable in cash or common stock at the option of Cornell. Pursuant to the agreement, Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased , along with warrants to purchase an aggregate of 15,000,000 shares of our common stock at an exercise price of $0.091 commencing on October 28, 2003 through April 28, 2008. Pursuant to the terms of the agreement, commencing July 27, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at Cornell Capital's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period. Advanced Viral has redemption rights. If Advanced Viral exercises certain of these redemption rights, Advanced Viral may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell Capital will receive a warrant to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date. In addition, in connection with the securities purchase agreement, we issued to Cornell Capital a warrant to purchase 15,000,000 shares of our common stock exercisable for 5 years at an exercise price of $0.091. The warrant is not exercisable prior to October 28, 2003.



            On April 28, 2003, we entered into an equity line of credit agreement with Cornell in a private offering transaction pursuant to Section 4(2) of the Securities Act. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to Cornell of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to Cornell requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay Cornell a fee equal to five percent (5%) of the amount of each advance. However, Cornell's obligation to purchase and our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify Cornell of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with Cornell. In connection with this agreement, we issued 107,527 shares of our common stock to Katalyst LLC in consideration for its exclusive placement agent services.



            On July 18, 2003 we entered into an additional securities purchase agreement with Cornell Capital, in a private offering transaction pursuant to
Section 4(2) of the Securities Act, whereby Cornell Capital purchased $1,000,000 of our 5% secured convertible debentures, due July 17, 2008. Pursuant to the agreement, Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased. The convertible debentures are secured by the assets of Advanced Viral until 50 days after the effectiveness of the registration statement of which this prospectus is a part. Pursuant to the terms of the agreement, commencing October 18, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at Cornell Capital's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period. Subject to certain exceptions, at our option, we may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell Capital will receive warrants to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.

OUTSTANDING SECURITIES


         As of September 16, 2003, in addition to the 487,147,136 shares of our common stock currently outstanding, we have: (i) outstanding stock options to purchase an aggregate of approximately 87.7 million shares of common stock at exercise prices ranging from $0.052 to $0.36, of which approximately 81.7 million are currently exercisable; (ii) outstanding warrants to purchase an aggregate of approximately 58.9 million shares of common stock at prices ranging from $0.091 to $1.00, all of which warrants are currently exercisable; (iii) approximately 40.3 million shares of common stock underlying certain outstanding convertible debentures. The foregoing does not include shares issuable pursuant to the equity line of credit agreement.



         If all of the foregoing were fully issued, exercised and/or converted, as the case may be, we would receive proceeds of approximately $31.0 million, and we would have approximately 673.9 million shares of common stock outstanding. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms. Furthermore, the sale or availability for sale of this number of shares could limit the annual amount of net operating loss carryforwards that could be utilized.


PROJECTED EXPENSES

         During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for Product R. We currently do not have cash available to meet our anticipated expenditures.


         We are currently seeking additional financing. We anticipate that we can continue operations through September 2003 with our current liquid assets, if none of our outstanding options or warrants is exercised or additional securities sold. Any proceeds received from the exercise of outstanding options or warrants will contribute to working capital and increase our budget for research and development and clinical trials and testing, assuming Product R receives subsequent approvals to justify such increased levels of operation. The recent prevailing market price for shares of common stock has from time to time been below the exercise prices of certain of our outstanding options or warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If none of the outstanding options or warrants is exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to materially limit operations. We anticipate that we will be required to sell additional securities to obtain the funds necessary to continue operations and further our research and development activities. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain. Management is not certain whether, at present, debt or equity financing will be readily obtainable or whether it will be on favorable terms. Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we will never be able to sell Product R commercially.


GOING CONCERN


         The independent certified public accountants' reports on our consolidated financial statements for the fiscal year ended December 31, 2002 includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are currently seeking additional financing and do not have cash available to meet our anticipated expenditures. We anticipate that we can continue operations through SEPTEMBER 2003 with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold. However, there can be no assurance that these actions will result in sufficient funds to finance operations. If we do not raise sufficient cash from external sources to satisfy our on-going expenditures, we will be required to materially limit our operations. Failure to raise additional capital and materially limit our operations could have a material adverse effect on our operations. This raises substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CRITICAL ACCOUNTING POLICIES

         OTHER ASSETS

         Patent development costs are capitalized as incurred. Such costs will be amortized over the life of the patent, commencing at the time Product R is marketed. Loan costs include fees paid in connection with the February 2001 private equity line of credit agreement and are being amortized over the life of the agreement.

         STOCK-BASED COMPENSATION

         Advanced Viral has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to Advanced Viral's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. Advanced Viral follows SFAS No. 123 in accounting for stock options issued to non-employees.

RECENT ACCOUNTING PRONOUNCEMENTS


         During April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The adoption of SFAS 149 will not have any impact on our operating results or financial position as we do not have any derivative instruments that are affected by SFAS 149 at this time.



         During May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on our operating results or financial position as we do not have any financial instruments with characteristics of both liabilities and equity that are not already classified as liabilities.



         In November 2002 the FASB issued FASB Interpretation No., or FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantor's previous accounting for guarantees that were issued before the date of FIN 45's initial application may not be revised or restated to reflect the effect of the recognition and measurement provisions of the Interpretation. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. Advanced Viral is not a guarantor under any significant guarantees and thus this interpretation is not expected to have a significant effect on Advanced Viral's financial position or results of operations.


         On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of SFAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS 123, Accounting for Stock-Based Compensation. SFAS 148 does not change the provisions of SFAS 123 that permits entities to continue to apply the intrinsic value method of APB 25, Accounting for Stock Issued to Employees. As Advanced Viral continues to follow APB 25, its accounting for stock-based compensation will not change as a result of SFAS 148. SFAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures are effective immediately and have been included in Advanced Viral's consolidated financial statements. The new interim disclosure provisions will be effective in the first quarter of 2003.

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. Advanced Viral does not expect the adoption of this standard to have any impact on its financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 is effective for fiscal years beginning after May 15, 2002. Advanced Viral has not determined the impact that SFAS 145 will have, if any, on its financial statements.

         In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS 144 retains the requirement in Opinion No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. Advanced Viral adopted SFAS 144 on January 1, 2002.

         In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets which replace Accounting Principles Board Opinion Nos. 16, Business Combinations and 17, Intangible Assets, respectively. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that the use of the pooling-of-interests method be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS No. 142, which Advanced Viral will be required to adopt on January 1, 2002. After December 31, 2001, goodwill can only be written down upon impairment discovered during annual tests for fair value, or discovered during tests taken when certain triggering events occur. Advanced Viral adopted SFAS 142 on January 1, 2002 and there was no impact on the results of operations or financial position of Advanced Viral.

         In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25 (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequences of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. Advanced Viral adopted FIN 44 in the third quarter of 2000 and there was no material impact on Advanced Viral's results of operations or financial position.

         In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133 an Amendment of SFAS No. 133, which deferred the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Historically, Advanced Viral has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Adoption of the new standard on January 1, 2001 had no effect on the financial statements.

                    CHANGES OR DISAGREEMENTS WITH ACCOUNTANTS

         There have been no changes to, or disagreements with, our accountants, Rachlin Cohen & Holtz LLP, during the past two fiscal years.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Advanced Viral does not own any securities or instruments subject to market risk for which disclosure is required.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

         Our directors and executive officers, their respective ages, and their positions held with us are as follows:

      NAME                   AGE                                               POSITION
-------------------          ---              -----------------------------------------------------------------------------
Eli Wilner                    47              President, Chief Executive Officer, Secretary and Chairman of the Board
Alan V. Gallantar             45              Chief Financial Officer and Treasurer
David Seligman                64              Director
Nancy J. Van Sant             53              Director
Roy S. Walzer                 55              Director


         The following is certain summary information with respect to the directors and executive officers of Advanced Viral. There are no family relationships between or among the directors, executive officers or any other person. None of Advanced Viral's directors or executive officers is a director of any company that files reports with the SEC. None of the Advanced Viral's directors have been involved in any bankruptcy or criminal proceeding (excluding traffic or other minor offenses), nor has been enjoined from engaging in any business.





         ELI WILNER, our President, Chief Executive Officer, Secretary and Chairman of the Board of Directors, has been a director since December 2001, Chairman of the Board since May 2002 and President and Chief Executive Officer since August 2003. He is the founder and CEO of Eli Wilner & Company, a New York City art gallery established in 1983, and is also a leading frame dealer, restorer, collector and published author. Mr. Wilner was a Bryant Fellows Member of the Metropolitan Museum of Art in New York City from 1990 to 2000 and since 1990 has been a member of the Forum and Director's Circle of the National Museum of American Art in Washington, D.C. Mr. Wilner is a graduate of Brandeis University, where he received his B.A. in Fine Arts in 1976, and Hunter College, where he received his M.A. in 1978.



         ALAN V. GALLANTAR has been Chief Financial Officer since October 1999 and Treasurer since December 2001. Mr. Gallantar was treasurer and controller from 1998 to 1999 of AMBI, Inc., a nutraceutical company, senior vice president and chief financial officer from 1992 to 1997 of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, and vice president and divisional controller from 1989 to 1991 for PaineWebber Incorporated. From 1985 to 1989, Mr. Gallantar was second vice president at The Chase Manhattan Bank, N.A., and from 1983 to 1985, was a senior accountant at Philip Morris Incorporated. From 1979 to 1983, Mr. Gallantar was a senior accountant in the audit department of Deloitte & Touche.


         DAVID SELIGMAN, a director since December 2001, is a partner and founder of the Law Office of David Seligman, established in 1995. Since 1997, Mr. Seligman has been a consulting attorney to Gibbons, Del Deo, Dolan, Griffinger and Vecchione, a New Jersey based law firm. Mr. Seligman has over thirty years of legal experience in the pharmaceutical industry, twenty-five of which were spent supervising the activities of law department attorneys and outside counsel. From 1989 to 1995, Mr. Seligman was Associate Vice President and responsible for the general legal activities of various divisions of Hoffmann-La Roche Inc. Mr. Seligman is a member of the New York and New Jersey State Bar Associations, and sits on the boards of Oxford Pharmaceutical Services, Inc. and Greenbrook Pharmaceuticals, LLC. Mr. Seligman graduated from Columbia University, College of Pharmacy (B.S.) in 1959, Fordham University School of Law (J.D.) in 1962, and New York University School of Law (L.L.M.) in 1966.

         NANCY J. VAN SANT, ESQ., a director since May 2002, has been a director of the Miami, Florida law firm of Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Terzo & Waldman, P.A. and/or its predecessors since 1992. From 1977 through 1990, Ms. Van Sant was an attorney with the SEC serving as Regional Trial Counsel and Chief of the Branch of Investigations and Enforcement.

         ROY S. WALZER was appointed to the Board of Directors in June 2002. Since 1987, Mr. Walzer has been the President of the private investment firms Litchfield Partners, Ltd. and the Managing Partner of Litchfield Partners I since 1999, which firms invest in pharmaceuticals, biotech and technology companies. Prior to founding Litchfield Partners, Mr. Walzer served as Executive Vice President and General Counsel with Sealy Connecticut from 1976 to 1986.


         Shalom Z. Hirschman, M.D. stepped down in August 2003 from his position as our President, Chief Executive Officer and Chief Scientific Officer and a director of Advanced Viral, which positions he had held since October 1996, in order to devote his full efforts to his position as our Chief Scientist with responsibilities assigned by the Board. Dr. Hirschman was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996. Dr. Hirschman has been responsible for bringing our principal product, Product R, into human clinical trials.

         We have initiated a search for a new President and Chief Executive Officer. In the immediate period, Mr. Wilner will assume the role of interim President and Chief Executive Officer until a Chief Executive Officer and President is retained.


ELECTION OF DIRECTORS AND OFFICERS

         Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. Advanced Viral's By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his successor.

MEETINGS OF THE BOARD OF DIRECTORS

         During our fiscal year ended December 31, 2002, our Board of Directors held 20 meetings. All members of the Board of Directors attended at least 75% of such meetings. Advanced Viral does not pay directors for their attendance at meetings, but may revisit this position in the future.

RESIGNATIONS OF MEMBERS OF THE BOARD OF DIRECTORS


         Richard Kent, M.D. and Shalom Z. Hirschman, M.D. resigned as members of our Board of Directors in February 2003 and August 2003, respectively.


COMMITTEES OF THE BOARD OF DIRECTORS

         Advanced Viral's Board of Directors has an Executive Management Committee, Audit Committee, Compensation Committee and an Investment Analysis Committee. The Board of Directors does not have a standing Nominating Committee.


         EXECUTIVE MANAGEMENT COMMITTEE. The Executive Management Committee has been delegated the authority to oversee the strategic management of Advanced Viral. Eli Wilner and David Seligman serve as members of the Executive Management Committee.


         AUDIT COMMITTEE. The Audit Committee is responsible for nominating Advanced Viral's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with Advanced Viral's independent accountants, and reviewing the financial statements, audit practices and internal controls of Advanced Viral. The current members of the Audit Committee are Eli Wilner, David Seligman and Roy A. Walzer. During 2002, the Audit Committee held one meeting.

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of Advanced Viral to the Board of Directors. The current members of the Compensation Committee are Eli Wilner, David Seligman, Nancy Van Sant and Roy A. Walzer.

         INVESTMENT ANALYSIS COMMITTEE. The Investment Analysis Committee has been delegated the authority to analyze financing and investment alternatives for Advanced Viral. Roy A. Walzer serves as the sole member of this committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of Eli Wilner, David Seligman, Nancy Van Sant and Roy A. Walzer. During the last fiscal year, no interlocking relationship existed between Advanced Viral's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                             AUDIT COMMITTEE REPORT


         The Audit Committee for the last fiscal year consisted of two non-employee Directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship to Advanced Viral that may interfere with his independence from Advanced Viral and its management.

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by Advanced Viral to any governmental body or the public, Advanced Viral's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and Advanced Viral's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of Advanced Viral and meets with such personnel of Advanced Viral to review the scope and the results of the annual audit, the amount of audit fees, Advanced Viral's internal accounting controls, Advanced Viral's financial statements contained in Advanced Viral's Annual Report to Stockholders and other related matters.

         The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2002 audited by Rachlin Cohen, Advanced Viral's independent auditors. The Audit Committee has discussed with Rachlin Cohen various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has also received the written disclosures and the letter from Rachlin Cohen required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Viral's Annual Report on Form 10-K for the fiscal year ending December, 2002 for filing with the Securities and Exchange Commission.

         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this prospectus or registration statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         The following table summarizes all compensation awarded to, earned by or paid to (a) our Chief Executive Officer and (b) our other executive officers whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to us during the years indicated.

                           SUMMARY COMPENSATION TABLE


                                                                                                    LONG TERM
                                                             ANNUAL COMPENSATION               COMPENSATION AWARDS
                                                          --------------------------------------------------------------
                                                                                          SECURITIES
                                                                      OTHER ANNUAL        UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION        YEAR     SALARY     BONUS(1)   COMPENSATION (2)   OPTIONS/SARS(3)   COMPENSATION(4)
------------------------------------------------------------------------------------------------------------------------
Shalom Z. Hirschman, MD, Chairman     2002    $361,000    $25,000    $        26,800                      $       17,865
December 2001 to May 2002,            2001    $361,000    $25,000    $        30,192                --    $       21,270
President, Chief Executive            2000    $361,000    $     0    $        30,775                --    $        4,540
Officer and Chief Scientific
Officer from October 1996 to
August 2003 and consultant from
May 24, 1995 until October 1996
Alan V. Gallantar, Chief Financial    2002    $223,000    $22,500    $         6,000                --                --
Officer since October 1999;           2001    $225,000    $25,000    $         6,000                --                --
Treasurer since December 2001         2000    $200,000    $25,000    $        21,000                --                --

William Bregman, Secretary and        2002         n/a        n/a                n/a               n/a               n/a
director from 1985 until December     2001    $ 70,000         --                 --                --    $      150,000(5)
2001, treasurer from 1985 to 1999.    2000    $ 60,000         --                 --                --    $        2,500(4)

Bernard Friedland, Chairman of        2002         n/a        n/a                n/a               n/a               n/a
Advanced Viral and President of       2001    $ 70,000         --                 --                --    $      150,000(5)
subsidiary Advance Viral Research     2000    $ 60,000         --                 --                --    $        1,800(4)
Ltd. from 1985 to December 2001


---------------




(1) With respect to Dr. Hirschman, represents portion of bonus paid to Dr. Hirschman pursuant to the terms of his employment agreement in connection with the IND number granted by the FDA. The remaining $50,000 due has been accrued as of December 31, 2002.

(2) Other Annual Compensation for Dr. Hirschman includes medical insurance premiums paid by Advanced Viral on his behalf, and aggregate incremental cost to Advanced Viral of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance. Other Annual Compensation for Mr. Gallantar includes an automobile allowance of $500 per month and allowance for moving expenses of approximately $15,000.

(3) Includes all options granted during fiscal years shown. No stock appreciation rights were granted with any options.

(4) Represents the dollar value of insurance premiums paid by or on behalf of Advanced Viral with respect to term life insurance for the benefit of the Named Executive Officers.

(5) Represents payments made to Messrs. Bregman and Friedland pursuant to the terms of the severance agreements discussed below.

         The following table sets forth certain summary information concerning exercised and unexercised options to purchase our common stock as of December 31, 2002 held by the Named Executive Officers. No options were exercised during the year ended December 31, 2002 by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                               OPTIONS                   IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED                              AT FISCAL YEAR-END              AT FISCAL YEAR-END
           NAME              ON EXERCISE (#)    VALUE REALIZED(1)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
-------------------------    ---------------    ----------------       -------------------------       --------------------------
Shalom Z. Hirschman, M.D.           0                  N/A                  39,100,000 / 0             $            0 / $0 (2)(3)
Alan V. Gallantar                   0                  N/A                   4,547,880 / 0             $            0 / $0 (2)(4)
William Bregman                     0                  N/A                           0 / 0             $            0 / $0

                                                                       NUMBER OF SECURITIES
                                                                      UNEXERCISED UNDERLYING       VALUE OF UNEXERCISED
                                                                              OPTIONS              IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED                            AT FISCAL YEAR-END          AT FISCAL YEAR-END
           NAME              ON EXERCISE (#)    VALUE REALIZED(1)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------------    ---------------    ----------------    -------------------------    -------------------------

Bernard Friedland                   0                  N/A                    0 / 0                      $0 / $0

---------------
(1) Based on the difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.

(2) Based on the difference between the average of the closing bid and ask prices per share of the common stock as reported by the Bulletin Board on December 31, 2002, $0.08, and the exercise or base price of in-the-money stock options.

(3) As of December 31, 2002, Dr. Hirschman held options to purchase 4,100,000 shares of common stock at $0.18 per share; 4,000,000 shares of common stock at $0.19 per share; 4,000,000 shares of common stock at $0.27 per share; 4,000,000 shares of common stock at $0.36 per share, and 23,000,000 shares of common stock at $0.27, all of which are currently exercisable.

(4) As of December 31, 2002, Mr. Gallantar held options to purchase 4,547,880 shares of common stock at $0.24255 per share, all of which were exercisable as of such date.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS


         On August 27, 2003, Shalom Z. Hirschman, M.D. resigned as an officer and director of Advanced Viral upon the terms and conditions of a Third Amended and Restated Employment Agreement dated August 27, 2003, and Eli Wilner was appointed as interim President and Chief Executive Officer of Advanced Viral. The resignation of Dr. Hirschman was not due to any disagreement with Advanced Viral on any matter relating to Advanced Viral's operations, policies or practices.


HIRSCHMAN EMPLOYMENT AGREEMENT


         Pursuant to a Third Amended and Restated Employment Agreement dated as of August 26, 2003 between Advanced Viral and Dr. Hirschman, we employ Dr. Hirschman on a full business time basis as our as our Chief Science Officer. Pursuant to the agreement, the term of Dr. Hirschman's employment continues until December 31, 2004 unless sooner terminated pursuant to the agreement. If the agreement is terminated by us for cause, all unvested stock options granted to Dr. Hirschman expire within 90 days of such termination date. If the agreement is terminated by Dr. Hirschman for good reason, we are required to pay to Dr. Hirschman his annual salary and employee benefits through the term of the agreement. Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy at least in the amount of $1,000,000, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that we shall:



     - lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;



     - reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses (i) his license fees, membership dues in professional organizations, subscriptions to two professional journals, not to exceed $1,200; (ii) necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of the Company and as requested by the board of directors, and all other expenses that may be pre-approved by our board of directors; and



     - provide not less than four weeks paid vacation annually and such paid sick or other leave as we provide to all of our employees.



         The agreement also provides for the payment of $50,000 to Dr. Hirschman provided (i) the Company receives new financing or a capital investment of not less than $1,500,000, and (ii) Dr. Hirschman is terminated other than For Cause. The agreement further contains certain confidentiality and non-compete provisions, and ratifies his currently outstanding stock options.

SEVERANCE AGREEMENTS

         On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of Advanced Viral upon the terms and conditions of separate Severance Agreements (the "Severance Agreements"), and James F. Dicke II, Christopher Forbes, David Seligman, and Eli Wilner were appointed to the board of directors of Advanced Viral. The resignations of Messrs. Bregman, Friedland and Silver were not due to any disagreement with Advanced Viral on any matter relating to Advanced Viral's operations, policies or practices.

         In connection with their resignation, we paid $150,000 in one lump sum to each of Messrs. Bregman and Friedland, and $2,500 to Mr. Silver. In addition, the Severance Agreements provide as follows:

         - That Messrs. Bregman and Friedland shall have the combined right until November 29, 2003 to appoint one additional member to the Board of Directors of Advanced Viral reasonably acceptable to Advanced Viral, so long as both Messrs. Bregman and Friedland own shares of Advanced Viral. The Bregman/Friedland designee, if elected, shall serve on Advanced Viral's Board of Directors until his successor is duly elected and qualified, and may be removed as a member of the Board of Directors of Advanced Viral, with or without cause, by the affirmative vote of the members of Advanced Viral's then Board of Directors at any time following the date which is the earlier to occur of: (i) November 29, 2003 or
                  (ii) the complete divestiture of both Messrs. Bregman's and Friedland's ownership in Advanced Viral.

         - All agreements regarding the voting or disposition of shares of common stock of Advanced Viral held by each of Messrs. Bregman and Friedland are terminated.

         - Advanced Viral shall have a right of first refusal to purchase shares of common stock owned by Messrs. Bregman and Friedland upon the receipt by Messrs. Bregman or Friedland, as the case may be, of a bona fide offer from an unrelated third party to purchase such shares in an "on-the-market" or "off-the-market" transaction, upon the terms set forth in the Severance Agreements.

         - With respect to the election of directors and compensation packages for directors of Advanced Viral, each of Messrs. Bregman and Friedland agreed to grant Advanced Viral an irrevocable proxy to vote all the shares of its common stock they beneficially own at any annual, special or adjourned meeting of the stockholders of Advanced Viral until the earlier to occur of November 29, 2003 or, as to those shares sold, the date of the sale of such shares by Messrs. Bregman or Friedland, as the case may be, to one or more unrelated third parties in a bona fide sale after Messrs. Bregman or Friedland, as the case may be, shall have first complied with Advanced Viral's right of first refusal described in the Severance Agreements.

         - Advanced Viral agreed, to the fullest extent permitted by Delaware law and its charter documents, to indemnify each of Messrs. Bregman, Friedland and Silver for all amounts (including reasonable attorneys' fees) incurred or paid in connection with any action, proceeding, suit or investigation arising out of or relating to their performance of services for Advanced Viral.

         - Advanced Viral agreed to continue the directors' and officers' liability insurance for each of Messrs. Bregman, Friedland and Silver until November 29, 2007.

         In connection with satisfying our financial obligations to our retiring directors under the Severance Agreements, we obtained a loan in the amount of $200,000 from our Chief Financial Officer, Alan Gallantar, as evidenced by a Demand Promissory Note dated December 14, 2001 (the "Note"). We were obligated to repay the Note upon our receipt of proceeds upon the consummation of new financing. The Note was repaid in full on December 17, 2001.

ADVANCED VIRAL RESEARCH CORP. CASH OR DEFERRED PLAN AND TRUST (401(k))


         Advanced Viral has adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $10,500 in 2001. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. In May 2002 we funded our matching contribution of approximately $33,000 for the year ended December 31, 2001 by purchasing our common stock in open market transactions. At December 31, 2002 we accrued $40,675 to fund the 401k plan representing our match for the plan year 2002. We intend to purchase our common stock in the open market at prevailing market prices to satisfy our 2002 matching contribution obligations. In March 2003, we amended the terms of the 401(k) plan to terminate our obligation to make matching contributions.

                          COMPARATIVE STOCK PERFORMANCE

         SEC rules require that a line graph performance presentation be provided comparing cumulative total stockholder return with a performance indicator of a broad market index and a nationally recognized industry index. The graph and table set forth below compare the cumulative total stockholder return on Advanced Viral's Common Stock for 1997 through 2002 with the Dow Jones Pharmaceuticals Index and the Dow Jones Equity Market Index for the same period. The graph and table assume an investment of $100 in the Common Stock and each index on December 31, 1996 and the reinvestment of all dividends, if any.

                         5-YEAR CUMULATIVE TOTAL RETURN

                                     12/97      12/98      12/99      12/00      12/01      12/02
                                     ------     ------     ------     ------     ------     ------
Advanced Viral Research Corp.        100.00     109.61      98.70     168.83     137.66      41.56
Dow Jones Pharmaceuticals            100.00     124.90     153.28     139.07     122.50      95.45
Dow Jones Equity Market              100.00     148.67     133.94     185.78     155.22     123.59

                              [PERFORMANCE GRAPH]

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information regarding the common shares of Advanced Viral owned as of September 17, 2003: (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of our directors, (iii) by each of our Named Executive Officers identified in the Summary Compensation Table above and (iv) by all directors and executive officers of Advanced Viral as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.



                                                                                        PERCENTAGE
NAME OF BENEFICIAL OWNER                                         NUMBER OF SHARES     OWNERSHIP(1)
-----------------------------------------------------------      ----------------     ------------
William Bregman(2, 3)                                                  38,086,988              7.8%
Shalom Z. Hirschman, MD(4)                                             39,100,000              7.4%
Eli Wilner(5)                                                          20,875,000              4.1%
Alan V. Gallantar(6)                                                    4,547,880                 *
David Seligman(7)                                                       5,762,500              1.2%
Nancy J. Van Sant(7)                                                    4,112,500                 *
Roy Walzer(7)                                                           4,566,300                 *
Cornell Capital, LP                                                    39,062,500             7.42%
                                                                 ----------------     ------------
All directors and executive officers as a group (6 persons)            78,964,180             14.0%
                                                                 ================     ============


---------------
* Represents less than 1% .


(1) The applicable percentage ownership is based on 487,147,136 shares outstanding as of September 17, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of September 17, 2003.


(2) Pursuant to their severance agreements with Advanced Viral, each of Messrs. Bregman and Friedland have granted to Advanced Viral, with respect to the election of directors and compensation packages for directors of Advanced Viral, an irrevocable proxy to vote such shares of common stock at any stockholders meeting until the earlier to occur of November 29, 2003 or as to those shares sold, the date of the sale of such shares by either Mr. Bregman or Mr. Friedland, as the case may be, to one or more unrelated parties.


(3) Includes 21,758,614 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; 215,000 shares owned by Carol Bregman, his daughter; 215,000 shares owned by Janet Berlin, his daughter; 215,000 shares owned by Forest Berlin, his grandson; 215,000 shares owned by Jessica Berlin, his granddaughter; and 105,000 shares owned by David Berlin, his son-in-law.


(4) Represents 39,100,000 shares that may be acquired pursuant to currently exercisable options to purchase common stock.



(5) Includes (i) 750,000 shares issuable pursuant to currently exercisable outstanding warrants; (ii) 18,462,500 shares that may be acquired pursuant to currently exercisable stock options; (iii) 362,500 shares beneficially owned by his wife Barbara Ann Brennan; and (iv) 50,000 shares beneficially owned by his step-daughter Celia Conaway. Mr. Wilner is the interim President, Chief Executive Officer and Secretary and Chairman of the Board of Directors of Advanced Viral Research Corp.



(6) Represents shares that may be acquired pursuant to currently exercisable stock options. Mr. Gallantar is the CFO and Treasurer of Advanced Viral Research Corp.


(7) Represents shares that may be acquired pursuant to currently exercisable stock options. The persons listed are Directors of Advanced Viral Research Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         We have granted stock options to certain of our executive officers, as described under the caption "Executive Compensation." We have entered into severance agreements with certain of our former officers and directors as described under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."



            In November 2002, we retained Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Terzo & Waldman, P.A., a law firm of which Ms. Van Sant is a partner, to provide legal services in connection with certain legal proceedings. For the fiscal year ended December 2002 we were billed and paid approximately $69,000 to date. For the fiscal year ended December 2002 we were billed and paid approximately $69,000 to date. From January through September 16, 2003, we were billed approximately $244,000 and have paid approximately $109,000 to date.



            In April 2003, Advanced Viral entered into a six-month consulting agreement with Robert Nowinski, Ph.D. Pursuant to the agreement, Mr. Nowinski is a consultant to the Board of Directors and as such his consulting assignments are prescribed by the Board. To date, Mr. Nowinski has advised Advanced Viral in the areas of fund raising, strategic partnerships and operations. Pursuant to the consulting agreement, Mr. Nowinski is entitled to receive approximately $22,500 monthly, which amount was increased in July 2003 from $15,700. In addition, Mr. Nowinski is entitled to receive 5% in cash and 5% in warrants of any net proceeds received by Advanced Viral from the sale by Advanced Viral of Advanced Viral's securities during the period of time Mr. Nowinski is a consultant to Advanced Viral.


         Article 9 of our Certificate of Incorporation contains the following provision with respect to indemnification of directors and officers:

         "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the Delaware General Corporation Law ("DGCL").

         Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article 11, which provides:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         The above discussion of our Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

         Pursuant to the foregoing, we currently maintain directors and officers insurance coverage. We may be required to indemnify certain officers and directors against liabilities that arise by reason of their status or service as officers or directors. In certain circumstances, we may be required to advance the expenses an officer or director incurs in legal proceedings. We believe that the provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

         We believe that all of the above transactions were conducted at "arm's length", representing what we believe to be fair market value for those services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Viral's officers and directors, and persons who own more than ten percent of a registered class of Advanced Viral's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Advanced Viral with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to Advanced Viral, Advanced Viral believes that during 2002 there was no delinquency in the Section 16(a) filing obligations of Advanced Viral's officers, directors and ten percent beneficial owners.

                            DESCRIPTION OF SECURITIES


         Our Certificate of Incorporation authorizes us to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of September 16, 2003, there were outstanding 487,147,136 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders.


TRANSFER AGENT

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, located in Brooklyn, New York. The transfer agent's phone number is 718-921-8120.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law ("DGCL"), we have included in Article 9 of our Certificate of Incorporation the following with respect to indemnification of directors and officers:

         "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

         Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article 11, which provides:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of Advanced Viral pursuant to the foregoing provisions, or otherwise, Advanced Viral has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           HOW TO GET MORE INFORMATION


         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including Advanced Viral, may be found. Our Web site is http://www.adviral.com.


         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Advanced Viral and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site, www.sec.gov.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)



                          INDEX TO FINANCIAL STATEMENTS




                                                                                                                    PAGE
                                                                                                                    ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                                                   F-2

CONSOLIDATED FINANCIAL STATEMENTS

    Balance Sheets, December 31, 2002 and 2001                                                                       F-3

    Statements of Operations for the Years Ended December 31, 2002, 2001 and 2000 and from
        Inception (February 20, 1984) to December 31, 2002                                                           F-4

    Statements of Stockholders' Equity from Inception (February 20, 1984) to
        December 31, 2002                                                                                            F-5

    Statements of Cash Flows for the Years Ended December 31, 2002, 2001 and 2000 and from
        Inception (February 20, 1984) to December 31, 2002                                                          F-16

    Notes to Consolidated Financial Statements                                                                    F-17-F-49

    Balance Sheets, for the Six Months Ended June 30, 2003 and December 31, 2002                                    F-50

    Statements of Operations for the Three and Six Months Ended June 30, 2003 and
        2002 and from Inception (February 20, 1984) to June 30, 2003                                                F-51

    Statements of Stockholders' Equity from Inception (February 20, 1984) to
        June 30, 2003                                                                                               F-52

    Statements of Cash Flows for the Six Months Ended June 30, 2003 and 2002 and from
        Inception (February 20, 1984) to June 30, 2003                                                              F-64

    Notes to Consolidated Financial Statements                                                                    F-65-F-89






               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Yonkers, New York

We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2002 and for the period from inception (February 20, 1984) to December 31, 2002. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2002 and for the period from inception (February 20, 1984) to December 31, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered accumulated losses from operations since its inception and its cash position may be inadequate to fund the full range of testing required by the FDA in order to approve Product R for sale. These issues raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
February 21, 2003

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001


                                                                        2002                  2001
                                                                    ------------          ------------
                                 ASSETS
Current Assets:
   Cash and cash equivalents                                        $  1,475,755          $  1,499,809
   Prepaid insurance                                                      86,368                51,702
   Assets held for sale                                                  172,601               188,999
   Other current assets                                                   35,527                11,460
                                                                    ------------          ------------
         Total current assets                                          1,770,251             1,751,970

Property and Equipment, Net                                            2,244,118             2,818,045

Other Assets                                                             931,660               878,776
                                                                    ------------          ------------
         Total assets                                               $  4,946,029          $  5,448,791
                                                                    ============          ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                                 $    417,061          $  1,620,150
   Accrued liabilities                                                   137,646               223,556
   Current portion of capital lease obligation                           104,719                64,197
   Current portion of note payable                                        25,165                24,246
                                                                    ------------          ------------
         Total current liabilities                                       684,591             1,932,149
                                                                    ------------          ------------

Long-Term Debt:
   Convertible debenture, net                                          1,658,231                    --
   Capital lease obligation                                                5,834                42,370
   Note payable                                                            4,879                32,198
                                                                    ------------          ------------
        Total long-term debt                                           1,668,944                74,568
                                                                    ------------          ------------
Common Stock Subscribed but not Issued                                   883,900                    --
                                                                    ------------          ------------
Commitments, Contingencies and Subsequent Events                              --                    --
                                                                    ------------          ------------

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 455,523,990 and 403,296,863 shares issued
       and outstanding                                                     4,555                 4,033
   Additional paid-in capital                                         57,530,605            47,666,141
   Deficit accumulated during the development stage                  (51,137,805)          (40,795,470)
   Discount on warrants                                               (4,688,761)           (3,432,630)
                                                                    ------------          ------------
         Total stockholders' equity                                    1,708,594             3,442,074
                                                                    ------------          ------------
         Total liabilities and stockholders' equity                 $  4,946,029          $  5,448,791
                                                                    ============          ============



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                                     INCEPTION
                                                                                                                   (FEBRUARY 20,
                                                                 YEAR ENDED DECEMBER 31,                              1984) TO
                                                -----------------------------------------------------------          DECEMBER 31,
                                                    2002                   2001                   2000                  2002
                                                -------------          -------------          -------------          ------------
Revenues                                        $          --          $      17,601          $       8,363          $    231,892
                                                -------------          -------------          -------------          ------------

Costs and Expenses:
   Research and development                         4,439,592              5,150,869              3,192,551            18,315,416
   General and administrative                       2,654,296              4,063,022              2,413,601            17,594,477
   Compensation and other expense for
      options and warrants                            755,397                691,404              1,901,927             3,558,872
   Depreciation                                       977,746                511,216                346,227             2,167,189
                                                -------------          -------------          -------------          ------------
                                                    8,827,031             10,416,511              7,854,306            41,635,954
                                                -------------          -------------          -------------          ------------

Loss from Operations                               (8,827,031)           (10,398,910)            (7,845,943)          (41,404,062)
                                                -------------          -------------          -------------          ------------

Other Income (Expense):
   Interest income                                     27,659                113,812                161,832               901,435
   Other income                                            --                     --                     --               120,093
   Interest expense                                (1,341,809)              (868,856)            (1,446,692)           (8,875,578)
   Severance expense - former directors                    --               (302,500)                    --              (302,500)
                                                -------------          -------------          -------------          ------------
                                                   (1,314,150)            (1,057,544)            (1,284,860)           (8,156,550)
                                                -------------          -------------          -------------          ------------

Loss from Continuing Operations                   (10,141,181)           (11,456,454)            (9,130,803)          (49,560,612)
Loss from Discontinued Operations                    (201,154)              (259,114)              (223,861)           (1,577,193)
                                                -------------          -------------          -------------          ------------

Net Loss                                        $ (10,342,335)         $ (11,715,568)         $  (9,354,664)         $(51,137,805)
                                                =============          =============          =============          ============

Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations                     $       (0.02)         $       (0.03)         $       (0.03)
      Discontinued operations                           (0.00)                 (0.00)                 (0.00)
                                                -------------          -------------          -------------
      Net loss                                  $       (0.02)         $       (0.03)             $   (0.03)
                                                =============          =============          =============

Weighted Average Number of
   Common Shares Outstanding                      439,009,322            389,435,324            362,549,690
                                                =============          =============          =============



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002


                                                                   COMMON STOCK                                       DEFICIT
                                                     -----------------------------------------                       ACCUMULATED
                                                         AMOUNT                                     ADDITIONAL       DURING THE
                                                          PER                                        PAID-IN         DEVELOPMENT
                                                         SHARE          SHARES         AMOUNT        CAPITAL          STAGE
                                                      -----------     -----------      -------       ---------       ---------

Balance, inception (February 20, 1984)
  as previously reported                                                       --      $ 1,000       $      --       $  (1,000)

Adjustment for pooling of interests                                            --       (1,000)          1,000              --
                                                                      -----------      -------       ---------       ---------

Balance, inception, as restated                                                --           --           1,000          (1,000)

Net loss, period ended December 31, 1984                                       --           --              --         (17,809)
                                                                      -----------      -------       ---------       ---------

Balance, December 31, 1984                                                     --           --           1,000         (18,809)

Issuance of common stock for cash                       $   0.00      113,846,154        1,138             170              --
Net loss, year ended December 31, 1985                                         --           --              --         (25,459)
                                                                      -----------      -------       ---------       ---------

Balance, December 31, 1985                                            113,846,154        1,138           1,170         (44,268)

Issuance of common stock - public offering                  0.01       40,000,000          400         399,600              --
Issuance of underwriter's warrants                                             --           --             100              --
Expenses of public offering                                                    --           --        (117,923)             --
Issuance of common stock, exercise of "A" warrants          0.03          819,860            9          24,587              --
Net loss, year ended December 31, 1986                                         --           --              --        (159,674)
                                                                      -----------      -------       ---------       ---------
Balance, December 31, 1986                                            154,666,014        1,547         307,534        (203,942)
                                                                      -----------      -------       ---------       ---------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002



                                                                   COMMON STOCK                                       DEFICIT
                                                     -----------------------------------------                       ACCUMULATED
                                                         AMOUNT                                     ADDITIONAL       DURING THE
                                                          PER                                        PAID-IN         DEVELOPMENT
                                                         SHARE          SHARES         AMOUNT        CAPITAL          STAGE
                                                      -----------     -----------      -------       ---------       ---------


Balance, December 31, 1986                                            154,666,014      $1,547      $   307,534       $  (203,942)

Issuance of common stock, exercise of "A" warrants      $   0.03       38,622,618         386        1,158,321                --
Expenses of stock issuance                                                     --          --          (11,357)               --
Acquisition of subsidiary for cash                                             --          --          (46,000)               --
Cancellation of debt due to stockholders                                       --          --           86,565                --
Net loss, year ended December 31, 1987                                         --          --               --          (258,663)
                                                                      -----------      ------      -----------       -----------

Balance, December 31, 1987                                            193,288,632       1,933        1,495,063          (462,605)

Net loss, year ended December 31, 1988                                         --          --               --          (199,690)
                                                                      -----------      ------      -----------       -----------

Balance, December 31, 1988                                            193,288,632       1,933        1,495,063          (662,295)

Net loss, year ended December 31, 1989                                         --          --               --          (270,753)
                                                                      -----------      ------      -----------       -----------

Balance, December 31, 1989                                            193,288,632       1,933        1,495,063          (933,048)

Issuance of common stock, expiration of redemption          0.05        6,729,850          67          336,475                --
   offer on "B" warrants
Issuance of common stock, exercise of "B" warrants          0.05          268,500           3           13,422                --
Issuance of common stock, exercise of "C" warrants          0.08           12,900          --            1,032                --
Net loss, year ended December 31, 1990                                         --          --               --          (267,867)
                                                                      -----------      ------      -----------       -----------
Balance, December 31, 1990                                            200,299,882       2,003        1,845,992        (1,200,915)
                                                                      -----------      ------      -----------       -----------


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002





                                                                   COMMON STOCK                                       DEFICIT
                                                     -----------------------------------------                       ACCUMULATED
                                                         AMOUNT                                     ADDITIONAL       DURING THE
                                                          PER                                        PAID-IN         DEVELOPMENT
                                                         SHARE          SHARES         AMOUNT        CAPITAL          STAGE
                                                      -----------     -----------      -------       ---------       ---------


Balance, December 31, 1990                                              200,299,882      $2,003      $1,845,992      $(1,200,915)

Issuance of common stock,
  exercise of "B" warrants                              $    0.05            11,400          --             420               --
Issuance of common stock,
  exercise of "C" warrants                                   0.08             2,500          --             200               --
Issuance of common stock, exercise
  of underwriter warrants                                    0.12         3,760,000          38          45,083               --
Net loss, year ended December 31, 1991                                           --          --              --         (249,871)
                                                                        -----------      ------      ----------      -----------

Balance, December 31, 1991                                              204,073,782       2,041       1,891,695       (1,450,786)

Issuance of common stock, for testing                        0.04        10,000,000         100         404,900               --
Issuance of common stock, for consulting services            0.06           500,000           5          27,495               --
Issuance of common stock, exercise of "B" warrants           0.05         7,458,989          75         372,875               --
Issuance of common stock, exercise of "C" warrants           0.08         5,244,220          52         419,487               --
Expenses of stock issuance                                                                               (7,792)
Net loss, year ended December 31, 1992                                           --          --              --         (839,981)
                                                                        -----------      ------      ----------      -----------

Balance, December 31, 1992                                              227,276,991       2,273       3,108,660       (2,290,767)

Issuance of common stock, for consulting services            0.06           500,000           5          27,495               --
Issuance of common stock, for consulting services            0.03         3,500,000          35         104,965               --
Issuance of common stock, for testing                        0.04         5,000,000          50         174,950               --
Net loss, year ended December 31, 1993                                           --          --              --         (563,309)
                                                                        -----------      ------      ----------      -----------
Balance, December 31, 1993                                              236,276,991       2,363       3,416,070       (2,854,076)
                                                                        -----------      ------      ----------      -----------


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------
Balance, December 31, 1993            0      236,276,991      $2,363      $3,416,070      $  --      $(2,854,076)        $  --

Issuance of common stock,
  for consulting services          0.05        4,750,000          47         237,453         --               --            --
Issuance of common stock,
  exercise of options              0.08          400,000           4          31,996         --               --            --
Issuance of common stock,
  exercise of options              0.10          190,000           2          18,998         --               --            --
Net loss, year ended
  December 31, 1994                                   --          --              --         --         (440,837)           --
                                             -----------      ------      ----------      -----      -----------         -----

Balance, December 31, 1994                   241,616,991       2,416       3,704,517         --       (3,294,913)           --
                                                                                                                         -----
Issuance of common stock,
  exercise of options              0.05        3,333,333          33         166,633         --               --            --
Issuance of common stock,
  exercise of options              0.08        2,092,850          21         167,407         --               --            --
Issuance of common stock,
  exercise of options              0.10        2,688,600          27         268,833         --               --            --
Issuance of common stock, for
  consulting services              0.11        1,150,000          12         126,488         --               --            --
Issuance of common stock, for
  consulting services              0.14          300,000           3          41,997         --               --            --
Net loss, year ended
  December 31, 1995                                   --          --              --         --         (401,884)           --
                                             -----------      ------      ----------      -----      -----------         -----
Balance, December 31, 1995                   251,181,774       2,512       4,475,875         --       (3,696,797)           --
                                             -----------      ------      ----------      -----      -----------         -----




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------
Balance, December 31, 1995                 251,181,774      $2,512    $4,475,875      $     --       $(3,696,797)      $      --

Issuance of common
  stock, exercise of options    $0.05        3,333,334          33       166,634            --                --              --
Issuance of common stock,
  exercise of options            0.08        1,158,850          12        92,696            --                --              --
Issuance of common stock,
  exercise of options            0.10        7,163,600          72       716,288            --                --              --
Issuance of common stock,
  exercise of options            0.11          170,000           2        18,698            --                --              --
Issuance of common stock,
  exercise of options            0.12        1,300,000          13       155,987            --                --              --
Issuance of common stock,
  exercise of options            0.18        1,400,000          14       251,986            --                --              --
Issuance of common stock,
  exercise of options            0.19          500,000           5        94,995            --                --              --
Issuance of common stock,
  exercise of options            0.20          473,500           5        94,695            --                --              --
Issuance of common stock,
  for services rendered          0.50          350,000           3       174,997            --                --              --
Options granted                                     --          --       760,500            --                --        (473,159)
Subscription receivable                             --          --            --       (19,000)               --              --
Net loss, year ended
  December 31, 1996                                 --          --            --            --        (1,154,740)             --
                                           -----------      ------    ----------      --------       -----------       ---------
Balance, December 31, 1996                 267,031,058         159     2,529,988       (19,000)        3,321,135        (473,159)
                                           -----------      ------    ----------      --------       -----------       ---------


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------

Balance, December 31, 1996                   267,031,058     $2,671     $ 7,003,351     $(19,000)     $(4,851,537)     $(473,159)

Issuance of common
  stock, exercise
  of options                     $  0.08       3,333,333         33         247,633           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.20       1,648,352         16         329,984           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.15         894,526          9         133,991           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.12       2,323,580         23         269,977           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.15       1,809,524         18         265,982           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.16         772,201          8         119,992           --               --             --
Issuance of common
  stock, for services
  rendered                          0.41          50,000         --          20,500           --               --             --
Issuance of common
  stock, for services
  rendered                          0.24         100,000          1          23,999           --               --             --
Beneficial conversion
  feature, February
  debenture                                           --         --         413,793           --               --             --
Beneficial conversion
  feature, October debenture                          --         --       1,350,000           --               --             --
Warrant costs, February
  debenture                                           --         --          37,242           --               --             --
Warrant costs, October
  debenture                                           --         --         291,555           --               --             --
Amortization of deferred
  compensation cost                                   --         --              --           --               --        399,322
Imputed interest on
  convertible debenture                               --         --           4,768           --               --             --
Net loss, year ended
  December 31, 1997                                   --         --              --           --       (4,141,729)            --
                                             -----------     ------     -----------     --------      -----------      ---------
Balance, December 31, 1997                   277,962,574      2,779      10,512,767      (19,000)      (8,993,266)       (73,837)
                                             -----------     ------     -----------     --------      -----------      ---------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------


Balance, December 31, 1997                 277,962,574     $2,779     $ 10,512,767      $(19,000)     $ (8,993,266)     $(73,837)

Issuance of common
  stock, exercise
  of options                   $  0.12         295,000          3           35,397            --                --            --
Issuance of common
  stock, exercise
  of options                      0.14         500,000          5           69,995            --                --            --
Issuance of common
  stock, exercise
  of options                      0.16         450,000          5           71,995            --                --            --
Issuance of common
  stock, exercise
  of options                      0.20          10,000         --            2,000            --                --            --
Issuance of common
  stock, exercise
  of options                      0.26         300,000          3           77,997            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.13       1,017,011         10          132,990            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.14       2,512,887         25          341,225            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.15       5,114,218         51          749,949            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.18       1,491,485         15          274,985            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.19       3,299,979         33          619,967            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.22       1,498,884         15          335,735            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.23       1,870,869         19          424,981            --                --            --
Issuance of common
  stock, for services
   rendered                       0.21         100,000          1           20,999            --                --            --
Beneficial conversion
  feature, November
  debenture                                         --         --          625,000            --                --            --
Warrant costs,
  November debenture                                --         --           48,094            --                --            --
Amortization of deferred
  compensation cost                                 --         --               --            --                --        59,068
Write off of
  subscription receivable                           --         --          (19,000)       19,000                --            --
Net loss, year
  ended December 31, 1998                           --         --               --            --        (4,557,710)           --
                                           -----------     ------     ------------      --------      ------------      --------
Balance, December 31, 1998                 296,422,907      2,964       14,325,076            --       (13,550,976)      (14,769)
                                           -----------     ------     ------------      --------      ------------      --------




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002


                                              COMMON STOCK                                 DEFICIT
                                     --------------------------------                    ACCUMULATED
                                      AMOUNT                              ADDITIONAL      DURING THE      DEFERRED     DISCOUNT
                                        PER                                PAID-IN       DEVELOPMENT    COMPENSATION     ON
                                       SHARE      SHARES        AMOUNT     CAPITAL          STAGE           COST       WARRANTS
                                     ---------   -----------    ------    -----------    ------------   -----------    ---------
Balance, December 31, 1998                       296,422,907    $2,964    $14,325,076    $(13,550,976)    $(14,769)    $      --

Issuance of common stock,
  securities purchase
  agreement                             $0.16      4,917,276        49        802,451              --           --            --
Issuance of common stock,
  securities purchase
  agreement                              0.27      1,851,852        18        499,982              --           --            --
Issuance of common stock,
  for services
  rendered                               0.22        100,000         1         21,999              --           --            --
Issuance of common stock,
  for services
  rendered                               0.25        180,000         2         44,998              --           --            --
Beneficial conversion
  feature, August debenture                               --        --        687,500              --           --            --
Beneficial conversion
  feature, December debenture                             --        --        357,143              --           --            --
Warrant costs, securities
  purchase agreement                                      --        --        494,138              --           --      (494,138)
Warrant costs, securities
  purchase agreement                                      --        --         37,025              --           --       (37,025)
Warrant costs, August debenture                           --        --         52,592              --           --            --
Warrant costs, December debenture                         --        --          4,285              --           --            --
Amortization of warrant costs,
  securities purchase agreement                           --        --             --              --           --       102,674
Amortization of deferred
  compensation cost                                       --        --             --              --       14,769            --
Credit arising from
  modification of option terms                            --        --        210,144              --           --            --
Net loss, year ended December 31, 1999                    --        --             --      (6,174,262)          --            --
                                                 -----------    ------    -----------    ------------     --------     ---------
Balance, December 31, 1999                       303,472,035     3,034     17,537,333     (19,725,238)          --      (428,489)
                                                 -----------    ------    -----------    ------------     --------     ---------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002



                                                  COMMON STOCK                                    DEFICIT
                                         --------------------------------                        ACCUMULATED
                                          AMOUNT                               ADDITIONAL        DURING THE        DISCOUNT
                                            PER                                 PAID-IN         DEVELOPMENT          ON
                                           SHARE      SHARES        AMOUNT      CAPITAL            STAGE           WARRANTS
                                         ---------   -----------    ------     -----------      ------------       ---------

Balance, December 31, 1999                          303,472,035    $  3,034    $ 17,537,333     $(19,725,238)    $  (428,489)

Issuance of common stock,
  exercise of options                   $ 0.1400        600,000           6          83,994               --              --
Issuance of common stock,
  exercise of options                     0.1500      1,600,000          16         239,984               --              --
Issuance of common stock,
  exercise of options                     0.1600        650,000           7         103,994               --              --
Issuance of common stock,
  exercise of options                     0.1700        100,000           1          16,999               --              --
Issuance of common stock,
  exercise of options                     0.2100        792,500           8         166,417               --              --
Issuance of common stock,
  exercise of options                     0.2500      1,000,000          10         246,090               --              --
Issuance of common stock,
  exercise of options                     0.2700        281,000           3          75,867               --              --
Issuance of common stock,
  exercise of options                     0.3600        135,000           1          48,599               --              --
Issuance of common stock,
  exercise of warrants                    0.2040        220,589           2          44,998               --              --
Issuance of common stock,
  exercise of warrants                    0.2448        220,589           2          53,998               --              --
Issuance of common stock,
  exercise of warrants                    0.2750         90,909           1          24,999               --              --
Issuance of common stock,
  exercise of warrants                    0.3300         90,909           1          29,999               --              --
Issuance of common stock,
  conversion of debt                      0.1400     35,072,571         351       4,907,146               --              --
Issuance of common stock,
  conversion of debt                      0.1900      1,431,785          14         275,535               --              --
Issuance of common stock,
  conversion of debt                      0.2000      1,887,500          19         377,481               --              --
Issuance of common stock,
  conversion of debt                      0.3600         43,960          --          15,667               --              --
Issuance of common stock,
  cashless exercise of warrants                         563,597           6         326,153               --              --
Issuance of common stock,
  services rendered                       0.4650        100,000           1          46,499               --              --
Private placement of common stock         0.2200     13,636,357         136       2,999,864               --              --
Private placement of common stock         0.3024      4,960,317          50       1,499,950               --              --
Private placement of common stock         0.4000     13,265,000         133       5,305,867               --              --
Cashless exercise of warrants                                --          --        (326,159)              --              --
Beneficial conversion feature,
  January Debenture                                          --          --         386,909               --              --
Warrant costs, consulting agreement                          --          --         200,249               --              --
Warrant costs, January Debenture                             --          --          13,600               --              --
Warrant costs, private placement                             --          --       3,346,414               --      (3,346,414)
Recovery of subscription
  receivable previously written off                          --          --          19,000               --              --
Amortization of warrant costs,
  securities purchase agreements                             --          --              --               --         544,163
Credit arising from modification
  of option terms                                            --          --       1,901,927               --              --
Net loss, year ended December 31, 2000                       --          --              --       (9,354,664)             --
                                                    -----------    --------    ------------     ------------     -----------
Balance, December 31, 2000                          380,214,618       3,802      39,969,373      (29,079,902)     (3,230,740)
                                                    -----------    --------    ------------     ------------     -----------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002


                                                      COMMON STOCK
                                         -----------------------------------                        DEFICIT
                                                                                                  ACCUMULATED
                                           AMOUNT                               ADDITIONAL         DURING THE      DISCOUNT
                                             PER                                  PAID-IN         DEVELOPMENT         ON
                                            SHARE          SHARES      AMOUNT     CAPITAL            STAGE          WARRANTS
                                         ----------     -----------    ------    ------------     ------------     -----------
Balance,  December 31, 2000                             380,214,618    $3,802    $ 39,969,373     $(29,079,902)    $(3,230,740)

Issuance of common stock,
  exercise of options                     $   0.2700         40,000         1          10,799               --              --
Issuance of common stock,
  exercise of options                         0.3600         20,000         1           7,199               --              --
Issuance of common stock,
  cashless exercise of warrants                              76,411         1          77,491               --              --
Issuance of common stock,
  for services rendered                       0.3500        100,000         1          34,999               --              --
Sale of common stock, for cash                0.1500      6,666,667        66         999,933
Sale of common stock, for cash                0.3000      2,000,000        20         599,980               --              --
Sale of common stock, for cash                0.3200      3,125,000        31         999,969               --              --
Sale of common stock, for cash                0.4000      1,387,500        14         554,986               --              --
Sale of common stock, for cash                0.2700      9,666,667        96       2,609,904
Cashless exercise of warrants                                    --        --         (77,491)              --              --
Warrant costs, private placement                                 --        --         168,442               --        (168,442)
Warrant costs, private equity
  line of credit                                                 --        --       1,019,153               --      (1,019,153)
Amortization of warrant costs,
  securities purchase agreements                                 --        --              --               --         985,705
Credit arising from modification
  of option terms                                                --        --         691,404               --              --
Net loss, year ended December 31, 2001                           --        --              --      (11,715,568)             --
                                                        -----------    ------    ------------     ------------     -----------
Balance, December 31, 2001                              403,296,863    $4,033    $ 47,666,141     $(40,795,470)    $(3,432,630)
                                                        ===========    ======    ============     ============     ===========



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002



                                                      COMMON STOCK
                                         -----------------------------------                        DEFICIT
                                                                                                  ACCUMULATED
                                           AMOUNT                               ADDITIONAL        DURING THE       DISCOUNT
                                             PER                                  PAID-IN         DEVELOPMENT         ON
                                            SHARE          SHARES      AMOUNT     CAPITAL            STAGE          WARRANTS
                                         ----------     -----------    ------    ------------     ------------     -----------
Balance,  December 31, 2001                          403,296,863    $4,033    $ 47,666,141     $(40,795,470)    $(3,432,630)

Sale of common stock,
  for cash                                $0.1109     17,486,491       175       1,938,813
Sale of common stock,
  for cash                                 0.1400     22,532,001       225       2,840,575               --              --
Sale of common stock,
  for cash                                 0.1500      9,999,999       100       1,499,900
Issuance of common stock,
  conversion of debt                       0.1100        909,091         9          99,991               --              --
Issuance of common stock,
  conversion of debt                       0.1539      1,299,545        13         199,987               --              --
Warrant costs,
  termination agreement                                       --        --         190,757               --              --
Warrant costs, issued
  with sale of common
  stock, for cash                                             --        --       2,358,033               --      (2,358,033)
Expenses of stock issuance                                    --        --         (50,160)              --              --
Warrants granted for consulting
  services                                                    --        --         386,677               --              --
Credit arising from modification
  of option terms                                             --        --         177,963               --              --
Amortization of warrant costs,
  securities purchase agreements                              --        --              --               --       1,101,902
Beneficial conversion feature,
  May debenture                                               --        --          55,413               --              --
Beneficial conversion feature,
  July debentures                                             --        --         166,515               --              --
Net loss, year ended December 31, 2002                        --        --              --      (10,342,335)             --
                                                     -----------    ------    ------------     ------------     -----------
Balance, December 31, 2002                           455,523,990    $4,555    $ 57,530,605     $(51,137,805)    $(4,688,761)
                                                     ===========    ======    ============     ============     ===========


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                       INCEPTION
                                                                                                                     (FEBRUARY 20,
                                                                                 YEAR ENDED DECEMBER 31,               1984) TO
                                                                      -------------------------------------------     DECEMBER 31,
                                                                           2002            2001            2000          2002
                                                                      ------------    ------------    ------------    ------------
Cash Flows from Operating Activities:
   Net loss                                                           $(10,342,335)   $(11,715,568)   $ (9,354,664)   $(51,137,805)
                                                                      ------------    ------------    ------------    ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                      997,874         532,264         362,392       2,438,663
         Amortization of debt issuance costs                                34,078          15,344         106,030         828,637
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                    136,734              --         386,909       3,955,397
         Amortization of discount on warrants                            1,101,902         985,705         611,134       3,137,300
         Amortization of discount on warrants - consulting services             --              --         230,249         230,249
         Amortization of deferred compensation cost                             --              --              --         760,500
         Issuance of common stock for debenture interest                    43,425              --          76,212         119,637
         Issuance of common stock for services                                  --          35,000          46,500       1,586,000
         Compensation expense for options and warrants                     755,397         691,404       1,901,927       3,558,872
         Changes in operating assets and liabilities:
            Increase in other current assets                               (52,155)        (28,358)         (5,063)       (145,311)
            Decrease in inventory                                               --          19,729              --              --
            Increase in other assets                                       (86,962)        (53,232)       (278,037)     (1,635,189)
            Increase (decrease) in accounts payable and
               accrued liabilities                                      (1,288,999)        940,745         174,089         560,907
                                                                      ------------    ------------    ------------    ------------
                  Total adjustments                                      1,641,294       3,138,601       3,612,342      15,395,662
                                                                      ------------    ------------    ------------    ------------
                  Net cash used by operating activities                 (8,701,041)     (8,576,967)     (5,742,322)    (35,742,143)
                                                                      ------------    ------------    ------------    ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                      --              --              --      (6,292,979)
   Proceeds from sale of investments                                            --              --              --       6,292,979
   Acquisition of property and equipment                                  (267,715)     (1,588,648)       (917,471)     (4,323,384)
                                                                      ------------    ------------    ------------    ------------
                  Net cash used by investing activities                   (267,715)     (1,588,648)       (917,471)     (4,323,384)
                                                                      ------------    ------------    ------------    ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                            2,000,000              --       1,000,000      11,500,000
   Proceeds from sale of securities, net of issuance costs               6,229,628       5,783,000      10,835,970      29,529,686
   Proceeds from common stock subscribed but not issued                    883,900              --              --         883,900
   Payments under capital lease                                           (142,426)        (58,690)        (50,324)       (310,028)
   Payments on note payable                                                (26,400)        (21,519)        (19,096)        (81,276)
   Recovery of subscription receivable written off                              --              --          19,000          19,000
                                                                      ------------    ------------    ------------    ------------
                  Net cash provided by financing activities              8,944,702       5,702,791      11,785,550      41,541,282
                                                                      ------------    ------------    ------------    ------------

Net Increase (Decrease) in Cash and Cash Equivalents                       (24,054)     (4,462,824)      5,125,757       1,475,755

Cash and Cash Equivalents, Beginning                                     1,499,809       5,962,633         836,876              --
                                                                      ------------    ------------    ------------    ------------

Cash and Cash Equivalents, Ending                                     $  1,475,755    $  1,499,809    $  5,962,633       1,475,755
                                                                      ============    ============    ============    ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the year for interest                             $     25,669    $     20,556    $     36,681
                                                                      ============    ============    ============


Supplemental Schedule of Non-Cash Investing and Financing Activities:
   A capital lease obligation of approximately $140,000 was incurred during 2002 to finance the purchase of new equipment.






                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

         Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product initially named Reticulose, the current formulation of which is now known as and hereinafter referred to as "Product R." The success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, Product R, to commence commercial operations.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research, Ltd.
         (LTD), a Bahamian Corporation. LTD is presented in the financial statements under "Discontinued Operations" (See Notes 5 and 15). All significant intercompany accounts have been eliminated.

         DEVELOPMENT STAGE ENTERPRISE

         As described above, the Company was incorporated on July 31, 1985, and, since that time, has been primarily involved in organizational activities, research and development activities, and raising capital. Planned operations, as described above, have not commenced to any significant extent. Accordingly, the Company is considered to be in the development stage, and the accompanying consolidated financial statements represent those of a development stage enterprise.

         CASH AND CASH EQUIVALENTS

         Cash equivalents consist of highly liquid investments (primarily a money market fund), with original maturities of three months or less.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RESEARCH AND DEVELOPMENT


         Research and development costs are expensed as incurred by the Company. Internal research and development services that the Company contracts out are expensed as incurred by the Company. The Company does not conduct research and development for third parties. Research and development costs may include consultants, Israel studies, U.S. studies at universities, laboratory gases, gloves and apparel, and travel.

         An allocation of rent, utilities, payroll, payroll taxes (except CEO salary, payroll taxes) and telephone were allocated to research and development at 80% of actual costs with 20% of actual costs allocated to general and administrative through December 31, 2002. Approximately 50% of the salary and payroll taxes through December 31, 2002 for Dr. Hirschman, our Chief Executive Officer and Chief Scientific Officer, were allocated to research and development expense.

         In November 2002, the Company reduced its staff from 43 employees to 10 and limited its research and development efforts to the studies being performed in Israel. As a result, beginning in January 2003 and going forward, the Company discontinued allocating the above expenses to research and development expense with the exception of 30% of the salary and payroll taxes of Dr. Hirschman, which were allocated to research and development.


         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company regularly evaluates its long-lived assets for indicators of possible impairment, whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

         OTHER ASSETS

         Patent development costs are capitalized as incurred. Such costs will be amortized over the life of the patent, commencing at the time Product R is marketed. Loan costs include fees paid in connection with the February 2001 private equity line of credit agreement and are being amortized over the life of the agreement (see Note 7).

         INCOME TAXES

         The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

         ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002 and 2001. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 2002 and 2001 or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, a money market fund and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company had cash balances in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

         STOCK-BASED COMPENSATION

         The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.


         No stock-based employee compensation cost is reflected in net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation




                                                                            Year Ended December 31,
                                                                ---------------------------------------------------
                                                                  2002               2001               2000
                                                                  ----               ----               ----

         Net loss as reported                                   $(10,342,335)      $(11,715,568)      $ (9,354,664)
                                                                ------------       ------------       ------------
         Deduct: total stock-based compensation expense
           determined under fair value based method for
           all awards, net of related tax effects                 (2,016,132)        (2,374,643)        (1,799,827)
                                                                ------------       ------------       ------------
         Pro forma net loss                                     $(12,358,467)      $(14,090,211)      $(11,154,491)
         Loss per share - basic and diluted
            As reported                                         $      (0.02)      $      (0.03)      $      (0.03)
                                                                ------------       ------------       ------------
            Pro forma                                           $      (0.03)      $      (0.04)      $      (0.03)
                                                                ------------       ------------       ------------




         There are no other options outstanding that would require pro forma presentation.


         NET LOSS PER COMMON SHARE

         The Company computes loss per share in accordance with SFAS No. 128, EARNINGS PER SHARE. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

         Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company's potentially issuable shares of common stock pursuant to outstanding stock options and warrants are excluded from the Company's diluted computation, as their effect would be anti-dilutive.

         REVENUE RECOGNITION

         The limited sales generated by the Company have consisted of sales of Product R for testing and other purposes. The Company records sales when the product is shipped to customers. There were no sales for the year ended December 31, 2002.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECLASSIFICATIONS

         Certain amounts in the financial statements have been reclassified to conform to 2002 presentation.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2002 the FASB issued FASB Interpretation No., or FIN 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEE OF INDEBTEDNESS OF OTHERS. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantor's previous accounting for guarantees that were issued before the date of FIN 45's initial application may not be revised or restated to reflect the effect of the recognition and measurement provisions of the Interpretation. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company is not a guarantor under any significant guarantees and thus this interpretation is not expected to have a significant effect on the Company's financial position or results of operations.

         On December 31, 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT OF SFAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS 148 does not change the provisions of SFAS 123 that permits entities to continue to apply the intrinsic value method of APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. As the Company continues to follow APB 25, its accounting for stock-based compensation will not change as a result of SFAS 148. SFAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures are effective immediately and have been included in Note 10 of the Company's consolidated financial statements. The new interim disclosure provisions will be effective in the first quarter of 2003.

         In July 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of this standard to have any impact on its financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The Company has not determined the impact that SFAS 145 will have, if any, on its financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

         In August 2001, the FASB issued Statement No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and the accounting and reporting provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS - REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, and EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, for the disposal of a segment of a business. SFAS 144 retains the requirement in Opinion No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. The Company adopted SFAS 144 on January 1, 2002 (see Notes 5 and 15).

         In July 2001, the FASB issued SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS which replace Accounting Principles Board Opinion Nos. 16, BUSINESS COMBINATIONS and 17, INTANGIBLE ASSETS, respectively. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that the use of the pooling-of-interests method be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS No. 142, which the Company will be required to adopt on January 1, 2002. After December 31, 2001, goodwill can only be written down upon impairment discovered during annual tests for fair value, or discovered during tests taken when certain triggering events occur. The Company adopted SFAS 142 on January 1, 2002 and there was no impact on the results of operations or financial position of the Company.

         In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - AN INTERPRETATION OF APB OPINION NO. 25 (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequences of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company adopted FIN 44 in the third quarter of 2000 and there was no material impact on the Company's results of operations or financial position.

         In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF SFAS NO. 133 AN AMENDMENT OF SFAS NO. 133, which deferred the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Adoption of the new standard on January 1, 2001 had no effect on the financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  GOING CONCERN

         As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $51,137,805 since inception and is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements. The foregoing issues raise substantial doubt about the Company's ability to continue as a going concern.

         Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

NOTE 3.  PROPERTY AND EQUIPMENT


                                                 Estimated Useful Lives (Years)          2002           2001
                                                 ------------------------------       ----------     ----------
          Land and improvements                                15                     $   34,550     $   34,550
          Building and improvements                            30                      1,410,165      1,233,524
          Machinery and equipment                               5                      3,394,431      3,170,759
                                                                                      ----------    -----------
                                                                                       4,839,146      4,438,833
          Less accumulated depreciation                                                2,433,185      1,438,250
                                                                                      ----------    -----------
                                                                                       2,405,961      3,000,583
          Less property and equipment included in assets held for sale,
          net (Note 5)                                                                   161,843        182,538
                                                                                      ----------     ----------
                                                                                      $2,244,118     $2,818,045
                                                                                      ==========     ==========


         The Company maintains certain property and equipment in Freeport, Bahamas. This property and equipment amounted to $429,782 as of December 31, 2002 and $433,119 as of December 31, 2001. Included with machinery and equipment is equipment purchased under capital leases of $135,537 during 2002. Depreciation expense for equipment under the capital leases was approximately $27,488, $10,368 and $7,729 in 2002, 2001 and 2000, respectively. These amounts are included above.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4.  OTHER ASSETS


                                                                                   2002            2001
                                                                                 --------        --------
         Patent development costs                                                $897,385        $765,388
         Loan costs, net of accumulated amortization of $828,637
            and $794,559                                                           34,275          68,353
         Other                                                                      6,461          51,496
                                                                                 --------        --------
                                                                                  938,121         885,237
         Less other assets included in assets held for sale, net (Note 5)           6,461           6,461
                                                                                 --------        --------
                                                                                 $931,660        $878,776
                                                                                 ========        ========

NOTE 5.  ASSETS HELD FOR SALE


         During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company's Bahamian subsidiary. The facility being sold produced topical Product R which is no longer being produced by the Company. As required under SFAS 144, the net book values of the assets (LTD had no liabilities as of December 31, 2002 other than an inter-company payable that has been eliminated) have been reflected on the balance sheet as held for sale and the operations have been included in discontinued operations for the years ended December 31, 2002, 2001 and 2000 (see Note 15).


         Although no formal contract has been executed, management believes that the estimated selling price less estimated cost to sell exceeds the net book value of LTD and therefore there is no impairment loss charged to discontinued operations.

NOTE 6.  ACCRUED LIABILITIES


         Accrued bonus                    $ 50,000        $100,000
         Accrued 401k contribution          40,675          32,717
         Accrued payroll                    35,157          81,181
         Other                              11,814           9,658
                                          --------        --------
                                          $137,646        $223,556
                                          ========        ========

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.  NOTE PAYABLE

         During 1999, the Company entered into an installment purchase agreement for equipment totaling $123,600. The agreement is collateralized by the equipment and calls for monthly installments of $2,476, including interest at 12% per annum, with a final installment in February 2004.

         The aggregate maturities of the installment purchase agreement are as follows:

           Year ending December 31:
              2003                                                 $25,165
              2004                                                   4,879
                                                                   -------
                                                                    30,044
           Less current portion                                     25,165
                                                                   -------
           Note payable - long-term portion                        $ 4,879
                                                                   =======


NOTE 8.  SECURITIES PURCHASE AGREEMENTS

         CONVERTIBLE DEBENTURES AND WARRANTS

         The Company issued warrants to purchase common stock in connection with the issuance of several convertible debentures sold during the years 1997 to 2000, which debentures have all been fully converted. As of December 31, 2002, warrants to purchase approximately 3.2 million shares of the Company's common stock relating to these fully converted debentures were outstanding with expiration dates through 2009 at exercise prices ranging from $.199 to $.864.

         During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2,000,000 principal amount of its 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES AND WARRANTS (Continued)


         o On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature , which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holder converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $.10 per share.

         o On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1,000,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. . In January 2003, the holder converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a conversion price of $.10 per share.

         o On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company's 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature , which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. In January 2003, the holder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $.1818 per share, and the second 20% of which was converted at a conversion price of $.10 per share.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         STOCK PURCHASE AGREEMENTS

         Pursuant to certain securities purchase agreements, the Company issued warrants to purchase common stock in connection with the sale of approximately 61,500,000 shares of common stock during the years 1998 to 2001 for cash consideration of approximately $16,900,000. As of December 31, 2002, warrants to purchase approximately 16.5 million shares of the Company's common stock relating to these securities purchase agreements were outstanding with expiration dates through 2006.

         During the quarter ended March 31, 2002, under several stock purchase agreements, the Company sold an aggregate of 9,999,999 shares of its common stock at $0.15 per share, for cash consideration of $1,500,000.

         On April 12, 2002, pursuant to stock purchase agreements with various institutional investors, the Company issued 17,486,491 shares of its common stock at a market price of $0.11089 per share and received net proceeds of approximately $1,939,000.

         On September 10, 2002, the Company issued and sold an aggregate of 21,500,000 shares of its common stock pursuant to a securities purchase agreement with certain institutional investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of the Company's common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), the Company paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of its common stock. An adjustment provision in the warrants provides that 60 trading days following the original issue date of the warrants (the "First Determination Date"), a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of the Company's common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the warrants (the "Second Determination Date"), a certain number of remaining warrants shall become exercisable at $0.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of the Company's common stock for the 60 trading days preceding the Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater (see Note 12).

         On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, finders fees of approximately $50,000 were paid in December 2002 and 627,000 warrants were issued during January 2003.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         STOCK PURCHASE AGREEMENTS (Continued)



         On December 23, 2002 the Company received an additional $40,000 from various investors representing 500,000 shares of common stock or $0.08 per share. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders fee of $2,400 during January 2003 and issued warrants to purchase 30,000 shares of common stock with an exercise price of $.12 for a period of five years.


         PRIVATE EQUITY LINE OF CREDIT

         On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell Capital Partners, LP, an institutional investor, to sell up to $50,000,000 of the Company's common stock. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000, until sixty months from the date of issuance.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SUBSEQUENT FINANCINGS - STOCK PURCHASE AGREEMENTS

         During January 2003, pursuant to a Stock Purchase Agreement with various investors, the Company issued 1,550,000 shares of common stock at a negotiated price of $0.08 per share, for a total purchase price of $124,000 along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders fee of $7,440 during January 2003 and issued warrants to purchase 93,000 shares of common stock with an exercise price of $.12 for a period of five years.

         During March 2003, pursuant to a Stock Purchase Agreement with various investors, the Company issued 1,250,000 shares of common stock at a negotiated price of $0.08 per share, for a total purchase price of $100,000 along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2007. In connection with this transaction the Company paid a finders fee of $6,000 during March 2003 and issued warrants to purchase 75,000 shares of common stock with an exercise price of $.12 for a period of five years.


         SUMMARY OF WARRANT ACTIVITY

         A summary of warrants issued and outstanding in connection with convertible debentures and equity transactions as discussed above is presented below. Upon exercise, warrants are convertible into an equal number of the Company's .00001 par value common stock. The warrants are exercisable immediately, with one exception, 5,000,000 Class B warrants issued in 2001.




                                            2002                             2001                            2000
                                ----------------------------   ------------------------------  ------------------------------
                                            Weighted-Average                 Weighted-Average                Weighted-Average
                                  Shares     Exercise Price       Shares      Exercise Price      Shares      Exercise Price
                                ----------  ----------------   -----------   ----------------  -----------   ----------------

Outstanding at beginning of
  year                          33,597,172        .555          24,476,498         .353          8,088,450         .264
Granted                         24,022,000        .042          10,735,000         .0967        17,011,044         .392
Exercised                           0               0           (181,818)          .275          (622,996)         .247
Forfeited                       (500,600)          .20         (1,432,508)         .234              0               0
Outstanding at end of year      57,118,572        .342          33,597,172         .555         24,476,498         .353

Warrants exercisable at
  year-end                      52,118,572        .279          28,597,172         .533         24,476,498         .353



The following table summarizes information about fixed stock warrants outstanding at December 31, 2002:




                                 Warrants  Outstanding                                        Warrants Exercisable
   -----------------------------------------------------------------------------       -----------------------------------
                             Number         Weighted-Average                             Number
      Range of            Outstanding          Remaining        Weighted-Average       Exercisable       Weighted-Average
   Exercise Prices        At 12/31/02       Contractual Life     Exercise Price        At 12/31/02        Exercise Price
   ---------------        -----------       ----------------    -----------------      -----------       -----------------
       .00001              16,125,000             9/02               .00001            16,125,000             .00001

      .12 - .18            7,897,000          5/02 -12/02            .1276              7,897,000              .1276

      .19 - .27            7,753,102          8/97 - 1/00            .2311              7,753,102              .2311

      .28 - .41            6,195,214          8/97 - 2/00            .3101              6,195,214              .3101

      .42 - 61             8,969,878          2/97 - 7/01            .5211              8,969,878              .5211

      .62 - .92              178,378              2/97                .864                178,378               .864

      .93 - 1.38           5,000,000              2/01                1.00              5,000,000               1.00

      .93 - 1.38           5,000,000               N/A


                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  COMMON STOCK SUBSCRIBED BUT NOT ISSUED

         Represents cash received during December 2002 pursuant to several private placements of securities with various investors ($876,000) for 10,950,000 shares of common stock at a negotiated price of $0.08 per share. These shares of common stock were issued during January 2003. In addition, 100,000 shares of common stock were issued during January 2003 pursuant to an employment agreement. The value of these shares on the date of issue was $7,900, which was recorded as compensation expense.

NOTE 10. COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

         The Company may be subject to claims from certain third parties for royalties due on sale of Product R. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

         The Company is unaware of any claims or threatened claims since Product R was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of Product R. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. During November 2002, the Company secured $3,000,000 of product liability coverage at a cost of approximately $24,000 per annum. In addition, during October 2002, the Company secured $3,000,000 in liability coverage for each of the three clinical trials in Israel at a cost of approximately $16,000. There can be no assurance that the

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         PRODUCT LIABILITY

         Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

         The Company has 10 issued U.S. patents, two issued Australian patents and one granted China patent for the use of Product R. The Company currently has 10 patent applications pending with the U.S. Patent Office and 15 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         STATUS OF FDA FILINGS

         On July 30, 2001, the Company submitted an Investigational New Drug
         (IND) application to the United States Food and Drug Administration
         (FDA) to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA cleared the Company's IND application for Product R to begin Phase I clinical trials. The Company has commenced these clinical trials. The Phase I initial trials are placebo controlled, open label, dose escalation safety studies in healthy volunteers. These studies are being conducted in the United States under the supervision of GloboMax, LLC. On April 12, 2002, the Company successfully completed Phase 1 trials. Phase 2 trials are pivotal clinical investigations designed to establish the efficacy and safety of Product R. Currently, the Company does not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS

         In June 2002 the Israeli Ministry of Health approved the testing of Product R in the following clinical trials using injectable Product R, which began during November 2002:

            o PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. The Company believes that Product R may have three major beneficial effects in patients with AIDS:

                  o First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS:

                  o Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS:

                  o Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS:

                The Company believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

            o PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

            o PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         The Company's objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, the Company anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

         In April 2001, the Company formalized a 12 month agreement with Selikoff Center in Israel to develop clinical trials in Israel using Product R. It is anticipated that these trials will support future FDA applications. As of December 31, 2002, the Company paid $242,000 for such research.

         In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the 3 clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the 3 clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS (Continued)

         of patients and (3) perform the studies/trials and evaluate the results. Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000, of which $625,000 has been paid through December 31, 2002.

         In the fourth quarter of 2002, the Company entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing.

         In March 2003, the Company commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of Product R for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.

         On July 8, 2002, the Company extended an agreement with the Weizmann Institute of Science and Yeda its developmental arm in Israel, to conduct research on the effects of Product R on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of Product R in animal models. Under its provisions the study period is extended for another twelve months to July 7, 2003. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in July 2002 and November 2002.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT


         In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of December 31, 2002, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

         In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 1999 at an exercise price of $0.19 per share; (ii) options to

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)


         purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 1999 at an exercise price of $0.27 per share; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 1999 at an exercise price of $0.36 per share. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.

         Dr. Hirschman assigned to third parties unaffiliated with the Company options to acquire an aggregate of three million shares of the Company's common stock, all of which assigned options have expired and are no longer exercisable, except for 75,000 at $0.27 and 75,000 at $0.36. During March 2001 these options were extended until December 2001. As a result of this modification of the option terms, the fair value of the option was estimated to be $23,291 based on a financial analysis of the terms of the option using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount was recorded in March 2001. These options were further extended in December 2001 until June 2002. As a result of this modification of the option terms, the fair value of the options was estimated to be $6,158 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 5%. This amount was recorded in December 2001. These options were further extended in June 2002 until December 2002, and the exercise prices were increased to $0.28 and $0.37, respectively. This amount was recorded in June 2002.

         As a result of this modification of the option terms, the fair value of the options was estimated to be $3,895 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 117%; risk free interest rate of 1.7%.

         From October 1996 to August 2003, Dr. Hirschman was the Chief Executive Officer of the Company. In February 1998, the Company granted to Dr. Hirschman options to purchase 23,000,000 shares of the Company's common stock at an exercise price of $0.27 from time to time until February 2008. These options vested upon the Company's filing an IND application with the FDA. In February 1998, the Company extended the expiration date of the following options previously granted to Dr. Hirschman from March 1999 to February 2008: (i) OPTIONS TO PURCHASE 4,100,000 SHARES AT $0.18 PER SHARE; (ii) options to purchase 4,000,000 shares at $0.19 per share; (iii) options to purchase 4,000,000 shares at $0.27 per share; and (iv) options to purchase 4,000,000 shares at $0.36 per share.

         In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1998 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002, provided, however, the Agreement is extended automatically by one year, each year, unless notice of termination has been given by either Dr. Hirschman or the Company. In July 2002, the Company notified Dr. Hirschman that the Agreement will not be extended subsequent to December 31, 2004. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. Therefore, of the $100,000 described above, $25,000 was paid as of December 31, 2001 with an additional $25,000 paid through December 31, 2002.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)


         The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008. The fair value of these options was estimated to be $5,328,441 ($0.2317 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months.


         OTHER EMPLOYEES

         In connection with the employment of its Chief Financial Officer, the Company granted Alan Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years commencing October 1, 1999 through September 30, 2009 and have an exercise price of $0.24255 per share. These options are fully vested.


         The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years.

         On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years. The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OTHER EMPLOYEES (Continued)


         In May 2002, the Company granted to certain of its employees options to purchase 274,000 shares of the Company's common stock. Such options have an exercise price of $0.17 per share, vest in 20% increments over a five-year period commencing January 2003 through January 2012. The fair value of the these options was estimated to be $43,922 ($0.1603 per option share) and based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38%; an expected life of approximately 10 years.


         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY
         BOARDS

         MEMBERS OF ADVISORY BOARDS


         In May 2002, the Company granted to members of its of the Scientific Advisory Board and Business Advisory Board options to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.12 per share, which options are exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the options was estimated to be $246,822 ($0.1097 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free) interest rate of 4.88% and an expected holding period of eight years.

         In September 2002, the Company granted to Sidney Pestka, M.D., a member of the Scientific Advisory Board, options to purchase 250,000 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 18, 2002, 25% on March 18, 2003 and 25% on June 18, 2003 through September 17, 2010. The fair value of the options was estimated to be $30,462 ($0.1218 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected holding period of eight years.


         In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1,500,000 shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $109,393 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)


         assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years.


         BOARD OF DIRECTORS


         In May 2002, the Company granted an aggregate of 4,150,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.12 per share exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the these options was estimated to be $455,249 ($0.1097 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years.

         In June 2002, the Company granted to Roy S. Walzer, upon his becoming a member of the Board of Directors and member of various committees of the Board, options to purchase 528,800 shares of common stock at an exercise price of $0.295 per share, which options are exercisable 25% immediately, 25% on September 10, 2002, 25% on December 10, 2002 and 25% on March 10, 2003 through June 9, 2010. The fair value of the these options was estimated to be $140,608 ($0.2659 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years.

         In July 2002, the Company granted to Paul Bishop, upon his becoming a member of the Board of Directors, options to purchase 238,356 shares of common stock at an exercise price of $0.17 per share,) which options are exercisable 25% immediately, 25% on October 29, 2002, 25% on January 29, 2003 and 25% on April 29, 2003 through July 28, 2010. The fair value of the these options was estimated to be $38,509 ($0.1616 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 133%; a risk free interest rate of 4.38% and an expected life of eight years.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)


         In September 2002, the Company granted to Richard Kent, upon his becoming a member of the Board of Directors, and member of various committees of the Board, options to purchase 241,096 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 24, 2002, 25% on March 24, 2003 and 25% on June 24, 2003 through September 23, 2010. The fair value of the these options was estimated to be $29,377 ($0.1218 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected life of eight years.

         In December 2002, the Company granted an aggregate of 10,600,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003
         and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years.


         SUMMARY OF STOCK OPTIONS

         The fair value of each option is estimated on the date of grant using Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000, 2001, and 2002, respectively: divided yield of 0.0% percent for all years; expected volatility of 80%, N/A, and 113% to 133%, risk-free interest rates of 6%, N/A, and 4-6% and expected lives of 10, N/A, and 8 to 10 years. A summary of the status of the Company's stock options as of December 31, 2002, 2001 and 2000, and changes during the years ending on those dates is presented below:




                                                   2002                           2001                           2000
                                 ----------------------------   ----------------------------   ----------------------------
                                             Weighted-Average               Weighted-Average               Weighted-Average
                                   Shares     Exercise Price      Shares     Exercise Price      Shares     Exercise Price
                                 ----------  ----------------   ----------  ----------------   ----------  ----------------
Outstanding at  beginning of
  year                           51,056,380        .2557        51,426,380        .2560        55,438,880        .265
    Granted                      19,782,252         .10          100,000           .31         1,146,000         .2818
    Exercised                        --             --           (60,000)          .30         (5,158,500)        .27
    Forfeited                    (7,005,205)        --          (410,000)          --              --
Outstanding at end of year       63,833,427        .2122        51,056,380        .2557        51,426,380        .2560
Options exercisable at year-end  50,473,879        .2433        48,518,420        .2553        48,394,460        .2568
Weighted-average fair value of
options granted during the year                     .10                            .31                           .2818


         The following table summarizes information about stock options outstanding at December 31, 2002:




                                         Options Outstanding                                Options Exercisable
  ----------------------------------------------------------------------------      ---------------------------------
                          Number         Weighted-Average                              Number
      Range of          Outstanding         Remaining         Weighted-Average      Exercisable      Weighted-Average
  Exercise Prices       At 12/31/02      Contractual Life      Exercise Price       At 12/31/02       Exercise Price
  ---------------       -----------      ----------------      --------------       -----------       --------------
     .08 - .12          17,937,500          9.5 years                .093            5,837,500              .12

     .13 - .18           4,865,096          5.5 years              . 1754            4,345,548            .1777

     .19 - .27          35,832,880          5.4 years               .2571           35,661,880            .2573

     .28 - .36           5,197,951          5.6 years               .3485            4,628,951            .3519




                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)




                                                                        Year Ended December 31,
                                                         ------------------------------------------------------
                                                              2002               2001                  2000
                                                         ------------         ------------         ------------
         Net loss as reported                            $(10,342,335)        $(11,715,568)        $ (9,354,664)
         Deduct: total stock-based
            compensation expense determined
            under fair value based method for all
            awards, net of related tax effects             (2,016,132)          (2,374,643)          (1,799,827)
                                                         ------------         ------------         ------------
         Pro forma net loss                              $(12,358,467)        $(14,090,211)        $(11,154,491)
                                                         ============         ============         ============
         Loss per share - basic and diluted:
            As reported                                  $      (0.02)        $      (0.03)        $      (0.03)
                                                         ============         ============         ============
            Pro forma                                    $      (0.03)        $      (0.04)        $      (0.03)
                                                         ============         ============         ============



         There were no other options outstanding that would require pro forma presentation.

         On November 4, 2002, Paul Bishop resigned from the Company's Board of Directors. Under the terms of his option agreement he is entitled to exercise options to purchase 119,178 shares of the Company's common stock until November 3, 2005.

         On November 4, 2002, James F. Dicke, II resigned from the Company's Board of Directors. Under the terms of his option agreement, he is entitled to exercise options to purchase 600,000 shares of the Company's common stock until November 3, 2005.

         On November 6, 2002, Jozef Straus resigned from the Company's Business Advisory Board. Under the terms of his option agreement he is entitled to exercise options to purchase 187,500 shares of the Company's common stock until November 5, 2005.

         During February 2003, Richard S. Kent resigned from the Company's Board of Directors. Under the terms of his option agreements he is entitled to exercise options to purchase 394,437 shares of the Company's common stock until February 2006.

         GLOBOMAX AGREEMENT

         On January 18, 1999, the Company entered into a consulting agreement with Globomax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. In addition, GloboMax and its subcontractors are assisting the Company in conducting Phase I clinical trials for Product R. The contract was extended by mutual consent of both parties. The Company has paid approximately $5,031,000 for services rendered and reimbursement of expenses by GloboMax and its subcontractors through December 31, 2002.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HARBOR VIEW AGREEMENT

         On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000. In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount was amortized to consulting expense during the year ended December 31, 2000.

         In May 2002, the Company entered into an agreement with Harbor View Group, Inc., which terminated all consulting agreements with Harbor View Group, Inc. as of December 31, 2001. In consideration for consulting services provided by Harbor View to the Company from January 2002 to May 2002, the Company granted to Harbor View warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008. The fair value of the warrants was estimated to be $190,757 ($0.1908 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38% and an expected holding period of six years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities, whereby the Company has granted exclusive rights to distribute Product R in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSTRUCTION COMMITMENT

         In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which the entire amount has been incurred as of December 31, 2001. During 2002, additional costs were incurred to complete leasehold improvements for research and development purposes of approximately $222,000, which has not been paid at December 31, 2002.

         SOFTWARE ACQUISITION

         During 2001, the Company contracted with a software vendor at a cost of approximately $500,000 to acquire and install an SAP system for accounting, administrative and production control. As of December 31, 2001, the entire cost was incurred and was capitalized as an additional element of cost of the computer equipment.

         LEASES

         CAPITAL LEASES

         During 1998, the Company entered into a purchase lease agreement for equipment totaling $222,318. The lease calls for monthly payments of $4,529 for 60 months commencing on September 1998 and expiring on July 2003. During 1999, the Company entered into a purchase lease agreement for equipment totaling $38,645. The lease calls for monthly payments of $965 for 48 months commencing in August 1999 and expiring in July 2003. During 2000, the Company entered into a purchase lease agreement for equipment totaling $13,197. The lease calls for monthly payments of $447 for 36 months commencing in January 2001 and expiring in December 2003. During 2002, the Company entered into a purchase lease agreement for equipment totaling $146,672. The lease calls for monthly payments of $5,903 for 24 months commencing in February 2002 and expiring in January 2004.

         Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 2002 are as follows:

              Year ending December 31:
                 2003                                                $ 108,764
                 2004                                                    5,903
                                                                     ---------
              Total minimum lease payments                             114,667
              Less amount representing interest                          4,114
                                                                     ---------
              Net present value of future minimum lease payments       110,553
              Less current maturities                                  104,719
                                                                     ---------
                                                                     $   5,834
                                                                     =========

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         LEASES (Continued)

         OPERATING LEASES

         Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1999 at approximately $17,000 annually. The Company has three options to renew for an additional one year per option. Management has exercised its second option for the year 2001. Effective December 2001, the Company closed its Florida office.

         On December 30, 1998, the Company executed an amendment to its existing lease dated April 1997 for the laboratory facilities in Yonkers, New York. The lease on the additional space is effective May 1, 1999. The new lease adds 10,550 square feet (for a total of 16,650 square feet) and extends its term until April 2005. Annual rent on the original lease is approximately $85,000. Rent for the additional facilities is approximately $175,000. Total rental commitment for the Yonkers facilities will be $260,000 until May 1, 2002 at which time it will increase to approximately $290,000.

         The Company leased an automobile in November 1999 for 39 months at $711 per month expiring in January 2003. The Company entered into a new 39 month lease for $716 per month, starting in February 2003 and expiring in April 2006.

         Total lease expense for the years ended December 31, 2002, 2001 and 2000 amounted to $298,763, $263,609 and $296,064, respectively.

         Future minimum lease commitments as of December 31, 2002 are as follows:

         Year ending December 31:
            2003                                               $ 299,000
            2004                                                 299,000
            2005                                                 105,000
                                                               ---------
              Total                                            $ 703,000
                                                               =========


NOTE 11. SEVERANCE AGREEMENTS

         On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of the Company upon the terms and conditions of separate severance agreements. The resignations were not due to any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

         In connection with their resignation, the Company paid $150,000 to each of Messrs. Bregman and Friedland and $2,500 to Mr. Silver. In connection with the severance agreements, the Company obtained a loan in the amount of $200,000 from the Company's Chief Financial Officer, as evidenced by a demand promissory note. The note was repaid on December 17, 2001.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 12. LITIGATION

         In December 2002 the Company filed suit in the Circuit Court of the 11th Judicial Circuit of Florida charging that certain investors "misrepresented their intentions in investing in the Company" and "engaged in a series of manipulative activities to depress the price of Advanced Viral stock." The Company alleges that the defendants sought to "guarantee they would be issued significantly more shares of ADVR common stock" as a result of warrant repricing provisions of a September 2002 financing agreement. The Company is seeking a judgment for damages, interest and costs.

         The complaint names SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claims that the "defendants have each, at times acting individually, and at times acting in concert with at least one or more of each other," engaged in practices that violate sections of the Florida Securities and Investor Protection Act.

         Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida, and one of the largest shareholders of the Company. The complaint alleges that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme.

         The suit is related to an agreement, announced September 9, 2002, pursuant to which the Company issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $.14 per share. The Company also issued warrants to purchase an aggregate of 16,125,002 shares of the Company's common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charges the defendants with manipulating the share price to take favorable advantage of these warrant pricing provisions.

         Following the initiation of the Company's lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Alpha Plaintiffs") filed separate lawsuits in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) the Company deliver to the Alpha Plaintiffs the shares of Company common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and
         (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, the Company moved to alter/amend the judgment and/or reconsideration of the Court's order requesting relief from the Court's order. The Court denied this motion and ordered the Company to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. The Company has appealed the order denying the motion for reconsideration. The Company continues to consider and pursue all of its options relating to the litigation, including resolution through settlement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 13. STOCKHOLDERS' EQUITY

         During 2001, the Company issued 23,082,245 shares of common stock for an aggregate consideration of $5,895,491. The amounts were comprised of the issuance of 22,845,834 shares of common stock for cash of $5,765,000, issuance of 60,000 shares common stock pursuant to the exercise of options for $18,000, issuance of 76,411 shares of common stock pursuant to the cashless exercise of warrants for $77,491 and issuance of 100,000 shares of common stock in exchange for services for $35,000.

         During 2002, Company issued 52,227,127 shares of common stock for an aggregate consideration of $6,529,608. The amounts were comprised of the issuance of 50,018,491 shares of common stock for cash of $6,229,608 and issuance of 2,208,636 shares of common stock upon conversion of $300,000 of convertible debentures.


                  During 2002, additional paid-in-capital was recorded of $177,963 relating to the following modifications of option terms for Mr. Bauer:

                  (1) Modifications of options to purchase 3,349,500 shares of common stock at $0.175 per share until June 30, 2002 previously granted to Mr. Bauer (not an affiliate of the Company) which were modified to increase the exercise price to $0.19 per share and extend the term until December 31, 2002 with a value of $174,068 using the Black-Scholes pricing model with the following assumptions: Expected volatility of 117%, a free risk interest rate of 1.7% and an expiration of six months.

                  (2) Modifications of options to purchase 150,000 shares of common stock at $0.175 per share until June 30, 2002 previously transferred to Mr. Bauer from Dr. Hirschman which were modified to provide for options to purchase 75,000 shares of common stock at $0.28 and 75,000 shares of common stock at $0.37 through December 31, 2002 with a value of $3,895 using the Black-Scholes pricing model with the following assumptions: Expected volatility of 117%, a free risk interest rate of 1.7% and an expiration of six months.



NOTE 14. INCOME TAXES

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

         As of December 31, 2002 and 2001, the Company had net operating loss carryforwards for Federal income tax reporting purposes amounting to approximately $40,100,000 and $31,000,000, which expire in varying amounts to 2021.

         The Company presently has temporary differences between financial reporting and income tax reporting relating to the amortization of warrant costs, compensation expense for the extension of options, depreciation and patent costs.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

         The components of the deferred tax asset as of December 31, 2002 and 2001 were as follows:


                                                                                         2002              2001
                                                                                     ------------      ------------
          Benefit of net operating loss carryforwards                                $ 13,634,000      $ 11,730,000
          Less valuation allowance                                                     13,634,000        11,730,000
                                                                                     ------------      ------------
          Net deferred tax asset                                                     $         --      $         --
                                                                                     ============      ============


         As of December 31, 2002 and 2001, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a 100% valuation allowance has been established regarding these deferred tax assets.

         In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards. The Company's utilization of its tax benefit carryforwards may be further restricted in the event of future changes in the ownership of the Company from the exercise of options and warrants or other future issuances of common stock.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 15. DISCONTINUED OPERATIONS

         SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented must also be reclassified as discontinued operations. See Note 1 and Note 5 for more detail regarding the planed sale of LTD and classification as held for sale during 2002. The following table details the amounts reclassified to discontinued operations:


                                                                                                          Inception
                                                                                                         (February 20,
                                                             Year Ended December 31,                       1984) to
                                              ---------------------------------------------------         December 31,
                                                  2002               2001                2000                 2002
                                              -----------         -----------         -----------         -----------
         Revenues                             $        --         $        --         $        --         $        --
                                              -----------         -----------         -----------         -----------
         Costs and Expenses:
            General and administrative            181,348             238,311             207,941           1,310,350
            Depreciation                           20,062              21,048              16,165             271,498
                                              -----------         -----------         -----------         -----------
                                                  201,410             259,359             224,106           1,581,848
                                              -----------         -----------         -----------         -----------
         Loss from Operations                    (201,410)           (259,359)           (224,106)         (1,581,848)

         Other Income                                 256                 245                 245               4,655
                                              -----------         -----------         -----------         -----------
            Discontinued operations           $  (201,154)        $  (259,114)        $  (223,861)        $(1,577,193)
                                              ===========         ===========         ===========         ===========


NOTE 16. 401(K) PLAN

         In December 1999, the Company adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits imposed by the Internal Revenue Service. The Company matches 50% of the first 6% of the employee contributions in common stock and may, at its discretion, make additional contributions based upon earnings. In March 2001, the Company funded the 401(k) plan with $23,757 to enable the 401(k) plan to purchase shares of common stock on the open market to contribute to the 401(k) plan for the employer match for the year ended December 31, 2001. At December 31, 2002 the Company accrued $40,675 to fund the 401k plan representing the Company's match for the plan year 2002. The Company intends to purchase common stock in the open market at prevailing market prices to satisfy its 2002 matching contribution obligations. In March 2003, the Company amended the terms of the Company's 401(k) plan to terminate the obligation to make matching contributions.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS




                                                                               June 30,             December 31,
                                                                                 2003                  2002
                                                                             ------------           ------------
                                                                             (Unaudited)              (Audited)
                                ASSETS
Current Assets:
   Cash and cash equivalents                                                 $    115,045           $  1,475,755
   Prepaid insurance                                                               98,742                 86,368
   Assets held for sale                                                           157,406                172,601
   Other current assets                                                            14,106                 35,527
                                                                             ------------           ------------
         Total current assets                                                     385,299              1,770,251

Property and Equipment, Net                                                     1,769,254              2,244,118

Other Assets                                                                    1,158,724                931,660
                                                                             ------------           ------------
         Total assets                                                        $  3,313,277           $  4,946,029
                                                                             ============           ============


                     LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
   Accounts payable                                                               995,933                417,061
   Accrued liabilities                                                            164,886                137,646
   Current portion of capital lease obligation                                     42,738                104,719
   Current portion of note payable                                                 16,659                 25,165
                                                                             ------------           ------------
         Total current liabilities                                              1,220,216                684,591
                                                                             ------------           ------------

Long-Term Debt:
   Convertible debenture, net                                                   2,038,248              1,658,231
   Capital lease obligation                                                            --                  5,834
   Note payable                                                                        --                  4,879
                                                                             ------------           ------------
        Total long-term debt                                                    2,038,248              1,668,944
                                                                             ------------           ------------

Common Stock Subscribed but not Issued                                            125,000                883,900
                                                                             ------------           ------------

Commitments, Contingencies and Subsequent Events                                       --                     --
                                                                             ------------           ------------

Stockholders' (Deficit) Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized,483,484,636 and 455,523,990 shares issued
       and outstanding                                                              4,834                  4,555
   Additional paid-in capital                                                  58,589,787             57,530,605
   Deficit accumulated during the development stage                           (54,872,452)           (51,137,805)
   Discount on warrants                                                        (3,792,356)            (4,688,761)
                                                                             ------------           ------------
         Total stockholders' (deficit) equity                                     (70,187)             1,708,594
                                                                             ------------           ------------
         Total liabilities and stockholders' (deficit) equity                $  3,313,277           $  4,946,029
                                                                             ============           ============



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                                               Inception
                                                  Three Months Ended               Six Months Ended           (February 20,
                                                       June 30,                         June 30,                 1984 to
                                          ------------------------------    ------------------------------       June 30,
                                              2003              2002              2003           2002              2003
                                          -------------    -------------    -------------    -------------    -------------
Revenues                                  $          --    $          --    $          --    $          --    $     231,892
                                          -------------    -------------    -------------    -------------    -------------

Costs and Expenses:
   Research and development                     389,100          878,093          847,010        2,539,266       19,162,426
   General and administrative                   805,014          659,148        1,668,216        1,350,219       19,262,693
   Compensation and other expense for
      options and warrants                        4,250          615,542            4,250          615,542        3,563,122
   Depreciation                                 237,284          231,214          475,024          459,311        2,642,213
                                          -------------    -------------    -------------    -------------    -------------
                                              1,435,648        2,383,997        2,994,500        4,964,338       44,630,454
                                          -------------    -------------    -------------    -------------    -------------

Loss from Operations                         (1,435,648)      (2,383,997)      (2,994,500)      (4,964,338)     (44,398,562)
                                          -------------    -------------    -------------    -------------    -------------

Other Income (Expense):
   Interest income                                1,661            2,752            7,850            4,823          909,285
   Other income                                      --               --               --               --          120,093
   Interest expense                            (544,507)        (270,204)        (731,646)        (523,006)      (9,607,224)
   Severance expense - former directors              --               --               --               --         (302,500)
                                          -------------    -------------    -------------    -------------    -------------
                                               (542,846)        (267,452)        (723,796)        (518,183)      (8,880,346)
                                          -------------    -------------    -------------    -------------    -------------

Loss from Continuing Operations              (1,978,494)      (2,651,449)      (3,718,296)      (5,482,521)     (53,278,908)
Loss from Discontinued Operations                (6,699)         (44,524)         (16,351)         (86,960)      (1,593,544)
                                          -------------    -------------    -------------    -------------    -------------

Net Loss                                  $  (1,985,193)   $  (2,695,973)   $  (3,734,647)   $  (5,569,481)   $ (54,872,452)
                                          =============    =============    =============    =============    =============

Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations               $       (0.00)   $       (0.01)   $       (0.01)   $       (0.01)
      Discontinued operations                     (0.00)           (0.00)           (0.00)           (0.00)
                                          -------------    -------------    -------------    -------------
      Net loss                            $       (0.00)   $       (0.01)   $       (0.01)   $       (0.01)
                                          =============    =============    =============    =============

Weighted Average Number of
   Common Shares Outstanding                479,826,716      427,978,535      477,552,231      417,455,420
                                          =============    =============    =============    =============



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003


                                                                        Common Stock                                  Deficit
                                                               ---------------------------------                    Accumulated
                                                               Amount                                Additional      during the
                                                                 Per                                   Paid-In      Development
                                                                Share      Shares        Amount        Capital         Stage
                                                               ------   -----------   -----------    -----------    -----------
Balance, inception (February 20, 1984) as previously reported                    --   $     1,000    $        --    $    (1,000)

Adjustment for pooling of interests                                              --        (1,000)         1,000             --
                                                                        -----------   -----------    -----------    -----------

Balance, inception, as restated                                                  --            --          1,000         (1,000)

Net loss, period ended December 31, 1984                                         --            --             --        (17,809)
                                                                        -----------   -----------    -----------    -----------

Balance, December 31, 1984                                                       --            --          1,000        (18,809)

Issuance of common stock for cash                               $0.00   113,846,154         1,138            170             --
Net loss, year ended December 31, 1985                                           --            --             --        (25,459)
                                                                        -----------   -----------    -----------    -----------

Balance, December 31, 1985                                              113,846,154         1,138          1,170        (44,268)

Issuance of common stock - public offering                       0.01    40,000,000           400        399,600             --
Issuance of underwriter's warrants                                               --            --            100             --
Expenses of public offering                                                      --            --       (117,923)            --
Issuance of common stock, exercise of "A" warrants               0.03       819,860             9         24,587             --
Net loss, year ended December 31, 1986                                           --            --             --       (159,674)
                                                                        -----------   -----------    -----------    -----------

Balance, December 31, 1986                                              154,666,014         1,547        307,534       (203,942)
                                                                        -----------   -----------    -----------    -----------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003



                                                                    Common Stock                                          Deficit
                                                       -------------------------------------------                      Accumulated
                                                         Amount                                         Additional      during the
                                                           Per                                            Paid-In       Development
                                                          Share          Shares          Amount           Capital          Stage
                                                       -----------     -----------     -----------      -----------      ----------

Balance, December 31, 1986                                             154,666,014     $     1,547     $   307,534      $  (203,942)

Issuance of common stock, exercise of "A" warrants     $      0.03      38,622,618             386        1,158,321      --
Expenses of stock issuance                                                      --              --         (11,357)              --
Acquisition of subsidiary for cash                                              --              --         (46,000)              --
Cancellation of debt due to stockholders                                        --              --          86,565               --
Net loss, year ended December 31, 1987                                          --              --              --         (258,663)
                                                                       -----------     -----------      -----------      ----------

Balance, December 31, 1987                                             193,288,632           1,933       1,495,063         (462,605)

Net loss, year ended December 31, 1988                                          --              --              --         (199,690)
                                                                       -----------     -----------      -----------      ----------

Balance, December 31, 1988                                             193,288,632           1,933       1,495,063         (662,295)

Net loss, year ended December 31, 1989                                          --              --              --         (270,753)
                                                                       -----------     -----------      -----------      ----------

Balance, December 31, 1989                                             193,288,632           1,933       1,495,063         (933,048)

Issuance of common stock, expiration of redemption            0.05       6,729,850              67          336,475      --
   offer on "B" warrants
Issuance of common stock, exercise of "B" warrants            0.05         268,500               3           13,422      --
Issuance of common stock, exercise of "C" warrants            0.08          12,900              --            1,032      --
Net loss, year ended December 31, 1990                                          --              --              --         (267,867)
                                                                       -----------     -----------      -----------      ----------

Balance, December 31, 1990                                             200,299,882           2,003       1,845,992       (1,200,915)
                                                                       -----------     -----------      -----------      ----------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003


                                                                        Common Stock                                  Deficit
                                                             --------------------------------------                Accumulated
                                                               Amount                                 Additional    during the
                                                                Per                                     Paid-In     Development
                                                               Share        Shares         Amount       Capital        Stage
                                                             ---------    -----------   -----------   -----------   -----------

Balance, December 31, 1990                                                200,299,882   $     2,003   $ 1,845,992   $(1,200,915)

Issuance of common stock, exercise of "B" warrants           $    0.05         11,400            --           420            --
Issuance of common stock, exercise of "C" warrants                0.08          2,500            --           200            --
Issuance of common stock, exercise of underwriter warrants        0.12      3,760,000            38        45,083            --
Net loss, year ended December 31, 1991                                             --            --            --      (249,871)
                                                                          -----------   -----------   -----------   -----------

Balance, December 31, 1991                                                204,073,782         2,041     1,891,695    (1,450,786)

Issuance of common stock, for testing                             0.04     10,000,000           100       404,900            --
Issuance of common stock, for consulting services                 0.06        500,000             5        27,495            --
Issuance of common stock, exercise of "B" warrants                0.05      7,458,989            75       372,875            --
Issuance of common stock, exercise of "C" warrants                0.08      5,244,220            52       419,487            --
Expenses of stock issuance                                                                                               (7,792)
Net loss, year ended December 31, 1992                                             --            --            --      (839,981)
                                                                          -----------   -----------   -----------   -----------

Balance, December 31, 1992                                                227,276,991         2,273     3,108,660    (2,290,767)

Issuance of common stock, for consulting services                 0.06        500,000             5        27,495            --
Issuance of common stock, for consulting services                 0.03      3,500,000            35       104,965            --
Issuance of common stock, for testing                             0.04      5,000,000            50       174,950            --
Net loss, year ended December 31, 1993                                             --            --            --      (563,309)
                                                                          -----------   -----------   -----------   -----------

Balance, December 31, 1993                                                236,276,991         2,363     3,416,070    (2,854,076)
                                                                          -----------   -----------   -----------   -----------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003



                                                                                                         Deficit
                                             Common Stock                                              Accumulated
                                ---------------------------------------                                 during the    Deferred
                                Amount                                        Additional  Subscrip-      Develop-      Compen-
                                 Per                                           Paid-In       tion         ment         sation
                                Share         Shares           Amount          Capital    Receivable      Stage         Cost
                                -----      -----------      -----------      -----------  ------------ -----------    ---------
Balance, December 31, 1993                 236,276,991      $     2,363      $ 3,416,070      $--      $(2,854,076)      $--

Issuance of common stock,
  for consulting services       $   0.05     4,750,000               47          237,453       --               --        --
Issuance of common stock,
  exercise of options               0.08       400,000                4           31,996       --               --        --
Issuance of common stock,
  exercise of options               0.10       190,000                2           18,998       --               --        --
Net loss, year ended
  December 31, 1994                                 --               --               --       --         (440,837)       --
                                           -----------      -----------      -----------      ---      -----------       ---

Balance, December 31, 1994                 241,616,991            2,416        3,704,517       --       (3,294,913)       --
                                                                                                                         ---
Issuance of common stock,
  exercise of options               0.05     3,333,333               33          166,633       --               --        --
Issuance of common stock,
  exercise of options               0.08     2,092,850               21          167,407       --               --        --
Issuance of common stock,
  exercise of options               0.10     2,688,600               27          268,833       --               --        --
Issuance of common stock,
  for consulting services           0.11     1,150,000               12          126,488       --               --        --
Issuance of common stock,
  for consulting services           0.14       300,000                3           41,997       --               --        --
Net loss, year ended
  December 31, 1995                                 --               --               --       --         (401,884)       --
                                           -----------      -----------      -----------      ---      -----------       ---

Balance, December 31, 1995                 251,181,774            2,512        4,475,875       --       (3,696,797)       --
                                           -----------      -----------      -----------      ---      -----------       ---




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003




                                           Common Stock                                                  Deficit
                               ------------------------------------                                    Accumulated
                                 Amount                                Additional                       during the    Deferred
                                  Per                                    Paid-In     Subscription      Development  Compensation
                                 Share     Shares          Amount        Capital      Receivable           Stage        Cost
                               --------- -----------    -----------    ----------    ------------      -----------  ------------
Balance, December 31, 1995               251,181,774    $     2,512    $ 4,475,875     $        --     $(3,696,797)    $     --

Issuance of common stock,
  exercise of options          $    0.05   3,333,334             33        166,634              --              --           --
Issuance of common stock,
  exercise of options               0.08   1,158,850             12         92,696              --              --           --
Issuance of common stock,
  exercise of options               0.10   7,163,600             72        716,288              --              --           --
Issuance of common stock,
  exercise of options               0.11     170,000              2         18,698              --              --           --
Issuance of common stock,
  exercise of options               0.12   1,300,000             13        155,987              --              --           --
Issuance of common stock,
  exercise of options               0.18   1,400,000             14        251,986              --              --           --
Issuance of common stock,
  exercise of options               0.19     500,000              5         94,995              --              --           --
Issuance of common stock,
  exercise of options               0.20     473,500              5         94,695              --              --           --
Issuance of common stock,
  for services rendered             0.50     350,000              3        174,997              --              --           --
Options granted                                   --             --        760,500              --              --     (473,159)
Subscription receivable                           --             --             --         (19,000)             --           --
Net loss, year ended
  December 31, 1996                               --             --             --              --      (1,154,740)          --
                                         -----------    -----------    -----------     -----------     -----------     --------

Balance, December 31, 1996               267,031,058          2,671      7,003,351         (19,000)     (4,851,537)    (473,159)
                                         -----------    -----------    -----------     -----------     -----------     --------






                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003




                                              Common Stock                                               Deficit
                                   -----------------------------------                                 Accumulated
                                    Amount                               Additional                    during the      Deferred
                                     Per                                  Paid-In      Subscription    Development   Compensation
                                    Share      Shares        Amount       Capital       Receivable        Stage          Cost
                                   -------  ------------  ------------  ------------   ------------   ------------   ------------
Balance, December 31, 1996                   267,031,058  $      2,671  $  7,003,351   $    (19,000)  $ (4,851,537)  $   (473,159)

Issuance of common stock,
  exercise of options               $  0.08    3,333,333            33       247,633             --             --             --
Issuance of common stock,
  conversion of debt                   0.20    1,648,352            16       329,984             --             --             --
Issuance of common stock,
  conversion of debt                   0.15      894,526             9       133,991             --             --             --
Issuance of common stock,
  conversion of debt                   0.12    2,323,580            23       269,977             --             --             --
Issuance of common stock,
  conversion of debt                   0.15    1,809,524            18       265,982             --             --             --
Issuance of common stock,
  conversion of debt                   0.16      772,201             8       119,992             --             --             --
Issuance of common stock,
  for services rendered                0.41       50,000            --        20,500             --             --             --
Issuance of common stock,
  for services rendered                0.24      100,000             1        23,999             --             --             --
Beneficial conversion
  feature, February debenture                         --            --       413,793             --             --             --
Beneficial conversion
  feature, October debenture                          --            --     1,350,000             --             --             --
Warrant costs, February
  debenture                                           --            --        37,242             --             --             --
Warrant costs, October
  debenture                                           --            --       291,555             --             --             --
Amortization of deferred
  compensation cost                                   --            --            --             --             --        399,322
Imputed interest on
  convertible debenture                               --            --         4,768             --             --             --
Net loss, year ended
  December 31, 1997                                   --            --            --             --     (4,141,729)            --
                                            ------------  ------------  ------------   ------------   ------------   ------------

Balance, December 31, 1997                   277,962,574         2,779    10,512,767        (19,000)    (8,993,266)       (73,837)
                                            ------------  ------------  ------------   ------------   ------------   ------------






                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003




                                         Common Stock                                                  Deficit
                               ----------------------------------                                    Accumulated
                               Amount                                 Additional                      during the       Deferred
                                 Per                                   Paid-In       Subscription     Development    Compensation
                                Share        Shares       Amount       Capital        Receivable         Stage           Cost
                               ------  ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 1997        --    277,962,574   $      2,779   $ 10,512,767    $    (19,000)   $ (8,993,266)   $    (73,837)

Issuance of common stock,
  exercise of options           $ 0.12      295,000              3         35,397              --              --              --
Issuance of common stock,
  exercise of options             0.14      500,000              5         69,995              --              --              --
Issuance of common stock,
  exercise of options             0.16      450,000              5         71,995              --              --              --
Issuance of common stock,
  exercise of options             0.20       10,000             --          2,000              --              --              --
Issuance of common stock,
  exercise of options             0.26      300,000              3         77,997              --              --              --
Issuance of common stock,
  conversion of debt              0.13    1,017,011             10        132,990              --              --              --
Issuance of common stock,
  conversion of debt              0.14    2,512,887             25        341,225              --              --              --
Issuance of common stock,
  conversion of debt              0.15    5,114,218             51        749,949              --              --              --
Issuance of common stock,
  conversion of debt              0.18    1,491,485             15        274,985              --              --              --
Issuance of common stock,
  conversion of debt              0.19    3,299,979             33        619,967              --              --              --
Issuance of common stock,
  conversion of debt              0.22    1,498,884             15        335,735              --              --              --
Issuance of common stock,
  conversion of debt              0.23    1,870,869             19        424,981              --              --              --
Issuance of common stock,
  for services rendered           0.21      100,000              1         20,999              --              --              --
Beneficial conversion
  feature, November debenture                    --             --        625,000              --              --              --
Warrant costs, November
  debenture                                      --             --         48,094              --              --              --
Amortization of deferred
  compensation cost                              --             --             --              --              --          59,068
Write off of subscription
  receivable                                     --             --        (19,000)         19,000              --              --
Net loss, year ended
  December 31, 1998                              --             --             --              --      (4,557,710)             --
                                       ------------   ------------   ------------    ------------    ------------    ------------

Balance, December 31, 1998              296,422,907          2,964     14,325,076              --     (13,550,976)        (14,769)
                                       ------------   ------------   ------------    ------------    ------------    ------------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003



                                                 Common Stock                               Deficit
                                    -----------------------------------                   Accumulated
                                     Amount                                Additional      during the      Deferred       Discount
                                      Per                                   Paid-In        Development    Compensation       on
                                     Share     Shares         Amount        Capital           Stage          Cost         Warrants
                                    ------   -----------   ------------   ------------    ------------    ------------    --------
Balance, December 31, 1998                   296,422,907   $      2,964   $ 14,325,076    $(13,550,976)   $    (14,769)   $     --

Issuance of common stock,
  securities purchase agreement      $ 0.16    4,917,276             49        802,451              --              --          --
Issuance of common stock,
  securities purchase agreement        0.27    1,851,852             18        499,982              --              --          --
Issuance of common stock,
  for services rendered                0.22      100,000              1         21,999              --              --          --
Issuance of common stock,
  for services rendered                0.25      180,000              2         44,998              --              --          --
Beneficial conversion feature,
  August debenture                                    --             --        687,500              --              --          --
Beneficial conversion feature,
  December debenture                                  --             --        357,143              --              --          --
Warrant costs, securities
  purchase agreement                                  --             --        494,138              --              --    (494,138)
Warrant costs, securities
  purchase agreement                                  --             --         37,025              --              --     (37,025)
Warrant costs, August
  debenture                                           --             --         52,592              --              --          --
Warrant costs, December
  debenture                                           --             --          4,285              --              --          --
Amortization of warrant costs,
  securities purchase agreement                       --             --             --              --              --     102,674
Amortization of deferred
  compensation cost                                   --             --             --              --          14,769          --
Credit arising from modification
  of option terms                                     --             --        210,144              --              --          --
Net loss, year ended
  December 31, 1999                                   --             --             --      (6,174,262)             --          --
                                             -----------   ------------   ------------    ------------    ------------    --------

Balance, December 31, 1999                   303,472,035          3,034     17,537,333     (19,725,238)             --    (428,489)
                                             -----------   ------------   ------------    ------------    ------------    --------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003



                                                     Common Stock                                    Deficit
                                         ---------------------------------------                   Accumulated
                                           Amount                                    Additional     during the      Discount
                                            Per                                       Paid-In       Development        on
                                           Share        Shares         Amount         Capital          Stage         Warrants
                                         --------    ------------   ------------    ------------    ------------    ----------
Balance, December 31, 1999                            303,472,035   $      3,034    $ 17,537,333    $(19,725,238)   $ (428,489)

Issuance of common stock,
  exercise of options                    $   0.14         600,000              6          83,994              --            --
Issuance of common stock,
  exercise of options                        0.15       1,600,000             16         239,984              --            --
Issuance of common stock,
  exercise of options                        0.16         650,000              7         103,994              --            --
Issuance of common stock,
  exercise of options                        0.17         100,000              1          16,999              --            --
Issuance of common stock,
  exercise of options                        0.21         792,500              8         166,417              --            --
Issuance of common stock,
  exercise of options                        0.25       1,000,000             10         246,090              --            --
Issuance of common stock,
  exercise of options                        0.27         281,000              3          75,867              --            --
Issuance of common stock,
  exercise of options                        0.36         135,000              1          48,599              --            --
Issuance of common stock,
  exercise of warrants                       0.20         220,589              2          44,998              --            --
Issuance of common stock,
  exercise of warrants                       0.24         220,589              2          53,998              --            --
Issuance of common stock,
  exercise of warrants                       0.27          90,909              1          24,999              --            --
Issuance of common stock,
  exercise of warrants                       0.33          90,909              1          29,999              --            --
Issuance of common stock,
  conversion of debt                         0.14      35,072,571            351       4,907,146              --            --
Issuance of common stock,
  conversion of debt                         0.19       1,431,785             14         275,535              --            --
Issuance of common stock,
  conversion of debt                         0.20       1,887,500             19         377,481              --            --
Issuance of common stock,
  conversion of debt                         0.36          43,960             --          15,667              --            --
Issuance of common stock,
  cash less exercise of
  warrants                                                563,597              6         326,153              --            --
Issuance of common stock,
  services rendered                          0.46         100,000              1          46,499              --            --
Private placement of
  common stock                               0.22      13,636,357            136       2,999,864              --            --
Private placement of
  common stock                               0.30       4,960,317             50       1,499,950              --            --
Private placement of
  common stock                               0.40      13,265,000            133       5,305,867              --            --
Cashless exercise of warrants                                  --             --        (326,159)             --            --
Beneficial conversion
  feature, January Debenture                                   --             --         386,909              --            --
Warrant costs, consulting
  agreement                                                    --             --         200,249              --            --
Warrant costs, January Debenture                               --             --          13,600              --            --
Warrant costs, private placement                               --             --       3,346,414              --    (3,346,414)
Recovery of subscription
  receivable previously
   written off                                                 --             --          19,000              --            --
Amortization of warrant
  costs, securities purchase
  agreements                                                   --             --              --              --       544,163
Credit arising from
  modification of
  option terms                                                 --             --       1,901,927              --            --
Net loss, year ended
  December 31, 2000                                            --             --              --      (9,354,664)           --
                                                     ------------   ------------    ------------    ------------    ----------

Balance, December 31, 2000                            380,214,618          3,802      39,969,373     (29,079,902)   (3,230,740)
                                                     ------------   ------------    ------------    ------------    ----------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003



                                                   Common Stock                                       Deficit
                                      ----------------------------------------                      Accumulated
                                       Amount                                      Additional        during the        Discount
                                        Per                                          Paid-In        Development          on
                                       Share         Shares          Amount          Capital            Stage          Warrants
                                      --------    ------------    ------------     ------------     ------------     ------------
Balance,  December 31, 2000                        380,214,618    $      3,802     $ 39,969,373     $(29,079,902)    $ (3,230,740)

Issuance of common stock,
  exercise of options                 $  0.270          40,000               1           10,799               --               --
Issuance of common stock,
  exercise of options                    0.360          20,000               1            7,199               --               --
Issuance of common stock,
  cashless exercise of warrants                         76,411               1           77,491               --               --
Issuance of common stock,
  for services rendered                  0.350         100,000               1           34,999               --               --
Sale of common stock, for cash           0.150       6,666,667              66          999,933
Sale of common stock, for cash           0.300       2,000,000              20          599,980               --               --
Sale of common stock, for cash           0.320       3,125,000              31          999,969               --               --
Sale of common stock, for cash           0.400       1,387,500              14          554,986               --               --
Sale of common stock, for cash           0.270       9,666,667              96        2,609,904
Cashless exercise of warrants                               --              --          (77,491)              --               --
Warrant costs, private placement                            --              --          168,442               --         (168,442)
Warrant costs, private equity
  line of credit                                            --              --        1,019,153               --       (1,019,153)
Amortization of warrant costs,
  securities purchase agreements                            --              --               --               --          985,705
Credit arising from modification
  of option terms                                           --              --          691,404               --               --
Net loss, year ended
  December 31, 2001                                         --              --               --      (11,715,568)              --
                                                  ------------    ------------     ------------     ------------     ------------

Balance, December 31, 2001                         403,296,863    $      4,033     $ 47,666,141     $(40,795,470)    $ (3,432,630)
                                                  ============    ============     ============     ============     ============





                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003




                                              Common Stock                                     Deficit
                                   --------------------------------------                     Accumulated
                                    Amount                                     Additional      during the       Discount
                                      Per                                       Paid-In       Development          on
                                     Share         Shares          Amount       Capital          Stage          Warrants
                                   --------      ----------       --------    ------------    ------------    ------------
Balance,  December 31, 2001                      403,296,86       $  4,033    $ 47,666,141    $(40,795,470)   $ (3,432,630)

Sale of common stock, for cash     $ 0.1109      17,486,491            175       1,938,813
Sale of common stock, for cash       0.1400      22,532,001            225       2,840,575              --              --
Sale of common stock, for cash       0.1500       9,999,999            100       1,499,900
Issuance of common stock,
  conversion of debt                 0.1100         909,091              9          99,991              --              --
Issuance of common stock,
  conversion of debt                 0.1539       1,299,545             13         199,987              --              --
Warrant costs, termination
  agreement                                              --             --         190,757              --              --
Warrant costs, issued with
  sale of common stock, for cash                         --             --       2,358,033              --      (2,358,033)
Expenses of stock issuance                               --             --         (50,160)             --              --
Warrants granted for consulting
  services                                               --             --         386,677              --              --
Credit arising from modification
  of option terms                                        --             --         177,963              --              --
Amortization of warrant costs,
  securities purchase agreements                         --             --              --              --       1,101,902
Beneficial conversion feature,
  May debenture                                          --             --          55,413              --              --
Beneficial conversion feature,
  July debentures                                        --             --         166,515              --              --
Net loss, year ended
  December 31, 2002                                      --             --              --     (10,342,335)             --
                                               ------------        -------    ------------    ------------    ------------
Balance, December 31, 2002                       455,523,99        $ 4,555    $ 57,530,605    $(51,137,805)   $ (4,688,761)
                                               ============        =======    ============    ============    ============





                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2003



                                                  Common Stock                                     Deficit
                                        -------------------------------------                    Accumulated
                                         Amount                                   Additional      during the       Discount
                                          Per                                      Paid-In        Development         on
                                         Share        Shares        Amount         Capital           Stage         Warrants
                                        -------   ------------   ------------    ------------    ------------    -----------
Balance, December 31, 2002                         455,523,990   $      4,555    $ 57,530,605    $(51,137,805)   $(4,688,761)

Sale of common stock,
  for cash                              $ 0.0800    21,087,500            210       1,686,790              --             --
Issuance of common stock,
  conversion of debt                      0.1000     5,155,754             52         515,674              --             --
Issuance of common stock,
  conversion of debt                      0.1818       562,865              6         102,323              --             --
Issuance of common stock,
  for services rendered                   0.0790       100,000              1           7,899              --             --
Issuance of common stock,
  for services rendered                   0.0930       107,527              1           9,999              --             --
Warrant costs, issued with
  sale of common stock,
  for cash                                                  --             --         477,944              --       (477,944)
Warrant costs, issued with
  issue of convertible
  debenture                                                 --             --       1,071,000              --     (1,071,000)
Expenses of stock issuance                                  --             --         (70,947)             --         36,385
Amortization of warrant
  costs, securities
  purchase agreements                                       --             --              --              --        658,601
Litigation settlement
  - warrants cancelled-
  original issue discount
  reversed                                                  --             --      (1,974,094)             --      1,974,094
Litigation settlement
  - amortization reversed                                                  --              --              --       (223,731)
Litigation settlement
  - cash and stock                                          --             --      (1,097,407)             --             --
Litigation settlement stock              0.0800        947,000              9          75,751              --             --
Options issued for
 services rendered                                          --             --           4,250              --             --
Beneficial conversion
  feature, April debenture                                  --             --         250,000              --             --
Net loss, Six Months
  Ended June 30, 2003                                       --             --              --      (3,734,647)            --
                                                  ------------   ------------    ------------    ------------    -----------

Balance, June 30, 2003
  (unaudited)                                      483,484,636   $      4,834    $ 58,589,787    $(54,872,452)   $(3,792,356)
                                                  ============   ============    ============    ============    ===========



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                     Inception
                                                                                        Six Months Ended            (February 20,
                                                                                             June 30,                 1984) to
                                                                                 ------------------------------       June 30,
                                                                                    2003              2002              2003
                                                                                 ------------      ------------      ------------
Cash Flows from Operating Activities:
   Net loss                                                                      $ (3,734,647)     $ (5,569,481)     $(54,872,452)
                                                                                 ------------      ------------      ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                                 482,945           469,735         2,921,608
         Amortization of debt issuance costs                                           30,458             8,370           859,095
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                               210,386            14,884         4,165,783
         Amortization of discount on warrants                                         434,870           483,614         3,802,419
         Amortization of deferred compensation cost                                        --                --           760,500
         Issuance of common stock for debenture interest                               37,685             1,753           157,322
         Issuance of common stock for services                                             --                --         1,586,000
         Compensation expense for options and warrants                                  4,250           615,542         3,563,122
         Changes in operating assets and liabilities:
           (Increase) decrease in other current assets                                 11,391           (72,766)         (133,920)
            Increase in other assets                                                 (115,022)          (72,389)       (1,750,211)
            Increase (decrease) in accounts payable and  accrued liabilities          606,111          (864,563)        1,167,018
                                                                                 ------------      ------------      ------------
                  Total adjustments                                                 1,703,074           584,180        17,098,736
                                                                                 ------------      ------------      ------------
                  Net cash used by operating activities                            (2,031,573)       (4,985,301)      (37,773,716)
                                                                                 ------------      ------------      ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                                 --                --        (6,292,979)
   Proceeds from sale of investments                                                       --                --         6,292,979
   Disposal (Acquisition) of property and equipment                                     4,769           (52,354)       (4,318,615)
                                                                                 ------------      ------------      ------------
                  Net cash provided (used) by investing activities                      4,769           (52,354)       (4,318,615)
                                                                                 ------------      ------------      ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt- net of issuance costs                  867,500           500,000        12,367,500
   Proceeds from sale of securities, net of issuance costs                          1,660,340         3,438,988        31,190,026
   Proceeds from common stock subscribed but not issued                              (758,900)               --           125,000
   Payments under litigation settlement                                            (1,021,647)               --        (1,021,647)
   Payments under capital lease                                                       (67,814)          (77,285)         (377,842)
   Payments on note payable                                                           (13,385)          (13,790)          (94,661)
   Recovery of subscription receivable written off                                         --                --            19,000
                                                                                 ------------      ------------      ------------
                  Net cash provided by financing activities                           666,094         3,847,913        42,207,376
                                                                                 ------------      ------------      ------------

Net Increase (Decrease) in Cash and Cash Equivalents                               (1,360,710)       (1,189,742)          115,045

Cash and Cash Equivalents, Beginning                                                1,475,755         1,499,809                --
                                                                                 ------------      ------------      ------------

Cash and Cash Equivalents, Ending                                                $    115,045      $    310,067      $    115,045
                                                                                 ============      ============      ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the period for interest                                      $      8,246      $     14,385
                                                                                 ============      ============

Supplemental Schedule of Non-Cash Investing and Financing Activities:
   A capital lease obligation of approximately $140,000 was incurred during 2002 to finance the purchase of new equipment





                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



NOTE 1.  BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements at June 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of June 30, 2003 and results of operations for the three and six months ended June 30, 2003 and 2002 and cash flows for the six months ended June 30, 2003 and 2002. All such adjustments are of a normal recurring nature. Certain general and administrative expenses from inception relating to consulting services were reclassified to compensation expense for options and warrants to be consistent with current presentation. The Company has discontinued allocating the majority of its general and administrative expenses to research and development. This change was necessary to reflect current operating costs relating to the Company's Yonkers, New York facility. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


         During April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (" SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The adoption of SFAS 149 will not have any impact on our operating results or financial position as we do not have any derivative instruments that are affected by SFAS 149 at this time.

         During May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on our operating results or financial position as we do not have any financial instruments with characteristics of both liabilities and equity that are not already classified as liabilities.


NOTE 2.  GOING CONCERN

         As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $54,872,452 since inception and is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position is inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

         of its securities, debt or equity financing for funds to meet its cash requirements. The foregoing issues raise substantial doubt about the Company's ability to continue as a going concern.

         Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

NOTE 3.  COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

         The Company may be subject to claims from certain third parties for royalties due on sales of the Company's product. The Company has not as yet received any notice of claim from such parties.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         PRODUCT LIABILITY

         The Company is unaware of any claims or threatened claims since Product R was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of Product R. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. During November 2002, the Company secured $3,000,000 of product liability coverage at a cost of approximately $24,000 per annum. In addition, during October 2002, the Company secured $3,000,000 in liability coverage for each of the three clinical trials in Israel at a cost of approximately $16,000. There can be no assurance that the Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

         We have eight issued U.S. patents, some covering the composition of Product R and others covering various uses of the Product R. We have nine pending U.S. patent applications, among which two have been allowed. We have eighteen pending foreign patent applications. In addition, we have two issued Australian patents covering a use of Product R.

         During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, we were assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose(R) technology. As patent applications in the United States are maintained in secrecy until published or patents are issued, and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         STATUS OF FDA FILINGS

         On July 30, 2001, the Company submitted an Investigational New Drug
         (IND) application to the United States Food and Drug Administration
         (FDA) to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA cleared the Company's IND application for Product R to begin Phase I clinical trials. On April 12, 2002, the Company successfully completed Phase 1 trials. Phase 2 trials are pivotal clinical investigations designed to establish the efficacy and safety of Product R. Currently, the Company does not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

         STATUS OF ISRAEL CLINICAL TRIALS

         In November 2002 the Company began testing injectable Product R in the following clinical trials in Israel:

         * Phase I/Phase II Study in Cachectic Patients Needing Salvage Therapy for AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. The Company believes that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. The Company believes that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

         * Phase I Study in Cachectic Patients with Leukemia and Lymphoma. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         *        Phase I Study in Cachectic Patients with Solid Tumors.
                  Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         The Company's objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, the Company anticipates that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

         The Company's 12-month agreement formalized in April 2001 with the Selikoff Center in Israel to develop clinical trials in Israel using Product R has concluded. It is anticipated that these trials will support future FDA applications. The Company paid $242,000 under this agreement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS (Continued)

         In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000, of which approximately $1,223,000 has been expensed and approximately $875,000 has been paid for the six months ended June 30, 2003. Approximately $299,000 has been expensed and approximately $50,000 was paid during the three months ended June 30, 2003.

         In the fourth quarter of 2002, the Company entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing. Approximately $82,000 has been expensed and approximately $76,000 has been paid for the six months ended June 30, 2003, and approximately $28,000 has been incurred and approximately $0 was paid during the three months of 2003.

         In March 2003, the Company commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of Product R for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.


         In August 2003, the Company decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using Product R for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. Estimated completion date for such studies is uncertain. Because of its limited resources, the Company currently believes it to be in its best interests to focus its clinical efforts on the Phase I/Phase II Study in cachectic patients needing salvage therapy for AIDS.

         The Company currently has one ongoing Phase I/II study in Israel of Product R for cachectic patients with AIDS. Out of 30 total patients required under the protocol for this study, 15 patients are enrolled, five of whom have completed the first dose of Product R required under the study. The estimated completion date of this study is the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel the Company has expended approximately $1,400,000. The cost to complete the Phase I/II study in Israel of Product R for cachectic patients with AIDS with 30 patients is approximately $300,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



         In July 2003 our agreement entered in July 2002 with the Weizmann Institute of Science and Yeda, its developmental arm in Israel, to conduct research on the effects of Product R on the immune system expired in accordance with its terms, and upon such termination we retained all rights to the research performed under the agreement. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in each of July 2002 and November 2002. Final payment has not been made pending review and approval of the final report. We have expensed $120,000 since inception of the contract through June 30, 2003.


         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

         In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of June 30, 2003, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.


         In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 1999 at an exercise price of $0.19 per share; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 1999 at an exercise price of $0.27 per share; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 1999 at an exercise price of $0.36 per share. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.


         Dr. Hirschman assigned to third parties unaffiliated with the Company options to acquire an aggregate of three million shares of the Company's common stock, all of which assigned options have expired and are no longer exercisable.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)


         From October 1996 to August 2003, Dr. Hirschman was the Chief Executive Officer of the Company. In February 1998, the Company granted to Dr. Hirschman options to purchase 23,000,000 shares of the Company's common stock at an exercise price of $0.27 from time to time until February 2008. These options vested upon the Company's filing an IND application with the FDA. In February 1998, the Company extended the expiration date of the following options previously granted to Dr. Hirschman from March 1999 to February 2008: (i) options to purchase 4,100,000 shares at $0.18 per share; (ii) options to purchase 4,000,000 shares at $0.19 per share; (iii) options to purchase 4,000,000 shares at $0.27 per share; and (iv) options to purchase 4,000,000 shares at $0.36 per share.

         In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1998 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002, provided, however, the Agreement is extended automatically by one year, each year, unless notice of termination has been given by either Dr. Hirschman or the Company. In July 2002, the Company notified Dr. Hirschman that the Agreement will not be extended subsequent to December 31, 2004. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. Therefore, of the $100,000 described above, $25,000 was paid as of December 31, 2001 with an additional $25,000 paid through December 31, 2002. No further payments have been made to date. The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008. The fair value of these options was estimated to be $5,328,441 ($0.2317 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months.


         OTHER EMPLOYEES

         In connection with the employment of its Chief Financial Officer, the Company granted Alan Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


         Such options have a term of ten years commencing October 1, 1999 through September 30, 2009 and have an exercise price of $0.24255 per share. These options are fully vested.


         The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OTHER EMPLOYEES (Continued)


         On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years. The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%. In May 2002, the Company granted to certain of its employees options to purchase 274,000 shares of the Company's common stock. Such options have an exercise price of $0.17 per share, vest in 20% increments over a five year period commencing January 2003 through January 2012. The fair value of the these options was estimated to be $43,922 ($0.1603 per option share) and based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38%; an expected life of approximately 10 years.

         In May 2003, the Company issued options to purchase 100,000 shares of our Company's stock at an exercise price of $0.085 per share for outside services associated with the maintenance of our facility in the Bahamas. These options are compensation for services rendered from March 2003 to February 2004 with an expiration date of February 28, 2004. The fair value of this option was estimated to be $4,250 (price per option of $0.0425) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 139%; a risk free interest rate of 2.72%.


         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY
         BOARDS

         MEMBERS OF ADVISORY BOARDS

         In May 2002, the Company granted to members of its of the Scientific Advisory Board and Business Advisory Board options to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.12 per share, which options are exercisable 25% immediately, 25% on

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         MEMBERS OF ADVISORY BOARDS (Continued)


         June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the options was estimated to be $246,822 ($0.1097 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected holding period of eight years.

         In September 2002, the Company granted to Sidney Pestka, M.D., a member of the Scientific Advisory Board, options to purchase 250,000 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 18, 2002, 25% on March 18. 2003 and 25% on June 18, 2003 through September 17, 2010. The fair value of the options was estimated to be $30,462 ($0.1218 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected holding period of eight years. This amount was charged to compensation and other expense for options and warrants during the quarter ended September 30, 2002. In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1,500,000 shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003
         through December 20, 2010. The fair value of the options was estimated to be $109,393 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years.


         BOARD OF DIRECTORS


         In May 2002, the Company granted an aggregate of 4,150,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.12 per share exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the these options was estimated to be $455,249 ($0.1097 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         BOARD OF DIRECTORS (Continued)


         In June 2002, the Company granted to Roy S. Walzer, a member of the Board of Directors and member of various committees of the Board, options to purchase 528,800 shares of common stock at an exercise price of $0.295 per share, which options are exercisable 25% immediately, 25% on September 10, 2002, 25% on December 10, 2002 and 25% on March 10, 2003 through June 9, 2010. The fair value of the these options was estimated to be $140,608 ($0.2659 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years.

         In July 2002, the Company granted to Paul Bishop, a member of the Board of Directors, options to purchase 238,356 shares of common stock at an exercise price of $0.17 per share, which options are exercisable 25% immediately, 25% on October 29, 2002, 25% on January 29, 2003 and 25% on April 29, 2003 through July 28, 2010. The fair value of the these options was estimated to be $38,509 ($0.1616 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 133%; a risk free interest rate of 4.38% and an expected life of eight years.

         In September 2002, the Company granted to Richard Kent, a member of the Board of Directors, and member of various committees of the Board options to purchase 241,096 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 24, 2002, 25% on March 24, 2003 and 25% on June 24 2003
         through September 23, 2010. The fair value of the these options was estimated to be $29,377 ($0.1218 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected life of eight years. During February 2003, Richard S. Kent resigned from the Company's Board of Directors. Under the terms of his option agreements he is entitled to exercise options to purchase 394,437 shares of the Company's common stock until February 2006.


         In December 2002, the Company granted an aggregate of 10,600,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share are exercisable

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         BOARD OF DIRECTORS (Continued)


         25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003
         and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years.

         The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

         No stock-based employee compensation cost is reflected in net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



                                                                Six Months
                                                               Ended June 30,
                                                       -------------------------------
                                                          2003                2004
                                                       -----------         -----------
         Net loss as reported                          $(3,734,647)        $(5,569,481)
         Total stock-based compensation
           expense determined under fair value
           based method for all awards, net of
           related tax effects                             (94,121)         (1,140,423)
                                                       -----------         -----------
         Pro forma net loss                            $(3,828,768)        $(6,709,904)
                                                       ===========         ===========

         Earnings per share - basic and diluted:

           As reported                                 $     (0.01)        $     (0.01)
                                                       ===========         ===========
           Pro forma                                   $     (0.01)        $     (0.02)
                                                       ===========         ===========


         There were no other options outstanding that would require pro forma presentation.

         GLOBOMAX AGREEMENT

         On January 18, 1999, the Company entered into a consulting agreement with Globomax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         GLOBOMAX AGREEMENT (Continued)

         In addition, GloboMax and its subcontractors are assisting the Company in conducting Phase I clinical trials for Product R. The contract was extended by mutual consent of both parties. The Company has paid approximately $5,031,000 for services rendered and reimbursement of expenses by GloboMax and its subcontractors through December 31, 2002. Globomax is no longer providing services or representing the Company.

         HARBOR VIEW AGREEMENTS

         On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000. In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount was amortized to consulting expense during the year ended December 31, 2000.

         In May 2002, the Company entered into an agreement with Harbor View Group, Inc., which terminated all consulting agreements with Harbor View Group, Inc. as of December 31, 2001. In consideration for consulting services provided by Harbor View to the Company from January 2002 to May 2002, the Company granted to Harbor View warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008. The fair value of the warrants was estimated to be $190,757 ($0.1908 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38% and an expected holding period of six years. This amount was charged to compensation expense for options and warrants during the quarter ended June 30, 2002.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities whereby the Company has granted exclusive rights to distribute Product R in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)


         DISTRIBUTION AGREEMENTS (Continued)

         Chile. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

         CONSTRUCTION COMMITMENT

         In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which the entire amount has been incurred as of December 31, 2001. During 2002, additional costs were incurred to complete leasehold improvements for research and development purposes of approximately $222,000, of which $182,000 has been paid at June 30, 2003. Additional payments are scheduled through August 2003.

         SETTLED LITIGATION

         In December 2002 the Company filed suit in the Circuit Court of the 11th Judicial Circuit of Florida charging that certain investors "misrepresented their intentions in investing in the Company" and "engaged in a series of manipulative activities to depress the price of Advanced Viral stock." The Company alleged that the defendants sought to "guarantee they would be issued significantly more shares of ADVR common stock" as a result of warrant repricing provisions of a September 2002 financing agreement. The Company sought a judgment for damages, interest and costs.

         The complaint named SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claimed that the "defendants had each, at times acting individually, and at times acting in concert with at least one or more of each other," engaged in practices that violate sections of the Florida Securities and Investor Protection Act.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         SETTLED LITIGATION (Continued)

         Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida, and one of the largest shareholders of the Company. The complaint alleged that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme.

         The suit is related to an agreement, announced September 9, 2002, pursuant to which the Company issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $0.14 per share. The Company also issued warrants to purchase an aggregate of 16,125,000 shares of the Company's common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charged the defendants with manipulating the share price to take favorable advantage of these warrant pricing provisions.

         Following the initiation of the Company's lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Alpha Plaintiffs") filed separate lawsuits against the Company in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) the Company deliver to the Alpha Plaintiffs the shares of Company common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, the Company moved to alter/amend the judgment and/or reconsideration of the Court's order requesting relief from the Court's order. The Court denied this motion and ordered the Company to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. The Company appealed the order denying the motion for reconsideration.

         During May 2003, the Company entered into a settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits of their rights to exercise the warrants issued in the September 2002 financing, the Company issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $855,034 was paid as of June 30, 2003. The balance shall be paid in three equal monthly installments until September 2003.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 4.  SECURITIES PURCHASE AGREEMENTS

         CONVERTIBLE DEBENTURES AND WARRANTS

         The Company issued warrants to purchase common stock in connection with the issuance of several convertible debentures sold during the years 1997 to 2000, which debentures have all been fully converted. As of December 31, 2002, warrants to purchase approximately 3.2 million shares of the Company's common stock relating to these fully converted debentures were outstanding with expiration dates through 2009 at exercise prices ranging from $0.199 to $0.864.

         During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2,000,000 principal amount of its 5% convertible debentures at par in private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:


         o On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holders converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $0.10 per share. In May 2003, the holders converted the third 20% ($100,000 plus interest of $5,000) into 1,050,000 shares of common stock at a conversion price of $0.10 per share.

         o On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1,000,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature000 which was recorded as deferred interest expense and is presented as a discount on the convertible

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES AND WARRANTS (Continued)


                  debenture. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. In January 2003, Mr. Dicke converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a conversion price of $0.10 per share. In July 2003, Mr. Dicke converted the third 20% ($200,000 plus interest of $10,000) of the debenture into 2,100,000 shares of common stock at a conversion price of $0.10 per share.

         o On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company's 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. In January 2003, Mr. Lunder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $0.1818 per share, and the second 20% of which was converted at a conversion price of $0.10 per share. In July 2003, Mr. Lunder informed the Company that he elected not to convert his third 20% tranche of $100,000.

         o On April 28, 2003 and July 18, 2003 the Company entered into separate securities purchase agreements with Cornell (i) to sell up to $2,500,000 of our 5% convertible debentures, due April 28, `, of which $1,000,000 was purchased on April 28, 2003; $500,000 of convertible debentures will be purchased within 10 business days of the filing of the registration statement with the SEC covering the registration of shares underlying the convertible debentures; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC (the "April Agreement"); and (ii) whereby we sold to Cornell an additional $1,000,000 of our 5% convertible debentures due July 18, 2008 for gross cash consideration of $1 million (the "July Agreement"). Interest is payable in cash or common stock at the option of Cornell. The Company received net proceeds of $1,312,500 and $869,486 for the "April" and July" debentures respectively.



                  Pursuant to the April Agreement and the July Agreement, Cornell or its assignees receive cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell, along with warrants to purchase an aggregate of 15,000,000 shares of our common stock at an exercise price of $0.091 commencing on October 28, 2003 through April 28, 2008. In the event the closing bid price of our common stock on the date our registration statement is declared effective by the SEC is less than $0.10, then under the April Agreement, we have the right to redeem the last $1,000,000 convertible debenture at

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

                  the face amount of the convertible debenture within 10 days of the effectiveness of the registration statement. Pursuant to the terms of the April Agreement, commencing July 27, 2003, and in the case of the July Agreement, commencing October 18, 2003, Cornell may convert the debenture plus accrued interest, (which may be taken at Cornell's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period under both the April and July Agreements Subject to certain exceptions, at our option, we may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell will receive a warrant to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.

                  Our obligations under the convertible debentures and the April and July Agreements are secured by a first priority security interest in substantially all of our assets. This security interest expires upon the earlier to occur of (i) the fiftieth
                  (50th) day following the effectiveness of the registration statement covering the resale of the shares underlying the convertible debentures; (ii) the date we receive, three million dollars ($3,000,000) of capital, in any form other than through the issuance of free-trading shares of the Company's common stock, from sources other than Cornell; or
                  (iii) the satisfaction of our obligations under the April and July Agreements, the convertible debentures and the ancillary documents entered into thereby.

                  The legal expenses associated with these transactions are estimated to be approximately $73,000 which has been paid as of July 2003.

         SECURITIES PURCHASE AGREEMENTS

         Pursuant to certain securities purchase agreements, the Company issued warrants to purchase common stock in connection with the sale of approximately 61,500,000 shares of common stock during the years 1998 to 2001 for cash consideration of approximately $16,900,000. As of March 31, 2003, warrants to purchase approximately 16.5 million shares of the Company's common stock relating to these securities purchase agreements were outstanding with expiration dates through 2006.

         During the quarter ended March 31, 2002, under several securities purchase agreements, the Company sold an aggregate of 9,999,999 shares of its common stock at $0.15 per share, for cash consideration of $1,500,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)

         On April 12, 2002, pursuant to securities purchase agreements with various institutional investors, the Company issued 17,486,491 shares of its common stock at a market price of $0.11089 per share and received net proceeds of approximately $1,939,000.

         On September 10, 2002, the Company issued and sold an aggregate of 21,500,000 shares of its common stock pursuant to a securities purchase agreement with certain institutional investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of the Company's common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), the Company paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of its common stock. An adjustment provision in the warrants provides that at 60 and 120 trading days following the original issue date of the Warrants, a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of the Company's common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000; provided however, that no adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002, the Company filed suite against certain of the investors in connection with the warrant repricing provisions of the agreement (see Note 3 "LITIGATION"). During May 2003, the Company entered into a settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits of their rights to exercise the warrants issued in the September 2002 financing, the Company issued an aggregate of 947,000 shares of common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $25,000 was paid as of March 31, 2003, $701,463 was paid subsequent to quarter end, and of which $321,428 shall be paid in five equal monthly installments until September 2003. The Company recorded a settlement of litigation liability at March 31, 2003 of $1,098,812 which represents cash to be paid to litigants of $1,022,891 and 947,000 shares of common stock to be issued at $0.08 per share totaling $75,921. (See Note 3 "LITIGATION").

         On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total gross proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, the Company paid finders' fees to Harbor View and AVIX consisting of (i) approximately $50,000 and (ii) warrants to purchase 627,000 shares of the Company common stock at an exercise price of $0.12 per share through December 2007.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)



NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)



         On December 23, 2002, the Company entered into a securities purchase agreement pursuant to which the Company sold to various investors 500,000 shares of common stock at $0.08 per share, for an aggregate purchase price of $40,000. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid finders' fees to AVIX consisting of (i) $2,400 and (ii) warrants to purchase 30,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

         During January 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,550,000 shares of common stock at a price of $0.08 per share, for a total purchase price of $124,000, along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders' fee to AVIX consisting of (i) $7,440 and (ii) issued warrants to purchase 93,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

         During March 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,250,000 shares of common stock at $0.08 per share, for a total purchase price of $100,000, along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2008.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)


         In connection with this transaction the Company paid finders' fees to Harbor View consisting of (i) $6,000 and (ii) warrants to purchase 75,000 shares of common stock at an exercise price per share of $0.12 until March 2006.

         In April and May 2003, pursuant to securities purchase agreements with various investors, the Company sold 3,900,000 shares of common stock at a price of $0.08 per share and issued warrants to purchase 2,340,000 shares of common stock at an exercise price per share of $0.12 through April and May 2008, for an aggregate purchase price $312,000. In connection with this transaction, the Company paid a finders' fee to Harbor View consisting of (i) $19,000 and (ii) warrants to purchase 234,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

         On April 11, 2003, pursuant to a securities purchase agreement with James F. Dicke II, a former member of the Company's Board of Directors, the Company sold 3,125,000 shares of common stock at $0.08 per share for a total purchase price of $250,000, along with warrants to purchase 1,875,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

         In June 2003, pursuant to a securities purchase agreement with an investor, the Company sold 1,562,500 shares of common stock at $0.08 per share for a total purchase price of $125,000, along with warrants to purchase 937,500 shares of common stock at an exercise price per share of $0.12 through June 2008. In July in connection with this transaction, the Company paid a finders' fee to Avix, Inc. consisting of (i) $8,000 and (ii) warrants to purchase 93,750 shares of common stock at an exercise price per share of $0.12 through June 2008. As at June 30, 2003 these shares were not issued and were reflected on the Balance Sheet as Common Stock subscribed but not issued in the amount of $125,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         EQUITY LINE OF CREDIT

         On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell to sell up to $50,000,000 of the Company's common stock. The line of credit expires August 14, 2003. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000 until sixty (60) months from the date of issuance. As of June 30, 2003, the Company has not drawn on the equity line of credit.




         On April 28, 2003, the Company entered into an equity line of credit agreement with Cornell. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of the Company's common stock over a three-year period, with the timing and amount of such purchases, if any, at the Company's discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after the Company's notification to Cornell of their obligation to purchase. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following the Company's notification to Cornell requesting an advance under the equity line. However, Cornell's obligation to purchase and the Company's obligation to sell the common stock is conditioned upon the per share purchase price being equal to or greater than a price the Company sets on the advance notice date, the minimum acceptable price, which may not be set any lower than 7.5% percent below the closing bid price of the common stock the day prior to the advance notice date. In addition, there are certain other conditions applicable to the Company's ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company's adherence with certain covenants. At the time of each advance, the Company is obligated to pay Cornell a fee equal to five percent of amount of each advance. In connection with this agreement, the Company issued 116,279 shares of our common stock to Katalyst LLC in consideration for its exclusive placement agent services.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


NOTE 5.  DISCONTINUED OPERATIONS

During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company's Bahamian subsidiary. SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented was reclassified as discontinued operations. The following table details the amounts reclassified to discontinued operations:




                                                                                                                Inception
                                                    Three Months                       Six Months             (February 20,
                                                    Ended June 30,                   Ended June 30,              1984) to
                                               ------------------------       ---------------------------        June 30,
                                                2003             2002            2003              2002            2003
                                               -------         --------       ----------         --------      -----------
         Revenues                              $    --         $     --       $       --         $     --      $        --
                                               -------         --------       ----------         --------      -----------

         Costs and Expenses:

            General and administrative           2,739           39,312            8,430           76,536        1,318,780
            Depreciation                         3,960            5,212            7,921           10,424          279,419
                                               -------         --------       ----------         --------      -----------
                                                 6,699           44,524           16,351           86,960        1,598,199
                                               -------         --------       ----------         --------      -----------


         Loss from Operations                   (6,699)         (44,524)         (16,351)         (86,960)      (1,598,199)
         Other Income                               --               --               --               --            4,655
                                               -------         --------       ----------         --------      -----------
         Discontinued operations               $(6,699)        $(44,524)      $  (16,351)        $(86,960)     $(1,593,544)
                                               =======         ========       ==========         ========      ===========


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT ADVANCED VIRAL RESEARCH CORP. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     -   except the common stock offered by this
         prospectus;

     - in any jurisdiction in which the offer or solicitation is not authorized;

     - in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     - to any person to whom it is unlawful to make the offer or solicitation; or

     - to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

     - there have been no changes in the affairs of Advanced Viral USA, Inc. after the date of this prospectus; or

     - the information contained in this prospectus is correct after the date of this prospectus.

                                   PROSPECTUS


                       497,517,232 SHARES OF COMMON STOCK


                         ADVANCED VIRAL RESEARCH CORP.

                              ______________, 2003


Until _________, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Advanced Viral from and against certain claims arising from or related to future acts or omissions as a director or officer of Advanced Viral. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Advanced Viral pursuant to the foregoing, or otherwise, Advanced Viral has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Advanced Viral will pay all expenses in connection with this offering.


Securities and Exchange Commission Registration Fee      $   3,019
Printing and Engraving Expenses                          $  10,000
Accounting Fees and Expenses                             $   4,000
Legal Fees and Expenses                                  $  50,000
Miscellaneous                                            $  17,768

TOTAL                                                    $  74,787


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         The following information relates to our securities issued or sold within the past three years which were not registered under the Securities Act. No underwriters were employed with respect to the sale of any of the securities listed below. Except as noted below, each of these transactions was completed without registration of the respective securities under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve a public offering. The purchasers were sophisticated with access to the kind of information registration would provide and such purchasers acquired such securities without a view toward the distribution thereof.

                  1. In January 2000, pursuant to the securities purchase agreement with Endeavour Capital Fund, S.A. discussed above, we issued the second $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004 to Endeavour Capital Fund, S.A.

                  2. In February 2000 pursuant to a consulting agreement with Harbor View Group, we issued to Harbor View warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share, and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share, until February 28, 2005, in exchange for consulting services provided or to be provided to us.

                  3. In February 2000 pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,636,357 shares of common stock, and warrants to purchase an aggregate of 5,454,544 shares of common stock for an aggregate purchase price of $3,000,000. Half of the warrants are exercisable at $0.275 per share, and half of the warrants are exercisable at $0.33 per share, until February 28, 2005.

                  4. In May 2000, we granted Louis Silver, a director stock options to acquire 100,000 shares of common stock, exercisable at $0.25 per share, until May 31, 2002. Mr. Silver is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  5. On September 18, 2000 we entered into a private equity line of credit agreement with Spinneret Financial Systems, Inc., who assigned their rights to GMF Holdings, Inc., for the right to put shares of our common stock to the investor from time to time to raise up to $20,000,000, subject to certain conditions and restrictions. This agreement and all agreements contemplated in connection with such agreement was terminated by mutual agreement of the parties on January 22, 2001.

                  6. From November 2000 through March 2001, pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,427,500 shares of common stock, and warrants to purchase an aggregate of 8,056,500 shares of common stock for an aggregate purchase price of $5,371,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until November 8, 2005.

                  7. During the year 2000, we issued approximately 38.4 million shares in connection with the conversion of debentures; approximately
1.2 million shares upon the exercise of warrants; and approximately 5.2 million shares upon exercise of options.

                  8. We entered into an equity line of credit agreement dated February 9, 2001 with Cornell Capital Partners, LP. Pursuant to the equity line of credit agreement, subject to the satisfaction of certain conditions, Cornell Capital, an "accredited investor" as defined in Rule 501(a) under the Securities Act, may sell and issue, from time to time, up to an aggregate of $50,000,000 of its common stock. In connection with the equity line of credit, we issued to the placement agent, May Davis Group, Inc., which introduced Cornell Capital to us, and certain other investors Class A Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price per share equal to $1.00, exercisable in part or in whole at any time until February 9, 2006, and Class B Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date under the private equity line of credit agreement. The Class B Warrant is exercisable pro rata on or after each advance date with respect to that number of warrant shares equal to the product obtained by multiplying 5,000,000 by a fraction, the numerator of which is the amount of the advance payable on the applicable advance date and the denominator of which is $50,000,000, until sixty months from the date of issuance.

                  9. In June 2001 we issued 60,000 shares of our common stock pursuant to the exercise of certain options.

                  10. On July 27, 2001, pursuant to a securities purchase agreement with various purchasers, we authorized the issuance and sale of up to 1,225,000 shares of our common stock and warrants to purchase an aggregate of 735,000 shares of common stock in a private offering transaction pursuant to
Section 4(2) of the Securities Act for a purchase price of $0.40 per share, for an aggregate purchase price of $490,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until July 27, 2006. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of the warrants had been exercised.

                  11. During the year 2001, we issued approximately 76,000 shares upon the cashless exercise of warrants, and 60,000 shares upon exercise of options.

                  12. During the second quarter of 2002, we issued to certain three investors an aggregate of $2,000,000 principal amount of our 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the preceding trading day (except for $500,000 of the debentures which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date; or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures.

                  13. On September 10, 2002, we issued and sold an aggregate of 21,500,000 shares of our common stock pursuant to a securities purchase agreement with certain investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of our common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), we paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of our common stock. An adjustment provision in the Warrants provides that 60 trading days following the original issue date of the Warrants (the "First Determination Date"), a certain number of Warrants shall become exercisable at $.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of our common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the Warrants (the "Second Determination Date"), a certain number of remaining Warrants shall become exercisable at $.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of our common stock for the 60 trading days preceding the Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $.14 or greater. In December 2002 we filed suit against certain of the investors in connection with the warrant repricing provisions of the agreement, and during May 2003, we entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September 2002 financing of their right to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $790,748 has been paid to date, and of which $321,428 shall be paid in five equal monthly installments until September 2003. 680,000 of the shares issued may not be resold until September 2003.

                  14. From December 2002 through June 2003, pursuant to securities purchase agreements with various purchasers, we authorized the issuance of and sold 22,025,000 shares of our common stock and warrants to purchase up to 13,215,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,762,000. In connection with the agreement, we paid finders' fees to Harbor View Group and AVIX, Inc consisting of (i) approximately $105,720 and (ii) warrants to purchase 1,168,375 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share commencing six months after the issuance date, for a period of five years.

                  15. On April 11, 2003 pursuant to a securities purchase agreement with an investor, we sold 3,125,000 shares of common stock and warrants to purchase 1,875,000 shares of common stock at an exercise price of $0.12 per share through April 2007, for an aggregate purchase price of $250,000.


                  16. On April 28, 2003 we entered into a securities purchase agreement with an Cornell Capital to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, of which $1,000,000 was purchased on April 28, 2003; $500,000 of convertible debentures was purchased on July 18, 2003; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC. Interest is payable in cash or common stock at the option of Cornell. Pursuant to the agreement, Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased, along with warrants to purchase an aggregate of 15,000,000 shares of our common stock at an exercise price of $0.091 commencing on October 28, 2003 through April 28, 2008. Pursuant to the terms of the agreement, commencing July 27, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at investor's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period of any of the convertible debentures held by Cornell Capital. Advance Viral has redemption rights. If Advanced Viral exercises certain of these redemption rights, Advanced Viral may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and investor will receive a warrant to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.


                  17. On April 28, 2003, we entered into an equity line of credit agreement with Cornell. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to Cornell of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to Cornell requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay Cornell a fee equal to five percent (5%) of the amount of each advance. However, Cornell's obligation to purchase and our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify Cornell of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with Cornell. In connection with this agreement, we issued 107,527 shares of our common stock to Katalyst LLC in consideration for its exclusive placement agent services.


                  18. On July 18, 2003 we entered into an additional securities purchase agreement whereby Cornell Capital purchased $1,000,000 of our 5% secured convertible debentures, due July 17, 2008. Pursuant to the agreement, Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased. The convertible debentures are secured by the assets of Advanced Viral until 50 days after the effectiveness of the registration statement of which this prospectus is a part. Pursuant to the terms of the agreement, commencing October 18, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at Cornell Capital's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period for all of the convertible debentures held by Cornell Capital. Advanced Viral has redemption rights. If Advanced Viral exercises certain of these redemption rights, Advanced Viral may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell Capital will receive warrants to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.


         We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

                                INDEX OF EXHIBITS

EXHIBIT
NUMBER                                                    DESCRIPTION
-------        ------------------------------------------------------------------------------------------------------
3.1            Certificate of Incorporation of Advanced Viral Research Corp. ("ADVR"). (2)

3.2            Bylaws of ADVR, as amended. (1)

3.3            Amendment to Certificate of Incorporation of ADVR. (2)

4.1            Specimen Certificate of Common Stock. (1)

4.2            Specimen Warrant Certificate. (1)

4.3            Warrant Agreement between ADVR and American Stock Transfer and Trust Company. (1)

4.4            Forms of Common Stock Options and Agreements granted by ADVR to TRM Management Corp. (5)

4.5            Form of Common Stock Option and Agreement granted by ADVR to Plata Partners Limited Partnership. (12)

4.6            Consulting Agreement, dated September 11, 1992, and Form of Common Stock granted by ADVR to Leonard
               Cohen. (6)

4.7            Addendum to Agreement granted by ADVR to Shalom Z. Hirschman, MD dated March 24, 1996. (10)

4.8            Securities Purchase Agreement dated November 16, 1998 by and between ADVR and RBB Bank AG. (11)(o)

4.9            7% Convertible Debenture dated November 16, 1998. (11)(o)

4.10           Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.20 per share. (11)(o)

4.11           Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.24 per share. (11)(o)

4.12           Securities Purchase Agreement dated December 22, 1998 by and between ADVR and various purchasers. (15)

4.13           Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2040 per share. (15)

4.14           Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2448 per share. (15)

4.15           Securities Purchase Agreement dated June 23, 1999 by and between ADVR and various purchasers. (15)

4.16           Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.324 per share.
               (15)

4.17           Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.378 per share.
               (15)

EXHIBIT
NUMBER                                                    DESCRIPTION
-------        ------------------------------------------------------------------------------------------------------
4.18           Securities Purchase Agreement dated August 3, 1999 by and between ADVR and Focus Investors, LLC. (15)

4.19           Form of 7% Convertible Debenture dated August 3, 1999. (15)

4.20           Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share.
               (15)

4.21           Securities Purchase Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund S.A.
               (16)

4.22           Form of 7% Convertible Debenture dated December 28, 1999. (16)

4.23           Form of Warrant dated December 28, 1999 to purchase shares of common stock at $0.19916667 per share.
               (16)

4.24           Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.21 per share. (17)

4.25           Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.26 per share. (17)

4.26           Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.275 per share. (17)

4.27           Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.33 per share. (17)

4.28           Form of Class A Warrant dated September 18, 2000 to purchase 5,000,000 shares of common stock. (19)

4.29           Form of Class B Warrant dated September 18, 2000 to purchase 5,000,000 shares of common stock. (19)

4.30           Form of Class A Warrant dated February 9, 2001 to purchase 5,000,000 shares of common stock. (21)

4.31           Form of Class B Warrant dated February 9, 2001 to purchase 5,000,000 shares of common stock. (21)

5.1            Opinion: Legality. (Provided herewith.)

10.1           Declaration of Trust by Bernard Friedland and William Bregman in favor of ADVR dated November 16,
               1987. (12)

10.2           Clinical Trials Agreement, dated September 19, 1990, between Clinique Medical Actuel and ADVR. (3)

10.3           Letter, dated March 15, 1991 to ADVR from Health Protection Branch. (3)

10.4           Agreement dated August 20, 1991 between TRM Management Corp. and ADVR. (11)(a)

10.5           Lease dated December 18, 1991 between Bayview Associates, Inc. and ADVR. (4)

10.6           Lease Agreement, dated February 16, 1993 between Stortford Brickell Inc. and ADVR. (7)

10.7           Consulting Agreement dated February 28, 1993 between Leonard Cohen and ADVR. (8)

10.8           Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, MD and ADVR.
               (11)(b)

EXHIBIT
NUMBER                                                    DESCRIPTION
-------        ------------------------------------------------------------------------------------------------------
10.9           Agreement, dated November 9, 1993, between Dormer Laboratories Inc. and ADVR. (12)

10.10          Exclusive Distribution Agreement, dated April 25, 1994, between C.U.R.E. Pharmaceutical Corp. and
               ADVR. (11)(c)

10.11          Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central
               Americas Ltd. and ADVR. (11)(d)

10.12          Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and ADVR, as amended.
               (11)(e)

10.13          Contract, dated as of October 25, 1994 between Commonwealth Pharmaceuticals of the Channel Islands and
               ADVR. (11)(f)

10.14          Agreement dated May 24, 1995 between ADVR and Deborah Silver. (9)

10.15          Agreement dated May 29, 1995 between ADVR and Shalom Z. Hirschman, MD. (9)

10.16          Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International Pharmaceutical
               Corp. and ADVR. (12)

10.17          Supplement to Exclusive Distribution Agreement, dated November 2, 1995 with Commonwealth
               Pharmaceuticals. (12)

10.18          Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX
               International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and ADVR. (11)(g)

10.19          Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp. and
               ADVR. (11)(g)

10.20          Agreement dated April 1, 1996, between DCT S.R.L. and ADVR. (11)(h)

10.21          Addendum, dated as of March 24, 1996, to Consulting Agreement between ADVR and Shalom Z. Hirschman,
               MD. (10)

10.22          Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and ADVR.
               (11)(i)

10.23          Employment Agreement, dated October 17, 1996, between ADVR and Shalom Z. Hirschman, MD. (11)(j)

10.24          Lease, dated February 7, 1997 between Robert Martin Company, LLC and ADVR. (12)

10.25          Copy of Purchase and Sale Agreement, dated February 21, 1997 between ADVR and Interfi Capital Group.
               (11)(k)

10.26          Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13, 1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control
               and Prevention. (11)(l)

10.27          Copy of Purchase and Sale Agreement, dated September 26, 1997 between ADVR and RBB Bank AG. (11)(m)

EXHIBIT
NUMBER                                                    DESCRIPTION
-------        ------------------------------------------------------------------------------------------------------
10.28          Copy of Extension to Materials Transfer Agreement-Cooperative Research and Development Agreement,
               dated March 4, 1998, between National Institute of Health, Food and Drug Administration and the
               Centers for Disease Control and Prevention. (13)

10.29          Amended and Restated Employment Agreement dated July 8, 1998 between ADVR and Shalom Z. Hirschman, MD.
               (11)(n)

10.30          Agreement between ADVR and Angelo Chinnici, MD dated July 1, 1999. (14)

10.31          Consulting Agreement between ADVR and GloboMax LLC dated January 18, 1999. (15)

10.32          Registration Rights Agreement dated August 3, 1999 between ADVR Research and Focus Investors LLC. (15)

10.33          Employment Agreement dated October 1, 1999 between ADVR and Alan V. Gallantar. (15)

10.34          Registration Rights Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund, S.A.
               (16)

10.35          Consulting Agreement dated February 7, 2000 between ADVR and Harbor View Group, Inc. (17)

10.36          Securities Purchase Agreement dated February 16, 2000 between ADVR and Harbor View Group, Inc. (17)

10.37          Letter Agreement dated November 16, 1999 between ADVR and Bratskeir & Company. (18)

10.38          Amended and Restated Employment Agreement dated May 12, 2000 between ADVR and Shalom Z. Hirschman, MD.
               (18)

10.39          Equity Line of Credit Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial
               Systems, Inc. (19)

10.40          Registration Rights Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial
               Systems, Inc. (19)

10.41          Registration Rights Agreement dated as of September 18, 2000 between ADVR and May Davis Group, Inc.
               (19)

10.42          Placement Agent Agreement dated September 18, 2000 between ADVR and May Davis Group, Inc. (19)

10.43          Assignment and Assumption Agreement dated December 12, 2000 between Spinneret Financial Systems, Inc.
               and GMF Holdings Inc. (20)

10.44          Agreement to Waive Assignment Rights dated December 12, 2000 by GMF Holdings Inc. (20)

10.45          Termination Agreement dated January 22, 2001 between GMF Holdings, Inc., May Davis Group, Inc. and
               ADVR. (21)

10.46          Equity Line of Credit Agreement dated as of February 9, 2001 between ADVR and Cornell Capital
               Partners, LP. (21)

10.47          Registration Rights Agreement dated as of February 9, 2001 between ADVR and Cornell Capital Partners,
               LP. (21)

EXHIBIT
NUMBER                                                    DESCRIPTION
-------        ------------------------------------------------------------------------------------------------------
10.48          Registration Rights Agreement dated as of February 9, 2001 between ADVR and May Davis Group, Inc. (21)

10.49          Placement Agent Agreement dated February 9, 2001 between ADVR and May Davis Group, Inc. (21)

10.50          Agreement dated as of April 2, 2001 between ADVR and Selikoff Center of Ra'Anana, Israel. (22)

10.51          Agreement dated as of January 29, 2001 between ADVR and The Weizmann Institute of Science and Yeda.
               (22)

10.52          Securities Purchase Agreement dated November 8, 2000 by and between ADVR and various investors. (23)

10.53          Securities Purchase Agreement dated July 27, 2001 by and between ADVR and various investors. (23)

10.54          Severance Agreement dated November 29, 2001 by and between ADVR and William Bregman. (11)(p)

10.55          Severance Agreement dated November 29, 2001 by and between ADVR and Bernard Friedland. (11)(p)

10.56          Severance Agreement dated November 29, 2001 by and between ADVR and Louis Silver. (11)(p)

10.57          Promissory Note and Guaranty in favor of Alan V. Gallantar dated November 29, 2001 by ADVR. (11)(p)

10.58          Settlement Agreement dated March 20, 2002 by and among ADVR, Immune Modulation Maximum Corporation,
               Commonwealth Pharmaceuticals, Ltd, and Charles E. Miller. (24)

10.59          Termination Agreement dated May 30, 2002 between ADVR and Harbor View Group, Inc. (25)

10.60          Securities Purchase Agreement dated May 30, 2002 between ADVR and O. Frank Rushing and Justine Simoni, as joint tenants. (25)

10.61          Securities Purchase Agreement dated July 3, 2002 between ADVR and James F. Dicke III. (25)

10.62          Securities Purchase Agreement dated July 15, 2002 between ADVR and Peter Lunder. (25)

10.63          Securities Purchase Agreement dated September 9, 2002 between ADVR and various investors. 11(q)

10.64          Form of Warrant dated September 9, 2002 between ADVR and various investors. 11(q)

10.65          Registration Rights Agreement dated September 9, 2002 between ADVR and various investors. 11(q)

10.66          Agreement dated May 1, 2002 (effective September 2002) between Advanced Viral Research Corp. and
               EnviroGene LLC. (26)

10.67          Agreement dated October 8, 2002 between Advanced Viral Research Corp. and Quintiles Israel Ltd. (26)

10.68          Securities Purchase Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital
               Partners, LP. (27)

10.69          5% Convertible Debenture dated April 28, 2003. (27)

EXHIBIT
NUMBER                                                    DESCRIPTION
-------        ------------------------------------------------------------------------------------------------------
10.70          Warrant dated April 28, 2003 to purchase 15,000,000 shares of common stock at an exercise price of
               $0.091 per share. (27)

10.71          Registration Rights Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital
               Partners, LP. (27)

10.72          Equity Line of Credit Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital
               Partners, LP. (27)

10.73          Registration Rights Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital
               Partners, LP. (27)

10.74          Consulting Agreement dated April 22, 2003 between Registrant and Robert Nowinski, Ph.D. (28)

10.75          Securities Purchase Agreement dated as of July 18, 2003 between the Registrant and Cornell Capital
               Partners, LP. (28)

10.76          5% Convertible Debenture dated July 18, 2003. (28)

10.77          Investor Registration Rights Agreement dated as of July 18, 2003 between the Registrant and Cornell
               Capital Partners, LP. (28)

10.78          Escrow Agreement dated July 18, 2003, between Registrant and Butler Gonzalez, LLP (28)

10.79          Third Amended and Restated Employment Agreement dated August 27, 2003 between Registrant and Shalom Z.
               Hirschman, M.D. (11r)

10.80          Placement Agent Agreement dated April 28, 2003 between Registrant and Katalyst Securities LLC.

21.1           Subsidiaries of Registrant: Advance Viral Research Ltd., a Bahamian corporation.

23.1           Independent Auditors' Consent. (Provided herewith.)


               NOTES TO INDEX TO EXHIBITS

1.             Documents incorporated by reference herein to certain exhibits our registration statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.

2.             Documents incorporated by reference herein to certain exhibits to our registration statement on Form
               S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.

3.             Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

4.             Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for period ended March 31, 1991.

5.             Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

6.             Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 1992.

               NOTES TO INDEX TO EXHIBITS


7.             Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.

8.             Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1993.

9.             Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended June 30, 1995.

10.            Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

11.            Incorporated by reference herein to our Current Reports on Form 8-K and exhibits thereto as follows:

11(a)          A report on Form 8-K dated January 3, 1992.

11(b)          A report on Form 8-K dated September 14, 1993.

11(c)          A report on Form 8-K dated April 25, 1994.

11(d)          A report on Form 8-K dated June 3, 1994.

11(e)          A report on Form 8-K dated June 17, 1994.

11(f)          A report on Form 8-K dated October 25, 1994.

11(g)          A report on Form 8-K dated December 28, 1995.

11(h)          A report on Form 8-K dated April 22, 1996.

11(i)          A report on Form 8-K dated July 12, 1996.

11(j)          A report on Form 8-K dated October 17, 1996.

11(k)          A report on Form 8-K dated February 21, 1997.

11(l)          A report on Form 8-K dated March 25, 1997.

11(m)          A report on Form 8-K dated September 26, 1997.

11(n)          A report on Form 8-K dated July 21, 1998.

11(o)          A report on Form 8-K dated November 24, 1998.

11(p)          A report on Form 8-K dated December 3, 2001.

11(q)          A report on Form 8-K dated September 10, 2002.

11(r)          A report on Form 8-K dated August 27, 2003.

12.            Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

13.            Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

               NOTES TO INDEX TO EXHIBITS


14.            Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

15.            Documents incorporated by reference herein to certain exhibits to our registration statement on Form
               S-1, as amended, File No. 33-70523, filed with the Securities and Exchange Commission on January 13,
               1999, and Amendment No. 5 thereto, declared effective on December 15, 1999.

16.            Documents incorporated by reference herein to certain exhibits to our registration statement on Form
               S-1, as amended, File No. 333-94529, filed with the Securities and Exchange Commission on January 12,
               2000.

17.            Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

18.            Documents incorporated by reference herein to certain exhibits to our registration statement on Form
               S-1, as amended, File No. 333-37974, filed with the Securities and Exchange Commission on June 6,
               2000.

19.            Documents incorporated by reference herein to certain exhibits to Post-effective Amendment No. 1 to our Registration Statement on Form S-1, as amended, File No. 333-70523, filed with the Securities and
               Exchange Commission on September 25, 2000.

20.            Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form
               S-1, File No. 333-49038, filed with the Securities and Exchange Commission on October 31, 2000 and
               amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on December 15, 2000.

21.            Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form
               S-1, File No. 333-55430, filed with the Securities and Exchange Commission on February 12, 2001 and
               amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on February 13, 2000.

22.            Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

23.            Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form
               S-1, File No. 333-62788, filed with the Securities and Exchange Commission on June 13, 2001 and
               amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on August 23, 2001.

24.            Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

25.            Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended June 30, 2002.

26.            Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 2002.

27.            Document incorporated by reference herein to Exhibit 10.1 to our quarterly report for the period ended
               March 31, 2003.

28.            Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form
               S-1, File No. 333-107178, filed with the Securities and Exchange Commission on July 18, 2003 and
               amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on September 19, 2003.

         (b)      REPORTS ON FORM 8-K. Current Report on Form 8-K dated
                                       August 27, 2003.

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement to:

                           (i)      To include any prospectus required by
Sections 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)    To include any additional or changed
material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on September 19, 2003.



Date: September 19, 2003        ADVANCED VIRAL RESEARCH CORP.
                               (REGISTRANT)



                               By: /s/ Eli Wilner
                                   ------------------------------------------
                                   Eli Wilner
                                   President, Chief Executive Officer, Chairman


         Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.


Date: September 19, 2003       By: /s/ Alan V. Gallantar
                                   ------------------------------------------
                                   Alan V. Gallantar,
                                   Principal Financial and Accounting Officer



Date: September 19, 2003       By: /s/ David Seligman
                                   ------------------------------------------
                                   David Seligman, Director



Date: September 19, 2003       By: /s/ Nancy Van Sant
                                   ------------------------------------------
                                   Nancy Van Sant, Director



Date: September 19, 2003       By: /s/ Roy Walzer
                                   ------------------------------------------
                                   Roy Walzer, Director